EX-99.(p)(25)

QMS CAPITAL MANAGEMENT LP

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COMPLIANCE MANUAL & CODE OF ETHICS

AUGUST 2018

QMS CAPITAL MANAGEMENT LP

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QMS CAPITAL MANAGEMENT LP

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LIST OF APPENDICES

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COMPLIANCE MANUAL

I.	INTRODUCTION

This Compliance Manual (the “Manual”) is designed to assist QMS Capital Management LP (referred to in this Manual as “QMS”) and its partners, officers, and employees (as applicable) in complying with applicable securities laws and adopting an infrastructure for good business practice. QMS has adopted this Manual to document its procedures for complying with certain applicable laws and rules. The policies and procedures in this Manual are intended to comply with the requirements of Rule 206(4)-7 of the Advisers Act, which requires all registered investment advisers to adopt and implement written policies and procedures reasonably designed to prevent violations of the Advisers Act by the adviser and its personnel.

The scope of this Manual is to provide compliance guidelines for QMS in connection with the advisory services that QMS provides to its Advisory Clients and Funds as listed on Appendix N (which may be updated from time to time). The Manual consists of procedures relating to various aspects of QMS’s advisory business. Although each section of the Manual deals with a different compliance issue, procedures relating to certain topics may be found in more than one section. The Manual does not attempt to cover all possible situations that may arise in QMS’s advisory business. If you have any uncertainty as to how the procedures relate to a particular situation, you must consult William E. Schwartz (the “Chief Compliance Officer”). The Chief Compliance Officer may consult with QMS’s external legal counsel as needed. The Chief Compliance Officer may also designate other employees to handle certain responsibilities on his behalf under this Manual.

QMS is a fiduciary and therefore must serve the interests of its Advisory Clients and its investors with the utmost care and loyalty. Each of QMS’s Access Persons (which are listed on Appendix P) owes the same fiduciary responsibilities to the Advisory Clients and their investors. This Manual is designed to set forth rules of conduct to be followed by Access Persons to ensure that they adhere to these fiduciary responsibilities and to enable the Chief Compliance Officer to monitor Access Person activities so that QMS best meets its fiduciary responsibilities. QMS must adhere to a high standard of care and diligence in conducting its activities, act in accordance with prudent internal procedures and be particularly sensitive to situations in which the interest of its Advisory Clients may be even indirectly in conflict with those of QMS. QMS takes its compliance obligations seriously. Failure to comply with the procedures in the Manual could result in termination of employment or violations of the federal securities laws that could lead to criminal and civil penalties.

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II.	DEFINITIONS

In this Manual, unless the context otherwise requires, the following words shall have the following meaning:

Access Persons

Every employee (including summer interns) of QMS is deemed to be an “Access Person” and the names of such persons are listed on Appendix P (which may be modified and amended from time to time). Certain consultants may be deemed to be Access Persons by the Chief Compliance Officer.

Under Rule 204A-1 of the Advisers Act, an Access Person is generally any partner, officer or director of QMS and any employee or other supervised person of QMS who: (i) has access to non-public information regarding any purchase or sale of securities, or non-public information regarding the holdings of any Advisory Client; or (ii) is involved in making securities recommendations to Advisory Clients, executing securities recommendations or has access to such recommendations that are non-public.

Administrator	The administrator of the Funds. Currently, the administrator is SS&C Technologies, Inc.

Advisers Act	Investment Advisers Act of 1940, as amended.

Advisory Clients	The Funds listed on Appendix N and such other clients that appoint QMS as investment manager or Commodity Trading Advisor with respect to accounts owned by such clients.

Beneficial Ownership	Includes ownership by any person who, directly or indirectly, through any contract, agreement understanding, relationship or otherwise, (i) has or shares a direct or indirect financial interest in other than the receipt of an advisory fee, or (ii) possesses voting or investment power over securities or other investments.

Brochure	The written disclosure statement required pursuant to Rule 204-3 under the Advisers Act.

CEA	The Commodity Exchange Act

Chief Compliance Officer	William E. Schwartz

Covered Associate	Under the Advisers Act a Covered Associate is: (i) any general partner, managing member or executive officer, or other individual with a similar status or function; (ii) any employee who solicits a government entity for QMS and any person who supervises, directly or indirectly, such employee; and (iii) any political action committee controlled by QMS or by any of its covered associates. All employees (including summer associates) of QMS are deemed Covered Associates.

Exchange Act	Securities Exchange Act of 1934, as amended.

FCM	Futures commission merchant

Federal Securities Laws	The Advisers Act, the Investment Company Act (defined below), the Securities Act; the Exchange Act; the CEA; the Sarbanes-Oxley Act of 2002, as amended; the Gramm-Leach Bliley Act, as amended; any rules adopted by the SEC under the foregoing statutes; the Bank Secrecy Act and any other rules adopted thereunder by the SEC or the Department of Treasury.

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Funds	The investment funds listed in Appendix N to this Manual, as amended from time to time.

QMS	QMS Capital Management LP and its affiliated management entities.

Investment Company Act	Investment Company Act of 1940, as amended.

Investor	Investors in, or beneficial owners of, Funds. The term Investor also includes prospective Investors.

Manual	This Compliance Manual, as amended from time to time.

Non-Public Personal Information	Information concerning Advisory Clients or Investors that are individuals, such as name, address, social security number, tax identification number, net worth, total assets, income and other financial information necessary to determine required accreditation standards.

USA Patriot Act	Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

SEC	The Securities and Exchange Commission

Securities Act	Securities Act of 1933, as amended.

Short Sale	The sale of securities that the seller does not own. A Short Sale is “against the box” to the extent that the seller contemporaneously owns or has the right to obtain at no added cost securities identical to those sold short.

Solicitor	Any person, who is not an Access Person who, directly or indirectly, solicits any Investor for, or refers any to, QMS. A person could be a Solicitor within this definition if such person supplies the names of Investors to QMS , even if such person does not specifically recommend that Investors retain QMS .

Staff	The Staff of the SEC

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III.	ADMINISTRATION OF POLICIES AND PROCEDURES

The Chief Compliance Officer is primarily responsible for administering the policies and procedures that QMS has adopted under this Manual. On an ongoing basis, the Chief Compliance Officer shall oversee the operation of QMS’s policies and procedures as set forth in this Manual and shall assess their adequacy and effectiveness in light of compliance matters that arise, changes in QMS’s business operations, and changes in applicable laws, rules and regulations. The Chief Compliance Officer is also permitted to delegate certain of his responsibilities under these procedures.

A.	Annual Review

On not less than an annual basis, the Chief Compliance Officer, or his designee, shall review the adequacy of the compliance policies and procedures and their effectiveness. At a minimum, the Chief Compliance Officer, or his designee, shall review the operation of QMS’s compliance policies and procedures and whether any changes should be made to the policies and procedures as a result of such review. The Chief Compliance Officer, or his designee, may document his findings in a written report that addresses:

•

the operation of the policies and procedures of the Adviser since the date of the last report, any material changes to the policies and procedures since the date of the last report and any material changes to the policies and procedures recommended as a result of the annual review conducted; and

•

each “Material Compliance Matter” that occurred since the date of the last report. A Material Compliance Matter means any compliance matter about which QMS would reasonably need to know to oversee compliance and that involves, without limitation:

•	a violation of the Federal Securities Laws by QMS;

•	a violation of the policies and procedures of QMS; or

•	a weakness or failure in the design or implementation of the policies and procedures of QMS.

Corrective action will be taken regarding any Material Compliance Matters that are identified.

In addition, on at least an annual basis, the Chief Compliance Officer (or his designee) shall conduct an on-site inspection of QMS’s branch offices (currently the only branch office is in New York City) and shall document the findings of each such inspection. Such on-site inspections shall be conducted in accordance with NFA Interpretative Notice 9019.

On at least an annual basis, QMS will review and update its Risk Assessment Matrix. This document will list risks to which QMS is subject and will assign primary responsibility for mitigating those risks to departments of QMS or the firm as a whole.

B.	Compliance Training

All Employees

The CCO will provide (or arrange for a qualified third party to provide) initial and ongoing training pertaining to QMS’s compliance program to all employees so that employees understand and are prepared to meet the applicable requirements under this Manual.

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Associated Persons

All Associated Persons of QMS will be required to complete initial ethics training within six months of being hired, and on an ongoing basis at least once every three years. This formal ethics training will be provided by a third-party provider that meets the NFA and CFTC requirements to provide such training.

The CFTC’s Statement of Acceptable Practices lists the following topics to be addressed in the ethics training program for Associated Persons:

1.	An explanation of the applicable laws and regulations and rules of self-regulatory organizations or contract markets and registered derivatives transaction execution facilities;

2.	QMS’s obligation to the public to observe just and equitable principles of trade;

3.	How to act honestly and fairly and with due skill, care and diligence in the best interest of customers and the integrity of the markets;

4.	How to establish effective supervisory systems and internal controls;

5.	Obtaining and assessing the financial situation and investment experience of customers;

6.	Disclosure of material information to customers; and

7.	Avoidance, proper disclosure and handling of conflicts of interest.

Documentation of Associated Persons’ receipt of formal ethics training will be collected at the time of formal training and will be retained by QMS.

In addition to the above formal ethics training, ongoing training of Associated Persons will involve various elements, including emails from the CCO regarding regulatory changes and in-person meetings or phone calls with the CCO to educate Associated Persons regarding such changes.

IV.	GENERAL EMPLOYEE RESPONSIBILITIES

All employees of QMS are required to carefully read this Manual. Employees should, in particular, note the following responsibilities under the Manual (although employees should note that they have other responsibilities under this Manual).

A.	Compliance Manual/Code of Ethics Acknowledgment

All employees will be required to acknowledge, in writing, as soon as possible following their initial hire date and on an annual basis thereafter, that they have read and understand the Manual and Code of Ethics by providing the Chief Compliance Officer with an executed form of the acknowledgment contained in Appendix A to this Manual.

B.	Completion of Disciplinary Questionnaire

To ensure that QMS is able to monitor its employees in a manner that will allow it to fulfill its fiduciary responsibilities to its Advisory Clients and be in a position to properly complete regulatory filings, all employees are required to complete the form of disciplinary questionnaire contained in Appendix B to this Manual following their initial hire date and on an annual basis thereafter. Employees must promptly notify the Chief Compliance Officer in the event that any of their responses to the disciplinary questionnaire changes during the course of the year.

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C.	Pre-Clearance/ Notification of Outside Activities

In addition to the pre-clearance and reporting requirements that may be applicable to employees related to personal securities transactions (as set forth in the Code of Ethics), all employees must seek the approval of the Chief Compliance Officer to engage in business activities outside of his or her employment at QMS prior to taking up or accepting any external community, charitable, political, professional or business position (including, without limitation, any company directorships), whether paid or unpaid. A form of such request is contained in Appendix C-1 to this Manual. As set forth in Appendix C-1, employees will need to provide information about: (i) the nature of the outside business activity; (ii) the name of the organization; (iii) any compensation; and (iv) the time demands of the activities. All employees will also be required to annually update QMS of his or her outside business activities and any relationships with “insiders” of publicly-traded companies. A form of the annual update is provided in Appendix C-2 to this Manual.

Please see the Chief Compliance Officer with any questions.

The Chief Compliance Officer may disapprove of or place conditions on external activities that constitute, in the judgment of the Chief Compliance Officer, a conflict of interest with the duties owed by an Access Person to any Advisory Client. The Chief Compliance Officer shall retain all notices received and shall initial, date and note on such notices whether the external activities were disapproved or limited in any way.

D.	Conflicts of Interest Questionnaire

All employees are required to complete a “Conflicts of Interest” questionnaire (as provided in Appendix D to this Manual). New employees are required to complete the questionnaire upon hire and employees will be requested to update the questionnaire on an annual basis.

E.	Benefits/Gifts/Entertainment

QMS is of the view that its employees (and their family members) should not accept, solicit, retain or provide (in the context of their business activities for QMS) excessive benefits, favors, or gifts that potentially could influence decisions the Access Person or the recipient must make in business transactions involving QMS or that others might reasonably believe could influence those decisions.

Receipt of Gifts:

Without the consent of the Chief Compliance Officer, no Access Person may accept any gift or other item of more than $250 in value from any person or entity that does business with or on behalf of QMS. All gifts or items of a value of $100 or more from a person or entity that does business with or on behalf of QMS shall promptly be reported to the Chief Compliance Officer pursuant to the Gift/Benefit Notification Form. A form of disclosure is provided in Appendix E to this Manual.

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Giving of Gifts:

No Access Person may make or give, or offer to make or give, a payment or gift to any non-U.S. government official, non-U.S. political party or non-U.S. political candidate without first obtaining written approval from the Chief Compliance Officer, which approval shall not be granted if such gift or payment may reasonably be considered a violation of, or an inducement to violate, ethical guidelines, local law or U.S. law, including without limitation the U.S. Foreign Corrupt Practices Act. (Please see III.G below for further information on this policy.)

No Access Person may give or offer to give any gift of more than $250 in value to any person or entity that does business with or on behalf of QMS without first obtaining approval from the Chief Compliance Officer, which approval shall not be granted if such gift or payment may reasonably be considered a violation of, or an inducement to violate, ethical guidelines, local law or U.S. law. All gifts of a value of $100 or more, given to a person or entity that does business with or on behalf of QMS, shall promptly be reported to the Chief Compliance Officer pursuant to the Gift/Benefit Notification Form. A form of disclosure is provided in Appendix E to this Manual.

Under NO circumstances may an employee accept or give cash or cash equivalents to any person or entity that does business with or on behalf of QMS.

While it is impossible to define all situations which might pose such a risk, this Gift/Benefit/Entertainment Policy is designed to address those circumstances where such risks are likely to arise. Examples of gifts are as follows: tickets to sporting events, the theatre or comparable entertainment, plane tickets; merchandise; payment or reimbursement for lodging or meal expenses that are not related to a normal business event.

Furthermore, it should be noted that the payment of normal business meals or the provision of tickets to events (such as sporting events, concerts and golf events) where business matters are actually discussed (AND where such business or potential business counterparties are present) are NOT deemed to be gifts, but are subject to the benefit/gift/entertainment notification requirement if the amount of the Business Entertainment is believed to be (for any one instance and for any one individual recipient) in excess of $250 or more.

F.	Reporting Requirements – DOL Form LM-10

Investment advisers that entertain union personnel, including personnel associated with pension plans (during the course of marketing or for other reasons) may be required to file reports on DOL Form LM-10.

To ensure that QMS is able to monitor its obligations (if any) to file Form LM-10, all employees must immediately notify the Chief Compliance Officer of any gifts or other benefits provided (either by the firm or by the employee’s personal funds) to union personnel (including, but not limited to, the value of travel, golf outings, dinners, holiday parties, sports tickets, and raffle prizes).

The Chief Compliance Officer, with the assistance of outside legal counsel, shall be responsible for determining whether a Form LM-10 reporting requirement has been triggered, and if so, shall coordinate with outside counsel to properly prepare and timely file the form.

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G.	Payments or Gifts to Foreign Officials

Under the Foreign Corrupt Practices Act (“FCPA”), QMS could face potentially serious civil and/or criminal penalties for offering, promising, paying, or authorizing any bribe, kickback or similar improper payment to any foreign official, foreign political party or official or candidate for foreign political office in order to assist QMS in obtaining, retaining, or directing business, including investments in the Advisory Clients. As a matter of policy, QMS strictly complies with the FCPA. All employees are expected to carefully read this policy and to contact the Chief Compliance Officer with any questions.

Under the FCPA, a “foreign official” includes any officer or employee of a foreign government or any department, agency or instrumentality thereof. Importantly, all government employees are covered by this definition, as are employees of government-owned business entities and sovereign wealth funds. The FCPA does permit certain small “facilitating” or “expediting” payments to foreign officials to ensure that they perform routine, nondiscretionary governmental duties (e.g. obtaining permits, licenses, or other official documents; processing governmental papers, such as visas and work orders; providing police protection, mail pick-up and delivery; providing phone service, power and water supply, loading and unloading cargo, or protecting perishable products; and scheduling inspections associated with contract performance or transit of goods across country). The FCPA also permits payment or reimbursement of reasonable and bona fide expenses of a foreign official (e.g., travel and lodging expenses) relating to the promotion, demonstration or explanation of a product or service or to the execution or performance of a contract with a foreign government. However, it should be noted that these are narrowly defined exceptions and defenses. The FCPA also prohibits payments to third parties, such as a placement agent, with knowledge that all or a portion of the payment will be passed on to a foreign official. Actual knowledge is not required.

In order to minimize the chance that QMS could violate the FCPA or similar foreign laws, employees must obtain the written approval of the Chief Compliance Officer prior to making any payment or giving any gift or other thing of value (including paying for entertainment or travel-related expenses), or offering to do the same, to any:

•	official of a foreign government;

•	employee of any government-controlled foreign business;

•	sovereign wealth fund, employee or representatives of a sovereign wealth fund, or third party associated with a sovereign wealth fund’s investment process or investment due diligence; or

•	foreign political party or official or candidate for foreign political office.

This policy applies without regard to the purpose or motivation behind the giving of such payment, gift, or other thing of value. The Chief Compliance Officer may consult with legal counsel or outside compliance consultants to determine if such payments, gifts or entertainment would implicate FCPA concerns (or other legal concerns). As a general matter, the giving of any such payments, gifts, or other things of value will not be permitted. The Chief Compliance Officer will document any exceptions to this general policy.

In addition, to the extent QMS utilizes placement agents or other intermediaries to solicit Investors in foreign countries, the Chief Compliance Officer will review placement agent agreements for appropriate written representations, including, among other things, that the placement agent or other intermediary will act in accordance with U.S. and foreign laws, including the FCPA. QMS also requires placement agents or other intermediaries that solicit investors in foreign countries to disclose to QMS any relationships with foreign government officials in the country in which it will operate. The Chief Compliance Officer must expressly authorize the placement agents or intermediaries to

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solicit investments in foreign countries. Further, QMS requires that placement agents immediately notify the Chief Compliance Officer if they have reason to believe an employee of the placement agent has engaged in activities that violate the FCPA. The Chief Compliance Officer may work with legal counsel or outside compliance consultants to determine the appropriate course of action if so notified. Finally, on a periodic basis, the Chief Compliance Officer may require such placement agents or intermediaries to renew appropriate representations relating to compliance with the FCPA.

QMS reviews its policies and procedures with respect to the FCPA with employees as part of its annual compliance training.

H.	Complaints from Advisory Clients or Investors

QMS takes complaints from Advisory Clients very seriously. A complaint is generally defined as any statement of any Advisory Client or any person acting on behalf of an Investor or any Advisory Client, whether received by letter, e-mail, telephone or in-person, alleging a grievance or dissatisfaction regarding an act or omission of QMS, its employees and/or representatives, in connection with the solicitation of, execution of, or performance of: (i) any transaction, (ii) the disposition of securities or funds, or (iii) the Advisory Clients’ policies. In this connection, all employees are required to complete a formal complaint form (as provided in Appendix F to this Manual) to document any complaints received from Advisory Clients. The use of this form will also allow QMS to track and document the resolution to such complaint. The CCO is responsible for handling all customer complaints and inquiries of a compliance nature.

I.	Personal E-mail and Electronic Communications

Please refer to the Acceptable Use Policy set forth in Appendix W.

J.	Social Media

Please refer to the Acceptable Use Policy set forth in Appendix W.

K.	Use of QMS Funds or Property

QMS’s policy is to require each employee to account for the use of funds and property belonging to QMS, to prohibit the personal use of such funds or property, and to prohibit questionable or unethical disposition of QMS funds or property.

Personal Use of QMS Funds or Property

No employee may take or permit any other employee to take for his personal use any funds or property belonging to QMS. Misappropriation of funds or property is theft and, in addition to subjecting an employee to possible criminal and civil penalties, will result in disciplinary action up to and including dismissal. Any Iphones or other cell phones provided to employees are deemed to be for business purposes (even if there is a reasonable amount of personal use).

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Payments to Others

Firm funds or property may not be used for any unlawful or unethical purpose, nor may any employee attempt to purchase privileges or special benefits through payment of bribes, kickbacks, or any other form of “payoff.” Customary and normal courtesies standard in the money management industry are allowed in accordance with the firm’s gift policy contained in Paragraph (E) (the “Benefits/Gift/Entertainment Policy”) above, except where legally prohibited. Particular care and good judgment is required when dealing with federal, state or local government officials to avoid inadvertent violations of government ethics rules. No entertainment, gifts or any other items of value should be provided to any official of a governmental body, union or pension plan with which QMS does or is seeking to do business or which has jurisdiction over the activities of QMS, without the prior approval of the Chief Compliance Officer.

Please also refer to the Benefits/Gift/Entertainment Policy above and Appendix E for further details.

L.	Reporting and Pre-Clearance Requirements — Political Contributions

QMS’s resources, financial or otherwise, may not be used to support political parties, candidates or causes. An employee’s support of his or her own political parties, candidates and political causes must be done on his or her own time and not use any of QMS’s resources such as, but not limited to, reproduction, facsimile machines, postage meters, telephones or computers

Advisers Act rule 206(4)-5, which went into effect on March 14, 2011, was designed to curtail the influence of “pay to play” practices by investment advisers with respect to certain government entities, including all state and local governments, their agencies and instrumentalities, and all public pension plans and other collective government funds. This policy applies to political contributions to incumbents, candidates or successful candidates for elective office of a government entity if the office: (i) is directly or indirectly responsible for the hiring of QMS, or (ii) has the authority to appoint any person responsible for the hiring of QMS.

Advisers Act Rule 206(4)-5 defines a government entity as any state or political subdivision of a state, including: (a) any agency, authority, or instrumentality of the state or political subdivision; (b) a pool of assets sponsored or established by the state or political subdivision or any agency, authority or instrumentality thereof, including, but not limited to a “defined benefit plan” as defined in section 414(j) of the Internal Revenue Code (26 U.S.C. 414(j)), or a state general fund; (c) a plan or program of a government entity; and (d) officers, agents, or employees of the state or political subdivision or any agency, authority or instrumentality thereof, acting in their official capacity.

In addition, Advisers Act Rule 206(4)-5 defines contributions to include a gift, subscription, loan, advance, deposit of money or anything of value made for the purpose of influencing an election for a federal, state or local office, including any payments for debts incurred in such an election.

Pre-Clearance Requirement: Based on the above, Covered Associates of QMS (as such term is defined herein, which includes all Access Persons of QMS) are required to pre-clear with the Chief Compliance Officer ANY AND ALL political contributions to state and local government officials (including candidates) and state and local political parties and political action committees using the form attached to this Compliance Manual as Appendix G. Please note primary and general elections are considered separate elections. It should be noted that this pre-clearance requirement also applies to contributions made to state and local government officials that decide to run for a federal office.

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By way of background, QMS has instituted this preclearance process to avoid any instances in which political contributions by QMS (including employees) could be considered an attempt to influence the award of an investment advisory contract by a government entity. If QMS is deemed to have made a political contribution to an elected official who is in a position to influence the selection of QMS as an investment adviser, then QMS may be prohibited from receiving compensation from a government entity for a period of two (2) years following the date of such political contribution. This includes both direct fee compensation (from a separately managed client) and compensation stemming from a government entity’s investment in one of QMS’s Advisory Clients.

Political Candidates: Prior to submitting a political contribution pre-clearance request for a state or local candidate, the employee submitting the request must obtain and submit with the pre-clearance request written confirmation from the elected official or candidate that the elected official or candidate does not:

•	Have the ability to select or influence the selection of QMS as an investment adviser for a public fund (e.g., official or candidate currently serves on the Board of a public fund); or

•	Have the ability to appoint anyone to serve on the Board of a public fund; or

•	Have the ability to otherwise influence the selection of an adviser or the allocation of assets of a public fund.

Restrictions: Please note that employees are expressly prohibited from engaging in the following political contribution activities:

1.	Asking another person or political action committee to:

a.	Make a contribution to an elected official (or candidate for the official’s position) who can influence the selection of QMS as an investment adviser; or

b.	Make a payment to a political party of the state or locality where QMS is seeking to provide investment advisory services to such state or local government.

2.

Directing or funding political contributions through third parties, such as spouses, lawyers or companies affiliated with QMS, if such political contributions would violate this policy if done directly by the employee.

3.	Make or solicit political contributions in the name of QMS.

As evidenced by the above, the Advisers Act contains rules specifically designed to curtail “pay to play” practices. Employees should carefully review the relationship between QMS and political parties, candidates, and causes to identify any potential conflicts of interest prior to making political contributions. If you have any question about whether a political contribution raises a conflict of interest that may implicate QMS, you must discuss such contributions with the Chief Compliance Officer PRIOR to making the political contribution.

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QMS reserves the right to reject any political contribution pre-clearance request based upon the facts and circumstances.

New Hires: Finally, in accordance with the “look back” provision of Advisers Act Rule 206(4)-5, upon becoming a Covered Associate (upon hire or otherwise), employees will be required to disclose all political contributions made during the 2 years prior to becoming a Covered Associate. Employees will disclose such political contributions using the form attached to this Compliance Manual as Appendix H-1.

M.	Whistleblower Policy

QMS is committed to maintaining compliance with applicable laws, regulations, and the established policies of QMS. There are times when maintaining such compliance may involve questioning whether a policy, practice, or other activity might be a violation of law or policy. There also may be occasions in which a concerned person might feel it necessary to go beyond mere questioning and file a protest or complaint about an activity.

QMS encourages individuals to bring problems to its attention for prompt investigation and resolution. If any employee (or other person) involved in QMS’s activities (each, a “Whistleblower”) holds a reasonable belief that some practice or activity is being conducted in violation of federal, state or local law or a QMS policy or otherwise constitutes an improper financial or employment practice, that person should report the matter (a “Concern”) immediately to the Chief Compliance Officer. Any Concern should describe in detail the specific facts demonstrating the basis for the complaint, report or inquiry. Concerns may be made under this policy on a confidential or anonymous basis; however, Whistleblowers must recognize that QMS may be unable to fully evaluate a vague or general Concern that is made anonymously. Neither this policy nor any confidentiality restriction imposed by QMS on employees through any agreement, policy, or protocol shall be read to preclude employees from reporting any information to appropriate government agencies or regulators.

QMS’s General Counsel is responsible for investigating and resolving all reports of Concerns under this Whistleblower Policy, in consultation with QMS’s senior management (to the extent such Concerns do not involve such individuals) and/or outside legal counsel. QMS’s General Counsel will seek to review and investigate each Concern promptly, including through an independent investigation if and as appropriate. If the investigation confirms a violation of governing law or QMS policies, QMS will take prompt steps to remedy or address such issues. If you reasonably believe that you are aware of a Concern involving the General Counsel, you may report the matter to a member of QMS’s senior management.

If you are unsure whether a violation has occurred, you should discuss the matter with the Chief Compliance Officer immediately. The ability of QMS to be fully compliant with applicable laws, regulations and policies depends on the diligence of persons who bring potential issues forward. Therefore, QMS has a strict non-retaliation policy that applies to employees who report such matters in good faith. More specifically, QMS will not discharge, demote, suspend, threaten, harass or in any manner discriminate against any employee based upon the lawful and good faith actions of such employee submitting a Concern. Any employee who commits an act of retaliation in violation of this Whistleblower Policy will be subject to disciplinary action, up to and including termination of employment. An employee who believes that he or she is being retaliated against in violation of this policy should immediately raise the matter with the General Counsel.

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N.	Annual Compliance Attestation

To ensure that QMS is able to monitor its employees in a manner that will allow it to fulfill its fiduciary responsibilities to its Advisory Clients and be in a position to properly complete regulatory filings, all employees are required to complete the Annual Compliance Attestation contained in Appendix T to this Manual on an annual basis.

O.	Hiring

QMS shall perform (or contract with a third-party provider to perform) adequate background checks on all new employees prior to the date the employee joins QMS. Such background check shall include, at a minimum, confirmation of the person’s pervious work experience and a review of any futures-related disciplinary proceedings against the person or the person’s prior employer(s).

P.	Registration with the CFTC

The Chief Compliance Officer, or his designee, will be responsible for maintaining QMS’s registration with the Commodity Futures Trading Commission (“CFTC”) as a Commodity Trading Advisor (“CTA”) and Commodity Pool Operator (“CPO”). This includes filing necessary reports and statements with the National Futures Association (“NFA”). The Chief Compliance Officer will also ensure that QMS employees and entities are appropriately registered with the CFTC as Principals and Associated Persons, if required.

V.	MAINTAINING A CURRENT FORM ADV

A.	Description of Form ADV

QMS will need to maintain a current Form ADV subject to the provisions contained in this Section V. All employees should note that Form ADV consists of Parts 1 and 2. Part 1 requests information about the characteristics of QMS’ business, its key personnel and owners and their disciplinary history (if any). Part 1 (and any amendments) is prepared and filed electronically via the Investment Adviser Registration Depository (“IARD”) system. Part 2 contains questions concerning the background and business practices of QMS, including the types of advisory services provided and a description of the fees and other forms of compensation and benefits received by QMS for its services. It should be noted that Part 2 is required to be filed only by advisers that have advisory clients (as defined in the Advisers Act) that do not meet certain exemptions. Currently, QMS has no advisory clients. Therefore, QMS did not file a Part 2 with the SEC.

If you would like to see a current version of Part 1 and/or Part 2 of QMS’ Form ADV, please see the Chief Compliance Officer.

B.	Triggers for Amendment of Form ADV

Pursuant to Rule 204-1 under the Advisers Act, QMS will be responsible for maintaining the accuracy of the information in its Form ADV and in any amendments thereto. The Chief Compliance Officer will be responsible for ensuring that all required amendments to QMS’ Form ADV are made and properly filed on a timely basis (as applicable). The Chief Compliance Officer is also responsible for filing all amendments (which may be handled by a designee on behalf of the Chief Compliance Officer).

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All employees should note that the period of time within which amendments to the Form ADV must be made varies, depending on which item of the Form ADV is being amended and the materiality of the change. To the extent that an area is identified that may require the filing of an amendment (as outlined below), the Chief Compliance Officer should be immediately notified.

(1)	Changes Requiring “Prompt” Amendments

Amendments are required to be filed “promptly”1 if information concerning any of the following matters becomes inaccurate for any reason:

(a)	QMS’ full name;

(b)	QMS’ principal place of business;

(c)	the location of QMS’ books and records;

(d)	the person to contact for further information concerning QMS’ Form ADV;

(e)	the person to receive notice of any proceeding before the SEC or in any other jurisdiction in connection with QMS’ investment adviser registration;

(f)	QMS’ registration status with a non-US financial regulatory authority;

(g)	QMS’ organizational form and identity and related information (set forth on Schedule A of the Form ADV);

(h)	the status of QMS and certain persons related to QMS with respect to violation of certain statutes, orders, and regulations;

(i)	the existence of unsatisfied liens or judgments, denial of, payment on or revocation of any bond by a bonding company, or the existence of bankruptcy or other creditor matters;

(j)	whether QMS or an affiliate of QMS has ever been involved with a securities firm that has been declared bankrupt; or

(k)	QMS’ policy with respect to the custody of securities and/or funds of any Advisory Client.

(2)	Amendments for Material Changes

QMS must file amendments “promptly” if any information in Form ADV Part 1 Items 4, 8 or 10 or any information in Part 2 becomes inaccurate in a “material”2 manner. This generally includes the following (though it is important that Employees carefully read both Parts 1 and 2 of Form ADV to understand the scope of the below):

[1]	The term “promptly” is not defined in the Advisers Act. However, filing amendments within ten (10) days of any change should satisfy the requirements of the Advisers Act.
[2]

The Advisers Act does not indicate what constitutes a “material” inaccuracy. However, any change, which represents a substantial change in QMS’s ownership, personnel, compensation for investment adviser, client base or method of operation should be considered “material.”

[3]	In essence, these are responses to Items 4, 8 or 10 of Part 1.A, Item 2.G. of Part 1.B. or any response to Form ADV Part 2A.

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(a)	whether QMS has taken over the business of a registered investment adviser;

(b)	information regarding QMS’ participation or interest in Advisory Client/Investor (as the case may be) transactions;

(c)	whether persons other than those named elsewhere in Form ADV, through agreement or otherwise, control the management or policies of QMS;

(d)	QMS’ advisory services and principal owners;

(e)	how QMS is compensated for its advisory services, including whether QMS is compensated by both Advisory Clients that pay performance-based fees and Advisory Clients that do not;

(f)	the types of advisory clients advised by QMS;

(g)	the types of investments with respect to which QMS offers advice;

(h)	QMS’ methods of analysis, investment strategies, and risk of loss;

(i)	certain disciplinary information;

(j)	QMS’s financial industry activities and affiliations;

(k)	QMS’s code of ethics, participation or interest in client transactions and personal trading policies;

(l)	QMS’s brokerage practices (including whether QMS has investment or brokerage discretion);

(m)	QMS’s procedures for reviewing accounts;

(n)	information about client referrals and other compensation;

(o)	QMS’s custody practices;

(p)	whether QMS has discretionary authority to manage securities accounts on behalf of clients and any limitations placed on such authority;

(q)	QMS’s authority to vote Advisory Client securities and proxy policies and procedures;

(r)	certain financial information; and

(s)	changes in QMS’s principal executive officers and management persons.

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(3)	Annual Amendments

All other changes to its Form ADV other than those listed in Sections B.(1) and B.(2) above may be included in QMS’s annual amendment which will be filed (to the extent registered) within ninety (90) days of the end of QMS’s fiscal year (December 31 of each year).

All Advisory Clients of QMS will be provided annually with either (i) copies of the Form ADV Part 2 that include, or are accompanied by, the summary of material changes to its Form ADV Part 2, or (ii) summaries of material changes to the Form ADV Part 2 that include an offer to provide a copy of the updated Form ADV Part 2, in each case on an annual basis within 120 days of the end of QMS’s fiscal year. QMS may also choose to satisfy this obligation by providing Investors with a copy of the aforementioned information. The Chief Compliance Officer will be responsible for ensuring that Part 2 is offered to all Advisory Clients.

QMS will also keep its Form ADV Part 2A filed with the SEC current by updating it on an annual basis (which is done electronically via the IARD system). Each such amendment filed with the SEC will include, or will be accompanied by, the summary of material changes to Form ADV Part 2A. Part 2B of Form ADV is not currently required to be filed with the SEC.

All prospective Advisory Clients of QMS will be provided with copies of the Form ADV Part 2 prior to or at the time of entering into any written or oral investment advisory contract with QMS. QMS may also choose to satisfy this obligation by providing prospective Investors with a copy of the aforementioned information.

C.	Operational Considerations

While the Chief Compliance Officer, or his designee, will be primarily responsible for identifying, making and filing (if applicable) amendments to QMS’s Form ADV, it is the responsibility of each employee to promptly bring any matters which could, directly or indirectly, impact information included in the Form ADV to the attention the Chief Compliance Officer.

As further detailed in Section VI below, pursuant to Rule 204-3 of the Advisers Act, the Brochure has to be provided to prospective Advisory Clients (including prospective Advisory Clients in the Funds) either: prior to or at the time of QMS entering into3 an advisory contract with an Advisory Client. In addition, on not less than an annual basis, QMS has to provide either (i) a copy of the Form ADV Part 2 that includes, or is accompanied by, the summary of material changes to the Form ADV Part 2 or (ii) a summary of material changes to the Form ADV Part 2 that includes an “offer” to provide a copy of the updated Form ADV Part 2 “offer” of the then-current Brochure to Advisory Clients. The Chief Compliance Officer is responsible for ensuring that this annual offer distribution is made.

To help QMS maintain the accuracy of its Form ADV disclosures, all employees will be required to complete a Disciplinary Questionnaire, an annual “Outside Activities” disclosure form, and a “Conflicts of Interest” questionnaire (as detailed in Section IV above).

[3]

The term “entering into” in reference to an investment advisory contract is defined in Rule 204-3 to exclude an extension or renewal without material change of any advisory contract which is in effect immediately prior to such extension or renewal.

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VI.	COMMUNICATIONS WITH ADVISORY CLIENTS

A.	The Brochure Rule

If QMS has an advisory client that does not meet the applicable exemption, QMS will be required to furnish a Brochure to that advisory client. QMS may choose to satisfy this obligation by delivering a current copy of QMS’s Form ADV Part 2 prior to or at the time of entering into4 any written or oral investment advisory contract with such prospective Investor. Although the Chief Compliance Officer will be responsible for ensuring compliance with Rule 204-3, any employees that are responsible for sending offering documents for the Advisory Clients to prospects should consult the Chief Compliance Officer to determine if a copy of QMS’s Form ADV Part 2 should be included in the materials sent.

B.	Disclosure of Financial and Disciplinary Information

To the extent that an employee is subject to a legal or disciplinary proceeding, employees should bring it to the immediate attention of the Chief Compliance Officer. The Chief Compliance Officer would then need to determine if this would require a prompt amendment to the Form ADV. All Access Persons are required to complete a Disciplinary Questionnaire (as detailed in Section IV above). Any matter that may require disclosure (as determined by the Chief Compliance Officer) may first be reviewed by legal counsel.

VII.	CUSTODY ISSUES

A.	Maintenance of Fund Assets

QMS is committed to maintaining controls over access to the Advisory Clients’ securities and funds that are reasonably designed to protect such client assets from being lost, misappropriated or misused. Accordingly, QMS will maintain the assets of its Funds (and Managed Accounts to the extent QMS has custody) in accounts with one or more “qualified custodians” pursuant to Rule 206(4)-2 under the Advisers Act5 and will notify Investors in the Advisory Clients (to the extent QMS has custody) in writing (generally through QMS’s ADV Part 2) of the qualified custodian’s name, address and the manner in which the assets are maintained promptly when the account is opened and following any changes to this information.

[4]

The term “entering into” in reference to an investment advisory contract is defined in Rule 204-3 of the Advisers Act to exclude an extension or renewal without material change of any advisory contract which is in effect immediately prior to such extension or renewal.

[5]	As defined in Rule 206(4)-2 of the Advisers Act, a Qualified Custodian is:
(i)

A bank as defined in Section 202(a)(2) of the Advisers Act or a savings association as defined in Section 3(b)(1) of the Federal Deposit Insurance Act that has deposits insured by the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act;

(ii)	A broker-dealer registered under Section 15(b)(1) of the Securities Exchange Act of 1934 holding the client assets in customer accounts;
(iii)

A futures commission merchant registered under Section 4f(a) of the CEA, holding the client assets in customer accounts, but only with respect to clients’ funds and security futures, or other securities incidental to transactions in contracts for the purchase or sale of a commodity for future delivery and options thereon; or

(iv)

A foreign financial institution that customarily holds financial assets for its customers, provided that the foreign financial institution keeps the advisory clients’ assets in customer accounts segregated from its proprietary assets.

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If any employee inadvertently receives Client assets, such as a stock certificate or a check, the employee must deliver the assets to the CCO or the Finance Director by the close of business. The CCO or Finance Director will promptly, but in any case within three business days, send the assets to the Client, the Client’s Qualified Custodian, or the sender, as appropriate to most effectively protect Client assets. The CCO or Finance Director may void out checks incorrectly made out to QMS prior to returning them to the sender. The CCO or Finance Director will instruct the sender that any future deliveries of Client funds or securities should be made directly to the Client or to the Client’s Qualified Custodian.

Delivery of Audited Financial Statements to Investors

QMS ensures that all Investors in the Funds are provided with audited financial statements (“AFS”) prepared in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) by an independent public accountant that is registered with, and subject to regular inspection by the Public Company Accounting Oversight Board (“PCAOB”), within 120 days of the end of the Funds’ respective fiscal years.

B.	Exemption to Annual Surprise Examination of Advisory Clients’ Assets

QMS will generally be exempt from an Annual Surprise examination by an independent public accountant to verify client assets as it is able to comply with the requirements in Section VII.A above.

VIII. RECORD-KEEPING REQUIREMENTS

A.	Requirements as CPO and CTA

As a registered CTA and CPO, QMS will maintain the records required by the CEA and the rules thereunder. Generally, QMS will maintain in its records the information necessary to perform the investment supervisory or account management services provided by it to its Advisory Clients. Records required to be kept include:

1) Quarterly and annual reports delivered to participants in the commodity pools for which QMS serves as CPO, as required by Rule 4.7 under the CEA.

2) Records relating to the qualifications of qualified eligible persons.

3) Records substantiating any performance representations.

4) Daily trading records.

5) Name and address of each client.

6) Copies of all promotional material distributed to clients and prospective clients, and copies of records of the review and approval of such material.

7) Written confirmations of the nominal account size agreed to by the client and QMS with respect to nominally-funded accounts (as described in NFA Compliance Rule 2-34.)

In order to comply with NFA Compliance Rule 2-30, if QMS agrees to manage a separate account for an individual or any other potential customer that is not an “eligible contract participant”, QMS will, prior to beginning to manage the account, (1) provide the potential customer with disclosure of the risks of futures trading, and (2) obtain the following information from the potential customer:

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(a) The customer’s true name and address, and principal occupation or business;

(b) For customers who are individuals, the customer’s current estimated annual income and net worth. For all other customers, the customer’s net worth or net assets and current estimated annual income, or where not available, the previous year’s annual income;

(c) For individuals, the customer’s approximate age or date of birth;

(d) An indication of the customer’s previous investment and futures trading experience; and

(e) Such other information deemed appropriate by QMS to disclose the risks of futures trading to the customer.

All records required to be kept will be kept for a minimum of five years, including in a readily accessible location for the first two years; provided, however, that records substantiating performance representations must be retained for at least five years after the last distribution of performance using the information in such records.

B.	Records in Electronic Format

(1) Storage of Electronic Records

Records required to be maintained and preserved that are stored on electronic storage media will be arranged and indexed in a way that permits easy location, access and retrieval. All such records that are solely kept in electronic format (no paper back-up) will be properly backed-up (i.e., desktop and server, server and back-up server or disk).

All employees of QMS will adhere to the following procedures for records on electronic media:

(a)	records will be maintained and preserved so as to reasonably safeguard them from loss, alteration or destruction;

(b)	access to the records will be limited to properly authorized Access Persons and the SEC; and

(c)	it will be reasonably ensured that any reproduction of a non-electronic record on an electronic storage media is complete, true and legible when retrieved.

(2) Production of Electronic Records

If records are preserved in electronic format, QMS will be able to promptly provide (to the SEC or the Staff upon request) the following related to electronic records:

(a)	a legible, true and complete copy of the record in the medium and format in which it is stored;

(b)	a legible, true and complete printout of the record; and

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(c)	means to access, view and print the records.

(3) E-Mail and Instant Messaging Transmissions

All e-mails and Skype instant messages sent to/from QMS’s email server will be retained. In addition, such communications will be subject to a periodic audit or review by the Chief Compliance Officer (please see Appendix U.). If there are any questions about this directive or policy, please direct them to the Chief Compliance Officer.

(4) Document Destruction

No required record will be destroyed before the required retention period has lapsed. The CCO has the sole authority to permit the destruction of any required record.

The CCO will notify employees of any pending or ongoing regulatory or legal proceeding. Upon being notified of any such proceeding, all document destruction must cease immediately and documents must be preserved in a manner specified by Outside Counsel. Among other things, QMS should be careful to avoid any inadvertent destruction of electronic documents through backup processes that overwrite old backups.

Any employee discarding any document or electronic media must ensure that such documents and electronic media are shredded, permanently erased, or otherwise destroyed so that the information cannot be reconstructed. Employees should be aware that some devices, such as scanners, photocopiers and fax machines, may save electronic copies of documents that have been scanned, copied, or transmitted. Employees should consult with the device’s instruction manual or manufacturer to ensure that any stored information is erased before the device is removed from QMS’s offices.

QMS must ensure that any companies engaged to dispose of nonpublic information perform their duties in accordance with this policy.

C.	Other Records Required to be Kept

(1) Advisers Act Requirements

To the extent not covered elsewhere in this Compliance Manual, QMS must retain the following records with respect to any advisory clients (as defined in the Advisers Act):

QMS must maintain true, accurate, current, and complete copies of certain books and records. Employees should ensure that they are familiar with the following list to ensure that QMS’s books and records are properly kept/maintained. The following books and records will be maintained:

(a)	a journal or journals, including cash receipts and disbursements records, and any other records of original entry forming the basis of entries in any ledger;

(b)	general and auxiliary ledgers reflecting asset, liability, reserve, capital, income and expense accounts;

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(c)

a memorandum of each order given and instructions received by QMS from Advisory Clients for the purchase, sale, delivery, or receipt of securities and any modification or cancellation of the security order or instruction;

(d)	all checkbooks, bank statements, cancelled checks, and cash reconciliations of QMS;

(e)	all bills or statements (or copies thereof), paid or unpaid, relating to QMS’s business;

(f)	all trial balances, financial statements, and internal audit working papers relating to QMS’s business;

(g)

originals of all written communications received and copies of all written communications sent by QMS relating to: (i) recommendations or advice given or proposed; (ii) receipt, disbursement or delivery of funds or securities; (iii) the placing or execution of a securities order. (NOTE: If QMS sends a document offering any report, analysis, publication, or other investment advisory service to more than 10 people, QMS will not necessarily keep a record of the persons to whom such document was sent except that if the document was sent to people on a list, QMS will keep a copy of the document and a memorandum describing the list and the source thereof or (iv) the performance or rate of return of any managed accounts containing securities. Unsolicited marketing letters or other communications distributed to the general public and not prepared by or for QMS will not necessarily be required to be preserved);

(h)	a list of all discretionary accounts;

(i)	powers of attorney (for the Advisory Clients) and other evidences of the granting of any discretionary authority;

(j)	written agreements (or copies thereof) entered into by QMS with any Advisory Client or Investor or otherwise relating to QMS’s investment advisory business;

(k)	copies of publications and recommendations QMS distributes to 10 or more persons and a record of the factual basis and reasons for the recommendation (if not set forth in the publication);

(l)	a record of transactions in which QMS or any Access Person has an interest (see Section D of the Code of Ethics in Appendix I);

(m)

a copy of each written disclosure statement and any amendment or revision to the statement sent or given to any Advisory Client, Investor or prospective Advisory Client or Investor according to the provisions of Rule 204-3 and a record of the dates that each statement was offered or given to any Advisory Client, Investor or prospective Advisory Client or Investor who subsequently becomes an Advisory Client or Investor (see Section VI above);

(n)

all written acknowledgments of receipt obtained from Advisory Clients and Investors relating to disclosure of soliciting fees paid by QMS and copies of all disclosure statements delivered to Advisory Clients or Investors by such solicitors (see Section IX.C.(1) below);

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(o)

all accounts, books, internal working papers, and any other records or documents necessary to form the basis for or demonstrate the calculation of the performance or rate of return of any or all Advisory Clients or securities recommendations in any notice, circular, advertisement, newspaper article, investment letter, bulletin, or other communication which QMS circulates or distributes, directly or indirectly (other than persons connected with QMS);

(p)	a copy of written compliance procedures adopted under Rule 206(4)-7 (which is a copy of this Manual);

(q)	records related to the annual review of written compliance procedures adopted under Rule 206(4)-7 (which will be the responsibility of the Chief Compliance Officer);

(r)

a copy of QMS’s Code of Ethics adopted and implemented pursuant to Advisers Act Rule 204A-1 that is in effect or has been in effect within the previous 5 years. For purposes of this requirement, the Code of Ethics attached to this Manual as Appendix I is the Code of Ethics presently in effect;

(s)	a record of any violation of QMS’s Code of Ethics and the actions taken by QMS as a result of the violation;

(t)	a record of all written acknowledgements provided pursuant to Appendix A of this Manual for each employee of QMS and for each person that was an employee of QMS during the previous 5 years;

(u)	a record of all reports made by Access Persons under Section D of QMS’s Code of Ethics (see Appendix I to this Manual);

(v)	a record of all employees that are currently (or have been in the previous 5 years) an Access Person of QMS;

(w)

a record of every pre-clearance decision that is made (and the reasons supporting the decision) pursuant to Section C of Appendix I to this Manual for a period of at least 5 years after the end of the fiscal year in which the pre-clearance was granted;

(x)

a list of government entities to which QMS provides or has provided investment advisory services, or which are or were investors in any Fund in the past five years, but not prior to September 13, 2010;

(y)

all direct or indirect contributions made by QMS or any of its Access Persons to an official of a government entity, or direct or indirect payments to a political party of a State or political subdivision thereof, or to a political action committee (records must be listed in chronological order and indicate (A) the name and title of each contribution, (B) the name and title of each recipient of a contribution or payment, (C) the amount and date of each contribution or payment, and (D) whether any such contribution was the subject of an exception for certain returned contributions pursuant to Advisers Act Rule 206(4)-5(b)(2));

(z)

the name and business address of each regulated person to whom QMS provides or agrees to provide, directly or indirectly, payment to solicit a government entity for investment advisory services on its behalf, in accordance with Rule 206(4)-5(a)(2);

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(aa)

a copy of each Form ADV Part 2A and Part 2B and amendments thereto, and each summary of material changes to Part 2A, that was given to any Advisory Client or prospective Advisory Client, along with a record of the dates such materials were provided;

(bb)

documentation describing the method used to compute “managed assets” for purposes of Item 4.E of Part 2A of Form ADV, if the method differs from the method used to compute assets under management in Item 5.F of Part 1A of Form ADV; and

a memorandum describing any legal or disciplinary event listed in Item 9 of Part 2A or Item 3 of Part 2B and presumed to be material, if the event involved QMS or any of its supervised persons and is not disclosed in the Part 2A or 2B provided to Advisory Clients. The memorandum must explain QMS’s determination that the presumption of materiality has been overcome and must discuss the factors described in Item 9 of Part 2A or Item 3 of Part 2B (as the case may be).

(2) Account Documentation

In general, the Chief Compliance Officer, or his designee, is responsible for obtaining and maintaining proper account documentation. Documentation for investments in the Funds will generally consist of a fully completed and executed form of subscription agreement (which contains requisite investor eligibility, new issue eligibility and Patriot Act/AML representations) and any additional documentation that may be required to ensure compliance with anti-money laundering rules and Regulations applicable to the relevant Fund.

(3) Special Documentation from Fiduciaries

QMS may require additional documentation with respect to Advisory Clients which are fiduciary accounts (if any). QMS may require evidence of the fiduciary’s authority to open the account and of QMS’s authority to manage the account. It is the Chief Compliance Officer’s, or his designee’s, responsibility to determine if additional documentation is required and ensure that copies are kept in QMS’s files.

(a)

Corporate Accounts. QMS may require certified corporate resolutions authorizing the company to enter into the investment advisory contract and designating the officer or officers to receive statements of account and certificates of incumbency with respect to the officer certifying the resolutions and the officers executing the contract.

(b)	Executors. QMS may obtain a certificate of appointment evidencing the appointment of the executor.

(c)	Administrators. QMS may obtain a certificate of appointment evidencing the appointment of the administrator.

(d)

Trustees and Guardians. QMS may obtain a copy of the relevant trust document. If a testamentary trust is involved, QMS may obtain a certificate of appointment evidencing the appointment of the trustee.

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(4) Special Documentation from Pension Plans and IRAs

Certain of the Funds listed in Appendix N may accept contributions from individual retirement accounts, U.S. pension, profit sharing or stock bonus plans, entities that invest the assets of such accounts or plans and other entities investing in plan assets (all such entities herein referred to as “Retirement Trusts”), as well as other tax-exempt organizations. As a condition to their admission, Retirement Trusts, as well as other tax-exempt organizations may be required to execute a representation letter and agreement in a form acceptable to QMS’s outside legal counsel. The representation letter and agreement (which may be incorporated directly into a Fund’s subscription agreement) may include a representation that the investment has been authorized by the appropriate person or persons and that the Retirement Trust or other tax-exempt organization has consulted its counsel with respect to such investment.

(5) Recordkeeping Requirements — Political Contributions

QMS is required to keep records of contributions made by QMS and its Covered Associates to government officials (including candidates), and of payments to state or local political parties and political action committees. QMS’s records of contributions and payments must be listed in chronological order identifying each contributor and recipient, the amounts and dates of each contribution or payment and whether a contribution was subject to rule 206(4)-5’s exception for certain returned contributions. QMS is also required to keep a list of its Covered Associates, and the government entities to which QMS has provided advisory services in the past five years. Similarly, QMS must maintain a list of government entities that invest, or have invested in the past five years, in one of the Funds. Regardless of whether it currently has a government client, QMS must also keep a list of the names and business addresses of each regulated person to whom QMS provides or agrees to provide, directly or indirectly, payment to solicit a government entity on its behalf.

IX.	PROMOTIONAL ACTIVITIES

A.	Advertisements

(1) General Requirements

QMS is registered as a CTA and CPO with the CFTC. QMS is therefore subject to the CFTC and NFA rules that apply to promotional material. Promotional material includes: (i) any text of a standardized oral presentation, or any communication for publication in any newspaper, magazine or similar medium, or for broadcast over television, radio, or other electronic medium, which is disseminated or directed to the public concerning a futures account, agreement or transaction; (ii) any standardized form of report, letter, circular, memorandum or publication which is disseminated or directed to the public; and (iii) any other written material disseminated or directed to the public for the purpose of soliciting a futures account, agreement or transaction.

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QMS may not make any communication with the public that:

(1) operates as a fraud or deceit;

(2) employs or is part of a high-pressure approach; or

(3) makes any statement that futures trading is appropriate for all persons.

QMS may not use any promotional material which:

(1) is likely to deceive the public;

(2) contains any material misstatement of fact or which QMS knows omits a fact if the omission makes the promotional material misleading;

(3) mentions the possibility of profit unless accompanied by an equally prominent statement of the risk of loss;

(4) includes any reference to actual past trading profits without mentioning that past results are not necessarily indicative of future results;

(5) includes any specific numerical or statistical information about the past performance of any actual accounts (including rate of return)

(i) unless such information is and can be demonstrated to NFA to be representative of the actual performance for the same time period of all reasonably comparable accounts and,

(ii) in the case of rate of return figures, unless such figures are calculated in a manner consistent with CFTC Regulation 4.25(a)(7) for commodity pools and with CFTC Regulation 4.35(a)(6), as modified by NFA Compliance Rule 2-34(a), for figures based on separate accounts (Note: compliance with CFTC Regulations 4.25 and 4.35 is not required for separate accounts of QEPs or commodity pools in which only QEPs invest), or

(6) includes a testimonial that is not representative of all reasonably comparable accounts, does not prominently state that the testimonial is not indicative of future performance or success, and does not prominently state that it is a paid testimonial (if applicable).

Any statements of opinion included in promotional material must be clearly identifiable as such and must have a reasonable basis in fact.

Prior to its first use, all promotional material shall be reviewed and approved, in writing, by the Chief Compliance Officer.

Employees of QMS who are not registered as Associated Persons of QMS with the NFA are prohibited from soliciting or accepting customer orders (except in a clerical capacity) and from supervising employees who do solicit or accept customer orders.

Neither QMS nor any Associated Person of QMS shall represent or imply in any manner whatsoever that QMS or the Associated Person has been sponsored, recommended, or approved, or that QMS’s or the Associated Person’s abilities have in any respect been passed upon, by the NFA or any federal or state regulatory body. The preceding sentence shall not prohibit QMS from stating the fact that it is an NFA member, shall not prohibit an Associated Person of QMS from stating the fact that it is registered as an Associated Person of QMS, and shall not prohibit QMS or any Associated Person of QMS from discussing or explaining the functions and purposes of the NFA.

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Copies of all promotional material along with a record of the review and approval by the Chief Compliance Officer and supporting materials for any performance results must be maintained by and be available for examination for the periods specified in CFTC Regulation 1.31 (currently five years), measured from the date of the last use.

For a client that is a registered investment company, QMS will not use or distribute marketing or advertising materials regarding such a fund unless the marketing or advertising materials have been approved by the distributor for such fund.

(2) Private Placement Requirements

All employees should note that there are strict rules related to marketing materials which make implicit or explicit references to the Funds as such entities offer their interests/shares pursuant to private placement exemptions (which significantly restrict the solicitation activities related to such entities). In particular, no general advertisements should have any references (whatsoever) to the Funds. As such, any draft marketing or informational materials which reference the Funds should be brought to the immediate attention of the Chief Compliance Officer. All Funds managed by QMS are subject to the private placement restrictions of Regulation D promulgated under the Securities Act of 1933, as amended. To ensure that offerings of securities qualify for private placement status, securities may not be offered or sold by “general solicitation or general advertising.” Regulation D under the Securities Act defines a “general solicitation or general advertising” to include, without limitation, “any advertisement, article, notice or other communication published in any newspaper, magazine or similar media, or broadcast over television or radio, and any seminar or meeting whose attendees have been invited by any general solicitation or advertising.” QMS’s investment products should only be discussed with clients where a substantive, pre-existing relationship exists and the clients are reasonably believed to be “accredited investors” and financially sophisticated enough to invest. At the outset of any relationship with a prospective client or a prospective consultant, QMS personnel will use reasonable efforts to confirm the prospect’s understanding of the investment products managed by the firm prior to sending out Fund specific materials.

Generally, advertisements (or other marketing materials of limited distribution) should be carefully reviewed to check that proper disclosures have been made and to ensure that QMS is complying with Rule 206(4)-1 of the Advisers Act by not directly or indirectly publishing, circulating or distributing any advertisement (or other marketing materials of limited distribution) that directly or indirectly contain any untrue statement of a material fact or is otherwise false or misleading. Employees of QMS should take note of the following general information related to QMS’s promotional activities:

(3) Communications with the Media

QMS personnel must promptly direct all media inquiries to the Chief Compliance Officer. If called or otherwise approached by the media, QMS personnel should limit the conversation to (i) taking the person’s name, contact information and the name of the firm they represent, and (ii) telling the person that the message will be passed along to the appropriate person at QMS. QMS personnel should avoid engaging in any further extraneous conversation.

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The Chief Compliance Officer will be responsible for overseeing any contact with the media. All employees who wish to have discussions with the media shall request permission, in writing, from the Chief Compliance Officer prior to any interview. Employees should be cautioned when discussing investment strategies, past or current performance, future performance or any particular product in articles, press releases or interviews. All such communications should be done in general terms. Employees should at no time discuss the Funds or any information deemed confidential. Further, employees should not discuss any regulatory actions, litigation or investigations.

(4) Presentation of Performance Results

The following is a summary of SEC guidance on advertisements (or other marketing materials of limited distribution) that present performance results (as applicable):

(a)

If graphs or charts are used to demonstrate performance, advisers must ensure that the graph or chart accurately demonstrates the rate of return that has occurred throughout the period indicated, and that the coordinates selected for the graph or chart do not produce a rising slope of performance, which is either inaccurate or misleading. Due to the visual picture presented by graphs and charts, advisers must take special precautions to ensure that an accurate and fair presentation of such performance information is achieved.

(b)

In presenting performance information in the form of percentage changes in accounts under management, it may be misleading, under certain circumstances, to (i) disclose percentage changes without also indicating the respective sizes of such accounts or (ii) use a simple arithmetic average of all gains and losses on recommendations, since either of these practices could have a tendency to obscure the impact of unsuccessful recommendations.

(c)

In comparing investment results with a market index or with the performance of other portfolios, advisers should state: (i) whether income and capital gains or losses (both realized and unrealized) is included in one of the figures to be compared; (ii) the type of security (i.e., equity or debt) composing the account; (iii) the underlying investment strategy of the account and the stability or volatility of the market prices of the securities in which the adviser has invested; (iv) the diversification in the account; and (v) the size of the account.

(d)

Actual or Model Results. In addition to the foregoing factors, the Staff has set forth general guidelines for advertisements that include actual or model results. These general guidelines will also be deemed applicable to marketing materials of limited distribution used for the Advisory Clients. In the Staff’s view, an advertisement which includes actual or model results is prohibited if it:

(i)

Fails to disclose the effect of material market or economic conditions on the results portrayed (e.g., an advertisement stating that the accounts of appreciated in value 25% without disclosing that the market generally appreciated 40% during the same period);

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(ii)

Includes model or actual results that do not reflect the deduction of advisory fees, brokerage, or other commissions, and any other expenses that a client would have paid or actually paid; except that an adviser may provide actual results to prospective clients sin one-on-one presentations (generally made to wealthy individuals, pension funds, universities, and other institutions) which do not reflect deduction of fees and expenses, provided that an adviser discloses to the prospective client in writing (A) that the results do not reflect the deduction of advisory fees, (B) that the client’s return will be reduced by advisory fees and other management expenses, (C) that the advisory fees are described in Part 2 of the adviser’s Form ADV, and (D) a representative example (e.g., a table, chart, graph or narrative), which shows the effect an investment advisory fee, compounded over a period of years, could have on the total value of a client’s portfolio;

(iii)	Fails to disclose whether and to what extent the results portrayed reflect the reinvestment of dividends and other earnings;

(iv)	Suggests or makes claims about the potential for profit without also disclosing the possibility of loss;

(v)

Compares model or actual results to an index without disclosing all material facts relevant to the comparison (e.g., an advertisement that compares model results to an index without disclosing that the volatility of the index is materially different from that of the model portfolio); and

(vi)

Fails to disclose any material conditions, objectives or investment strategies used to obtain the results portrayed (e.g., the model portfolio contains equity stocks that are managed with a view towards capital appreciation).

(e)	In addition, an advertisement (or other marketing materials of limited distribution) which includes model results is prohibited if it:

(i)

Fails to disclose prominently the limitations inherent in model results, particularly the fact that such results do not represent actual trading and that they may not reflect the impact that material economic and market factors might have had on an adviser’s decision-making if the adviser were actually managing Advisory Clients’ money;

(ii)

Fails to disclose, if applicable, that the conditions, objectives, or investment strategies of the model portfolio changed materially during the time period portrayed in the advertisement and, if so, the effect of any such change on the results portrayed;

(iii)

Fails to disclose, if applicable, that any of the securities contained in, or the investment strategies followed with respect to, the model portfolio do not relate, or only partially relate, to the type of advisory services currently offered by the adviser (e.g., the model includes some types of securities that the adviser no longer recommends for its clients); or

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(iv)	Fails to disclose, if applicable, that the adviser’s clients had investment results materially different from the results portrayed in the model.

(f)

Finally, the Staff has stated that an advertisement which includes actual results is prohibited if it fails to disclose prominently, if applicable, that the results portrayed relate only to a select group of clients, the basis on which the selection was made, and the effect of this practice on the results portrayed, if material.

(5) Use of Performance Generated at Prior Firms

The Staff has explained that an investment adviser may use advertisements that contain performance information generated by an employee while working at a prior firm under limited circumstances. To use a person’s prior performance, an adviser generally must make certain that (i) no other person played a significant role in generating the performance; (ii) the accounts managed by the person currently are similar to the account managed at the prior firm; (iii) all accounts managed in a substantially similar manner are included in the performance calculation; and (iv) the person has the supporting records necessary to demonstrate the calculation of the performance results used in any advertisement.

QMS will not include in its advertisements any use of an employee’s performance generated at another firm without the prior approval of the Chief Compliance Officer.

(6) Past Specific Recommendations

To the extent QMS includes specific past recommendations in its advertisements (or other marketing materials of limited distribution), it will do so in accordance with Rule 206(4)-1 of the Advisers Act (to the extent applicable), taking into account applicable SEC no-action letters and other Staff guidance as described in more detail below.

(a)

Rule 206(4)-1 in General. Advisers Act Rule 206(4)-1 generally prohibits a registered investment adviser from using advertisements that refer directly or indirectly to the manager’s past specific profitable recommendations unless the advertisement sets out a list of all recommendations made by the manager within at least the prior one-year period.

In addition, the first page of the list must also contain the following cautionary legend (or a substantively similar legend), in typeface at least as large as the largest print used in the text:

IT SHOULD NOT BE ASSUMED THAT RECOMMENDATIONS MADE IN THE FUTURE WILL BE PROFITABLE OR WILL EQUAL THE PERFORMANCE OF THE SECURITIES IN THIS LIST.

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(b)

Rule 206(4)-1 No-Action Relief: Objective, Non-Performance-Based Criteria. In recognition of the difficulty in furnishing clients with extensive lists of recommendations, as well as the questionable value such information would provide, the Staff has permitted investment advisers to provide information in reports or advertisements about a limited number of recommendations under conditions designed to ensure the presentation would be objective and not misleading.[6] According to the Staff’s guidance:

•

the securities discussed in the report or advertisement should be selected based on objective, non-performance-based criteria (e.g., largest dollar amount of purchases/sales, largest positions held, etc.) consistently applied;

•	the reports should not discuss realized or unrealized profits or losses;

•	the reports should include appropriate cautionary disclosures; and

•	the manager should maintain records regarding all recommendations and the selection criteria for securities discussed.

(c)

Rule 206(4)-1 No-Action Relief: “Top” and “Bottom” Holdings. According to Staff guidance issued in a 2008 no-action letter, advisers may distribute marketing materials that include an analysis of “top” and “bottom” holdings in the overall performance of a representative account, subject to specific guidelines:[7]

•	Holdings must be selected in a mechanical, objective manner for the exclusive purpose of showing relative impact on an account’s overall performance;

•	Past specific recommendations must show no fewer than 10 holdings, including an equal number of positive and negative holdings;

•	Calculation methodology, presentation of information must be consistent for each period;

•	Past specific recommendations must include all necessary information to make the presentation not misleading;

•	Best and worst holdings must be displayed on the same page with equal prominence; and

•	The adviser must maintain and make available to the Staff records evidencing the criteria used to select specific securities and how the security in the account affected its overall performance

[6]	See, e.g., Franklin Mgmt., Inc., SEC No-Action Letter, (pub. avail. Dec. 10, 1998).
[7]	See The TCW Group, Inc., SEC No-Action Letter (pub. avail. Nov. 7, 2008).

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(7) Article Copies or Reprints

Because the distribution of article reprints remain subject to the general prohibition against false or misleading advertising, an investment adviser proposing to distribute article reprints should note that all of the above requirements still apply with respect to that article and QMS should consider if any additional information or disclosures should accompany the article reprints. Therefore, in addition to requiring certain disclosures, some articles may need to be edited to remove non-compliant material.

(8) QMS Public Website

Any content on QMS’s public website must be approved in writing prior to its use by the CCO. Any substantive changes to the website must be approved in writing prior to its use by the CCO. The CCO will document its review and approval of QMS website content. Each version of the website that is published will be stored electronically. The CCO will periodically review QMS’s website, including any links to other websites contained on QMS’s website.

(9) Presentation of Third-Party Ratings

In SEC staff letters issued to DALBAR, Inc. on March 24, 1998 and the Investment Adviser Association on December 2, 2005, the Division of Investment Management described permissible and prohibited uses of rankings prepared by third parties in marketing materials. The letter issued to DALBAR notes that rankings based primarily or entirely on client evaluations are testimonials, but that the Division of Investment Management would not recommend enforcement action against an adviser that presented such rankings as long as the rankings satisfied several specific criteria, and as long as the advertisement was not otherwise false or misleading. The letter issued to the Investment Adviser Association indicated that third-party rankings of an adviser that were only partially based on client reviews might not be testimonials depending on the relevant facts and circumstances. The Investment Adviser Association letter also identifies the following eight factors that an adviser should consider when evaluating whether the presentation of third-party rankings would be misleading:

•	Whether the advertisement discloses the criteria on which the rating was based;

•

Whether an investment adviser advertises any favorable rating without disclosing any facts that the adviser knows would call into question the validity of the rating or the appropriateness of advertising the rating (e.g., the adviser knows that it has been the subject of numerous client complaints relating to the rating category or in areas not included in the survey);

•	Whether an investment adviser advertises any favorable rating without also disclosing any unfavorable rating of the adviser;

•	Whether the advertisement states or implies that an investment adviser was the top-rated adviser in a category when it was not rated first in that category;

•

Whether, in disclosing an investment adviser’s rating, the advertisement clearly and prominently discloses the category for which the rating was calculated or determined, the number of advisers surveyed in that category, and the percentage of advisers that received that rating;

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•

Whether the advertisement discloses that the rating may not be representative of any one client’s experience because the rating reflects an average of all, or a sample of all, of the experiences of the investment adviser’s clients;

•	Whether the advertisement discloses that the rating is not indicative of the investment adviser’s future performance; and

•	Whether the advertisement discloses prominently who created and conducted the survey, and that investment advisers paid a fee to participate in the survey.

(10) Testimonials and Partial Client Lists

Rule 206(4)-1(a)(1) prohibits investment advisers from distributing advertisements that include testimonials, which are generally understood to include any statement that endorses the adviser or refers to a favorable investment experience with the company.

In an SEC staff letter issued to Cambiar Investors, Inc. on August 28, 1997, the Division of Investment Management noted that client lists are not testimonials, and may generally be included in advertisements. However, an adviser’s inclusion of partial client lists in advertisements must not be false or misleading. To ensure that QMS does not advertise partial client lists in a false or misleading manner, QMS should:

•	Not use performance-based criteria when determining which clients to include in the list;

•	Disclose, on any advertisement that includes a partial client list, the criteria used to determine which clients to include in the list; and

•

Include a disclaimer on any advertisement that includes a partial client list stating, “It is not known whether the listed clients approve or disapprove of QMS Capital Management LP or the advisory services provided.”

(11) Lagged Portfolio Holdings

QMS may send the full portfolio holdings of its strategies to prospective investors. The CCO must approve the portfolio holdings document to distribute. QMS will not distribute holdings that are less than 8 calendar days lagged.

B.	Private Placements –“Pre-Existing, Substantive Relationships”

Subject to certain exceptions (which exceptions will be confirmed with Fund outside counsel), if a Fund offering is a private placement, QMS or persons acting on its behalf may not solicit any person with respect to an investment in that Fund who does not have a “substantive, pre-existing relationship” with QMS, its officers, employees or its selling agents (if any). A substantive relationship is more than a casual acquaintance. To establish a pre-existing relationship with a prospective Investor, there must be a sufficient period of time between the establishment of a relationship and an offer so that an offer is not considered to be made by a general solicitation. In the past, the SEC has not objected to a period between 30 and 60 days as a sufficient period of time between the establishment of a relationship and an offer.

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C.	Compensation for Advisory Client and Investor Referrals

(1) Referral Fees

QMS does not currently intend to use outside Solicitors in its marketing efforts. Should QMS decide to use Solicitors in the future, employees must immediately notify the Chief Compliance Officer of any proposed relationship with a Solicitor so that appropriate measures may be taken to comply with applicable laws and regulations. Any cash payments made to a Solicitor for referrals of Advisory Clients will be effected as required by Rule 206(4)-3 of the Advisers Act (to the extent applicable, taking into account relevant SEC guidance), and in any event in compliance with the general anti-fraud rules applicable to QMS. It should be noted that the SEC has taken the position that Rule 206(4)-3 does not apply to a registered investment adviser’s cash payment to a person solely to compensate that person for soliciting investors or prospective investors for, or referring investors or prospective investors to, an investment pool (such as a private investment fund) managed by the adviser.

To the extent QMS engages Solicitors for entities other than a pooled investment vehicle (i.e. a managed account), QMS will maintain copies of: (i) any written agreements with such Solicitors; (ii) any Advisory Client acknowledgments; and (iii) any written disclosure statements furnished by such Solicitors to Advisory Clients. The Chief Compliance Officer must approve all proposed referral fee arrangements and will be responsible for ensuring compliance with this Section of the Compliance Manual.

(2) Government Entities

Neither QMS nor any of QMS’s Access Persons may provide or agree to provide, directly or indirectly, payment to any Solicitor to solicit government clients for investment advisory services on QMS’s behalf, unless such Solicitor is a broker-dealer or registered investment adviser that is itself subject to prohibitions against participating in “pay to play” practices as described in Section IV.L.

X.	COMPOSITES

A.	COMPOSITE CONSTRUCTION

1.	Composites Generally

QMS groups client portfolios into composites according to investment mandate, objective and/or strategy. When there is a question as to the appropriate composite for a particular portfolio, the Composite Oversight team, or a member(s) thereof, will discuss the investment guidelines and restrictions with the appropriate portfolio manager(s) to determine the appropriate composite definition or appropriate composite into which the portfolio in question should be placed.

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The Composite Oversight team also maintains records of composite membership determinations. In making such determinations, the following issues, among others, may be addressed, where applicable:

•	What is the investment mandate?

•	What is the investment style/strategy?

•	What is the asset class?

•	What are the targeted risk metrics?

•	Are derivatives, leverage and/or hedging allowed?

•	Are there any investment guidelines/restrictions (e.g., geographic)?

•	What is the benchmark?

•	What is the portfolio type (segregated or pooled, etc.)?

•	What are the client characteristics (cash flow needs)?

•	What investments are utilized (pooled vehicles / individual securities)?

If the portfolio fits an existing composite profile, the portfolio will be included in that composite and will be entered onto the list of portfolios for the relevant composite. If the new portfolio does not fit the profile of any existing composite but is deemed to be discretionary, a new composite will be created, the definition of which should be consistent with the specific characteristics of the new portfolio’s client mandate.

Non-discretionary portfolios are excluded from QMS’s composites.

If the portfolio is determined to have investment guidelines that are similar to those of an existing composite, the portfolio size must be at least the stated minimum asset level, if any, for initial inclusion in the composite. QMS is not required to impose a minimum asset level for any composite, but may do so.

The Composite Oversight team will maintain a list of composites.

2.	Portfolio Inclusion

Portfolios are included in a composite at the beginning of the first full calendar month the portfolio is managed by QMS consistent with the composite strategy (e.g., if a portfolio is funded on April 15, and managed consistent with the strategy for the full month of May, the portfolio would be included in the composite as of May 1).

3.	Portfolio Exclusion

Portfolios are excluded from a composite following the end of the last full month the portfolio is managed by QMS consistent with the composite strategy (e.g., if a portfolio terminates on April 15, the portfolio would be removed from the composite as of March 31). If a portfolio is partially restricted such that a client restriction significantly interferes with the QMS’s investment strategy for a portion of the portfolio, QMS will remove either the entire portfolio or such restricted portion of the portfolio from the composite as non-discretionary. The unrestricted discretionary portion of the portfolio may remain in the composite so long as it continues to be managed consistent with the composite strategy and meets the minimum asset level, if any, for the composite.

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Each composite will continue to include the historical returns of any later-excluded portfolios (or portions thereof) for periods during which they were included in the composite.

4.	Portfolio Reclassification

Portfolios are reviewed for possible changes. A portfolio may be transferred from one composite to another if a documented change in mandate renders the inclusion of the portfolio in the particular composite inappropriate. If necessary, QMS will create a new composite for the portfolio if, after the change in mandate, the portfolio remains discretionary but is not appropriately included in any existing composite. Similarly, if a documented change or other event renders the portfolio non-discretionary, the portfolio will be excluded from the composite in accordance with this Policy. In all circumstances, the historical record of the portfolio (prior to exclusion) shall remain in the composite.

Portfolios that switch composites are included and excluded in the same manner as new and closed portfolios. Thus, QMS’s policy is to include the portfolio in a composite up until the end of the last full month that the portfolio was managed consistent with the composite strategy.

B.	RETURN CALCULATION

The first step in calculating the return of a composite is to calculate the gross investment performance. QMS calculates the average gross daily performance (weighted by account trading level) across all accounts in a composite minus commissions and other transaction expenses. Currently, average gross daily performance since May 2011 is supplied by a third-party administrator, the records for which QMS maintains. Average gross daily performance prior to May 2011 comes from QMS’s internal records.

After the average gross daily performance is calculated, daily net returns are calculated by accruing pro forma fees equal to the highest fees charged to any QMS client account during the applicable period. Beginning June 2016, each day’s net performance is then compounded to produce a monthly net return. Prior to June 2016, each day’s net performance was added to produce a monthly net return. Monthly net returns are compounded to produce an annual return.

C.	VERIFICATION

QMS’s Operations Group is responsible for verifying the performance calculations on a monthly basis.

D.	CALCULATION AND VERIFICATION OF BACK-TESTED HYPOTHETICAL PERFORMANCE

From time to time, QMS is asked by a current or prospective client to produce hypothetical returns showing how QMS’s models would have performed during prior periods.

Hypothetical, back-tested returns are produced using the production portfolio optimization process that generates actual trades for client portfolios. QMS’s Research Group is responsible for generating the hypothetical, back-tested returns using the appropriate combination of models or strategies requested by the current or prospective client. Historical prices are used to calculate the hypothetical returns. QMS’s Research Group is responsible for verifying the hypothetical, back-tested returns. This verification involves periodic checks of prices and other data sources, as well as ongoing model review and evaluation. QMS’s Composite Oversight team works with QMS’s Research Group on any changes to the process used to produce hypothetical, back-tested returns. Because hypothetical, back-tested returns are generated using a constant notional account, daily returns are not compounded.

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E.	USE OF BACK-TESTED HYPOTHETICAL PERFORMANCE

Generally, hypothetical performance will only be provided to existing clients and fund investors, and other sophisticated prospects. It may also, however, be provided to those who request it and Compliance will maintain a log tracking such requests.

Whenever QMS uses hypothetical back-test performance, it will include disclosure regarding the inherent limitations of such performance. Simulated or hypothetical performance in promotional materials that are directed exclusively to “qualified eligible persons” or “QEPs” under CFTC Regulation 4.7 must be accompanied by the following disclaimer, displayed as prominently as the results and immediately preceding or following the results:

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

Additional disclosure may be included as appropriate.

F.	RECORDS

The Composite Oversight team will maintain a log of all decisions regarding discretion and portfolio inclusion and exclusion.

XI.	PRINCIPAL TRANSACTIONS AND TRANSACTIONS BETWEEN ADVISORY CLIENTS

A.	Principal Transactions

QMS will not, directly or indirectly, while acting as principal for its own account, knowingly sell any security to, or purchase any security from, an Advisory Client without disclosing to the Advisory Client in writing prior to the completion of such transaction, the capacity in which QMS is acting and obtaining the specific consent of the Advisory Client. It is not expected that such a principal transaction would ever be contemplated by QMS.

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B.	Transactions Between Advisory Clients

Furthermore, in the event that QMS’s ownership interest in any Advisory Client (including interests held by employees, partners or affiliates of QMS) equals or exceeds 25% of the Advisory Client (or such other amount that may be deemed material under the totality of the circumstances), any cross transaction between such Advisory Client and another Advisory Client may be deemed to be a principal transaction for purposes of Advisers Act Section 206(3). The Chief Compliance Officer, or his or her designee, shall:

(1)

Monitor QMS’s (together with all controlling persons’, employees’ and their respective families’) ownership levels in the Advisory Client on a quarterly basis. (It should be noted that until further guidance is provided by the SEC, Deferred Incentive Compensation, if any, should be included in such calculation);

(2)	In the event the 25% threshold is met, ensure that:

(i)	Before the completion of each such transaction confirmation is sent to the Investors in the Advisory Client involved in such cross trade, which includes:

(a)	a statement of the nature of such transaction, and

(b)	the capacity in which QMS is acting.

(ii)	A record documenting QMS’s receipt of Investor consent to such transactions is kept in an appropriate file; and

(iii)	QMS consults with external counsel or outside compliance consultants to determine whether such transaction is permissible under the Advisers Act.

It should be noted that QMS may request Investors in each Advisory Client appoint an “investor representative” who will be responsible for the receipt and, if appropriate, consent of any cross trades involving an account in which QMS (and its controlling persons, employees and their respective family members) own a 25% or greater interest.

It is QMS’s policy to ensure that purchases or sales to be engaged in by the Advisory Clients will be done through third-party broker/dealers or other institutions (except with respect to certain private securities). As such, it is highly unlikely that any Funds will purchase or sell securities directly with each other. To the extent that any such transaction between Advisory Clients is contemplated by trading personnel of QMS, the Chief Compliance Officer should be notified immediately.

XII.	MARKET MANIPULATIVE TRADING AND RESTRICTIONS ON ACQUIRING CERTAIN REGISTERED INVESTMENT COMPANY SECURITIES

QMS is strictly prohibited from engaging in any manipulative or misleading practices. Specifically, it does not engage in trading practices that lack an investment purpose or are designed to artificially inflate a security’s price or to mislead Advisory Clients as to the securities that an Advisory Client owns or has owned including practices known as “portfolio pumping,” and “window dressing,” which are prohibited.

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Prohibitions on Market Manipulative Trading

A.	Short Selling in Connection with Public Offering: Rule 105 of the Exchange Act

Another manipulative practice involves sales in connection with public offerings. Rule 105 of Regulation M (as amended) generally prohibits a person from purchasing equity securities from an underwriter or broker-dealer participating in a firm commitment offering if such person sold short the security that is the subject of the offering during the “restricted period”. Under Rule 105(a), the “restricted period” is the shorter of the period: (1) beginning five business days before the pricing of the offering securities and ending with such pricing, or (2) beginning with the initial filing of such registration statement or notification on Form 1-A or Form 1-E ending with the pricing.

QMS and each of its employees must comply with the provisions of Rule 105 (as amended); absent the applicability of an exception. The Chief Compliance Officer, with the assistance of portfolio personnel, will monitor QMS’s short sale activity prior to receiving any secondary public offerings to ensure compliance with the prohibitions set forth above. Any violation of this prohibition must be reported promptly to the Chief Compliance Officer.

If any employee of QMS has any questions regarding Rule 105 or the applicability of an exemption under Rule 105, he/she must consult with the Chief Compliance Officer prior to the execution of the related transaction.

B.	Section 12(d) of the Investment Company Act

Each Fund managed by QMS relying upon either Section 3(c)(1) or 3(c)(7) of the Investment Company Act (e.g., a hedge fund) and any companies controlled by the Fund are prohibited from purchasing or otherwise acquiring more than 3% of the total outstanding voting securities of a registered investment company. Examples of registered investment companies include mutual funds, closed-end investment companies and exchange-traded funds (ETFs) such as iSHARES and SPDRs. This prohibition is required by Section 12(d) of the Investment Company Act and is intended to prevent a Fund from acquiring a controlling interest in and exerting undue influence over a registered investment company. Rule 12d1-1 under the Investment Company Act allows private funds to invest an unlimited amount in shares of money market funds registered under the Investment Company Act, provided that the private fund only pays a sales load, distribution fee or service fee on the money market fund shares if the money market fund’s investment adviser waives a sufficient amount of its advisory fee to offset the cost of the sales load, distribution fee or service fee. Certain ETFs may have obtained exemptive relief permitting certain persons to exceed this 3% limitation.

The Chief Compliance Officer, with the assistance of portfolio personnel, if necessary, will monitor investments by each Advisory Client managed by the QMS and any companies controlled by the Fund for compliance with the prohibition set forth above. Any violation of this prohibition must be reported promptly to the Chief Compliance Officer. After an investigation into the circumstances surrounding the violation, if any, the Chief Compliance Officer will, at his discretion, direct QMS to correct or otherwise resolve the violation.

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XIII.	PERSONAL TRADING BY QMS AND ITS PERSONNEL

QMS has a separate policy that governs personal trading by QMS’s Access Persons. See the Code of Ethics at Appendix I.

XIV.	REQUIRED AUTHORIZATIONS- CASH MOVEMENTS

QMS shall maintain written procedures setting forth the process for the authorization of cash movements from any fund advised by QMS, as well as procedures setting forth the required approvals necessary before an employee may incur an expense for QMS.

XV.	INSIDER TRADING AND MARKET RUMORS

Section 204A of the Advisers Act requires QMS to establish, maintain, and enforce written policies and procedures reasonably designed to prevent misuse of material, non-public information. QMS’s policies with respect to insider trading and market rumors are set forth in Appendix J and Appendix K, respectively.

XVI.	BROKERAGE PLACEMENT

A.	Best Execution Duty

(1)

QMS has a duty to seek to obtain “best execution” of investment transactions for its Advisory Clients. This means that in selecting brokers or dealers to execute transactions, QMS must always attempt to ensure that the total cost or proceeds of any transaction for an Advisory Client is the most favorable obtainable under the circumstances.

(2)

All employees of QMS should note that the SEC has indicated that in seeking the “most favorable transaction” (i.e., best execution) an investment manager need not necessarily solicit competitive bids on each transaction and may not have an obligation to seek the lowest available commission cost. In determining best execution, an investment manager may take into account the full range and quality of a broker’s services that benefit an account under management such as brokerage, research and other services (including the items listed in Section B below). QMS may not necessarily negotiate “execution only” commission rates and may “pay up” for research and other services provided by a broker through the commission rate (“soft dollars”). Selecting brokers on the basis of considerations which are not limited to applicable commission rates may result in higher transaction costs than would be otherwise obtainable.

It should be noted that soft dollars generated in respect of futures, currency and derivatives transactions and principal transactions do not generally fall within the Section 28(e) Safe Harbor, and, to the extent they are used by QMS, generally will be utilized only with respect to research-related products and services. Currently QMS does not have any soft dollar arrangements in place.

Although QMS does not currently anticipate utilizing “traditional” soft dollars to any significant degree, it may in the future decide to do so. In such a situation, QMS will ensure that all Advisory Clients have been fully and completely informed through Advisory Client offering documents and the Form ADV Part 2 of the types of services and products that soft dollars are used to obtain.

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QMS may receive research from brokers. However, QMS does not direct client transactions to particular brokers in return for research or other benefits, other than execution. QMS does not cause its clients to pay higher commissions (or markups or mark downs) than those charged by other brokers in return for research. QMS receives research from brokers by virtue of generally trading in the market. QMS’s access to research is not contingent upon committing any amount of business to particular brokers. If QMS receives research from brokers, it will use this research for the benefit of all its clients.

QMS does not currently trade proprietary assets directly. QMS principals/employees invest in the QMS Diversified Global Macro U.S. Fund LP.

B.	Review of Best Execution:

QMS conducts business with several executing and clearing brokers on a regular basis. To ensure that the services provided by the executing and clearing brokers are consistent with industry standards and to satisfy all best execution requirements, QMS will conduct periodic broker reviews. A majority of employees who regularly interact with brokers will be asked to contribute to the review. The reviews will be documented. The considerations may include a variety of factors, including but not limited to one or more of the following:

•	research services provided by the broker

•	cost of execution/net price

•	service level and responsiveness

•	natural liquidity in the stock

•	broker’s willingness to commit capital

•	difficulty of trade and security’s trading characteristics

•	confidentiality/anonymity

•	timeliness of execution and error resolution

•	financial condition and business reputation

•	block trading and block positioning capabilities

•	special execution capabilities

•	offering to QMS on-line access to computerized data regarding Advisory Client accounts

•	availability of stocks to borrow for short trades

•	any conflicts of interest (referrals, soft dollars, affiliates) that influence, or appear to influence, QMS’s direction of brokerage

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C.	Approval and Review of Brokerage Arrangements

(3)

The Chief Compliance Officer and/or his designee will periodically review all soft dollar (to the extent any exist) and brokerage arrangements. As part of those evaluations, QMS will consider alternative brokers, market makers and market centers, and will analyze conflicts of interest resulting from receiving services from brokers, such as soft dollar payments for research and other services.

(4)

Offering document and Form ADV disclosure will be periodically reviewed by the Chief Compliance Officer, or his designee, for accuracy and completeness to ensure that all brokerage arrangements are properly disclosed to Advisory Clients.

(5)

The Chief Compliance Officer, or his designee, will obtain statements from all soft dollar brokers listing all soft dollar arrangements and periodically compare these lists with QMS’s internal records.

(6)	Any questions related to these procedures should be directed to the Chief Compliance Officer.

D.	Directed Brokerage Agreements

QMS may enter into a directed brokerage arrangement with an Advisory Client(s). In a “directed brokerage” arrangement, an Advisory Client directs the investment adviser to send commission business to particular broker-dealers that have agreed to provide services to the client, pay certain client expenses, or make cash rebates. Section 28(e) does not apply to directed brokerage arrangements. It is QMS’s policy to enter into directed brokerage arrangements only if such arrangements comply with applicable securities laws and regulatory interpretation of such laws.

XVII.	AGGREGATION AND ALLOCATION OF ORDERS

A.	Introduction and Overview

QMS recognizes its duty to seek to treat all Advisory Clients fairly and equitably. Consistent with its overriding principle to treat all Advisory Clients fairly and equitably, QMS has adopted the following procedures regarding the allocation of investment opportunities and the combination and allocation of trades.

B.	Aggregation

In managing the Advisory Clients’ portfolios, QMS will generally aggregate trades, subject to best execution. Aggregation, or “bunching,” describes a procedure whereby an investment adviser combines the orders of two or more clients into a single order for the purpose of obtaining better prices and lower execution costs. Aggregation opportunities for QMS would generally arise when more than one Advisory Client is capable of purchasing or selling a particular instrument based on investment objectives, available cash and other factors. No Advisory Client will be intentionally favored over any other Advisory Client.

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C.	Allocation

Price Allocation

Prices for aggregated trades will be allocated using either (1) an allocation method that is consistent with the NFA’s guidance on the core principles and responsibilities applicable to a CTA in allocating such bunched trades (“NFA Guidance”) or (2) the method described in “QMS Price Allocation” in Appendix V. QMS will attempt to use the method described in Appendix V on a regular basis, but when such method is not available (for reasons such as, but not limited to, technological outages, updates to programming language, exchange deadlines, or other operational problems), QMS will allocate the prices for aggregated trades using an allocation method that is consistent with NFA Guidance.

Position Allocation

In general, QMS will seek to minimize performance variation among similar accounts with the same strategies. When QMS encounters investment opportunities that are appropriate for more than one Advisory Client or when an aggregated order is only partially filled, QMS will allocate the investment opportunity or a partially filled order on a fair and equitable basis. In such a situation, orders will generally be allocated based on the size and need of the Advisory Client. However, allocations may be made on a basis other than the size and need of the Advisory Client for a number of reasons, including, but not limited to, an Advisory Client’s investment guidelines and restrictions, available cash, industry/sector exposure, liquidity requirements, tax or legal reasons, to avoid odd lots, or in cases in which such an allocation would result in a de minimis allocation to an Advisory Client. A summary of QMS’s current allocation methodology is set forth in “QMS Position Allocation” in Appendix V.

The Chief Compliance Officer (or his designee) will review a sample of allocations on at least a quarterly basis to ensure allocations were made in an overall fair and equitable manner.

D.	Review and Disclosure

The Chief Compliance Officer, together with portfolio personnel, will periodically review and revise this policy to ensure that it represents QMS’s current practices and is in conformity with applicable laws and regulations.

E.	Record Retention

QMS will maintain the order and execution information in an electronic format or through paper copies of the orders, execution tickets and allocation.

XVIII.	ERROR CORRECTION

QMS may on occasion experience errors with respect to trades made on behalf of its Advisory Clients. Examples of trade errors include: (i) the placement of orders (either purchases or sales) in excess of the amount of instruments QMS intended to trade; (ii) the sale of an instrument when it should have been purchased; (iii) the purchase of an instrument when it should have been sold; (iv) the purchase or sale of the wrong instrument; (v) the purchase or

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sale of an instrument contrary to regulatory restrictions or Advisory Client investment guidelines or restrictions. QMS endeavors to detect trade errors prior to settlement and correct them in an expeditious manner. QMS documents any trade errors on a Trade Error Form. Please see Appendix M for such form.

Whenever a trade error is discovered by an employee of QMS, such employee should immediately contact the Chief Compliance Officer. When a trade error is clearly caused by a counterparty, such as a broker-dealer, QMS will strive to recover from the counterparty any losses associated with such error. When a trade error is caused by an employee of QMS, the firm will seek to resolve the error on a fair and equitable basis. Generally, when a trade error is caused by an employee, any losses associated therewith will be charged to QMS. Each situation requires a tailored response and accordingly will be dealt with on a case-by-case basis and consistent with QMS’s fiduciary duty with respect to its Advisory Clients. Investors would be notified in the event of a material trade error.

XIX.	DISCLOSURE OF ADVISORY CLIENTS’ AND INVESTORS’ NON-PUBLIC PERSONAL INFORMATION

A.	Privacy Policy

QMS has adopted a Privacy Policy to insure the security of and confidentiality of investor and fund information in a manner to protect against anticipated threats or hazards to the security or integrity of such information; and protect against unauthorized access to or use of such information that may result in substantial harm or inconvenience to any investor. When establishing this policy, QMS considered all administrative, technical and physical safeguards that are appropriate to its size, scope and type of business, the amount of resources available, the amount of stored data, and the need for security and confidentiality of non-public information

QMS will not disclose Advisory Clients’ Non-Public Personal Information or that of any former Advisory Clients to third parties other than affiliates and/or other third party firms that assist QMS in providing advisory services and/or effecting client transactions (such as brokers, fund administrators, accounting support firms and compliance/operational support service providers). QMS may also provide such information to service providers and financial institutions with which it has joint marketing relationships.

B.	Procedures for Compliance with Privacy Policy

In order to generally ensure that Non-Public Personal Information about Advisory Clients and Investors is safeguarded, QMS has also adopted the following internal procedures:

(1)	QMS’s office is locked and requires authorization to enter;

(2)	Access to Advisory Clients’ and Investors’ Non-Public Personal Information is restricted to only those employees who need to refer to the information in the normal course of business;

(3)	After business hours, hard-copies of Advisory Clients’ and Investors’ Non-Public Personal Information are kept in locked file cabinets or in a locked file room;

(4)	Employees are discouraged from transporting hard-copies of any Non-Public Personal Information outside of QMS’s office unless it is absolutely necessary to do so; and

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(5)

Access to electronic-based Advisory Clients’ and Investors’ Non-Public Personal Information is restricted. Data archives and backup are encrypted. Data is protected by a firewall that permits access only to authorized employees after a two factor authentication method.

QMS periodically reminds its employees about these internal procedures and the importance of protecting Non-Public Personal Information about its Advisory Clients and Investors.

C.	Privacy Notices

(1)

QMS will deliver initial notification of these policies and procedures to Investors who are individuals and an annual notice to current Investors who are individuals thereafter in the form of a privacy notice (the “Privacy Notice”). QMS provides the initial notice to Investors in Funds by including it in the subscription agreements, which all such Investors complete prior to their acceptance to an Advisory Client. An acceptable method for delivering an annual notice would be through a cover letter accompanying a monthly statement or quarterly letter to current Investors. A form of Privacy Notice is attached hereto as Appendix R. The Chief Compliance Officer is responsible for ensuring that initial and annual privacy notices are distributed in accordance with the above requirements.

(2)

At times, QMS may enter into one or more agreements with third parties under which QMS may provide confidential information to those third parties. If this occurs, QMS Firm will (i) include in the relevant agreements provisions protecting confidential information to the extent required by law, (ii) take reasonable steps to select and retain service providers that can maintain appropriate safeguards for confidential information and (iii) require those service providers to implement and maintain such safeguards. Employees should direct any questions about these agreements or the disclosure of information pursuant to them to the Chief Compliance Officer.

D.	Computer System Security

QMS seeks to establish and maintain a security system that covers its use of computers and other technologies. In this regard, QMS has adopted the following internal procedures:

•

Secure user authentication protocols are in place including control of user IDs, a reasonably secure method of assigning passwords, control of data security passwords, and password protecting Iphones (or other company-provided cell phones) and laptops.

•

If records containing Investors’ Non-Public Personal Information are maintained on a system connected to the internet, periodic updates of firewall protection and operating system patches will be conducted.

E.	State Privacy Laws

Certain states have adopted additional consumer privacy laws that may be applicable to investment advisers with Investors who are residents of those states. For example, Massachusetts requires any company with personal information about an individual resident of Massachusetts to adopt and implement a comprehensive information security program. Such security program must include appropriate administrative, technical, and physical safeguards to maintain the security of personal information relating to Massachusetts residents.

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To ensure compliance with state privacy laws, the Chief Compliance Officer will, in consultation with outside counsel and/or compliance consultants to the extent appropriate, periodically review state laws and determine whether QMS’s policies and procedures are adequate in light of such review. To the extent required, QMS will revise its procedures in order to comply with such laws.

If an employee has any doubt as to whether certain data constitutes Non-Public Personal Information, such employee shall consult with the Chief Compliance Officer or dispose of such data as if it were, in fact, Non-Public Personal Information.

XX.	USA PATRIOT ACT/ANTI-MONEY LAUNDERING POLICY AND PROCEDURES

QMS is firmly committed to preventing money laundering and the financing of terrorist or other illegal activities. In this connection, QMS has adopted the following anti-money laundering policy and procedures. The Chief Compliance Officer has delegated certain of the procedures and AML responsibilities to its third party Administrator.

A.	Initial Investor Verification/Subscription Document Review

(1)

QMS and the Administrator will request all Investors in Funds listed on Appendix N to affirmatively make certain representations, either in a Subscription Agreement, an addendum to a Subscription Agreement or an advisory services agreement.

(2)

The Chief Compliance Officer or his designee (on behalf of QMS) will review all subscription wires received from Investors to ensure that the details about the Investor correspond to the details provided in the subscription agreement, addendum or advisory services agreement.

(3)

On a periodic basis, QMS or their designee (on behalf of QMS) may prepare a list of such Investors (which sets forth the name, residence, jurisdiction of incorporation and identity of intermediary financial institution used by the Investor) and compare it critically against applicable regulatory watch lists. As noted above, the Chief Compliance Officer may retain a third party service provider to handle this comparison (or directly handle the comparison review).

To the extent that there is a match or possible match between the list of Investors AND the regulatory watch list(s) utilized, the Chief Compliance Officer may contact outside legal counsel or outside compliance consultants to determine whether any regulatory filings need to be made or other steps need to be taken (such as rejecting a prospective investment or requesting additional information from the investor).

(4)

QMS or a designated person (on behalf of QMS) will review the subscription documents and determine whether the investment: (i) was made by an individual or entity resident in one of the jurisdictions that is a FATF Member that is listed in Appendix O; and (ii) came through an intermediary financial institution that is regulated in one of the jurisdictions listed in Appendix O or is a U.S. regulated financial institution.

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(a)

To the extent that it can be determined that the Investors and intermediary financial institution are from (and with respect to the intermediary financial institution regulated by) a FATF Member jurisdiction listed in Appendix O, no further documentation will generally be required; provided that the Administrator has a fully completed and executed subscription agreement or addendum that generally meets the requirements discussed above.

(b)

To the extent that an inquiry under Section 4(a) above reveals that the jurisdiction of the Investor or the financial institution is not on the list provided for in Appendix O then the following additional documentation may be required for verification purposes subject to the discretion of QMS:

(i)	Individual Investors:

•	Evidence of name, signature, date of birth and photographic identification

- OR -

•	Notarized copy of an official valid ID (passport, drivers license or national identity card)

•	Bank reference letter

•	Evidence of a permanent residence (i.e., certified/notarized copy of a utility bill)

(ii)	Entity Investors:

•	Notarized copy of formation document (i.e. Certificate of Formation, Certificate of Incorporation, Certificate of Limited Partnership or Trust Agreement)

•

Notarized copies of passport of individuals in management of entity (i.e., trustee of trust, directors of corporation general partner of limited partnership, or if any of the above is an entity, the managing member or possessor of an interest in such entity of greater than 10%).

B.	Ongoing Transaction Review

The Chief Compliance Officer or his designee will also review transactions (which may be in consultation with outside service providers) by Investors and report to QMS if a particular Investor engages in an abnormal series of transactions, such as (but not limited to):

(1)	excessive frequency of contributions and redemptions;

(2)	transactions in cash or money orders;

(3)	transactions with foreign shell banks, banks with P.O. Boxes or banks located in jurisdictions without anti-money laundering laws;

(4)	transactions with an Investor in which subscription monies are received from a non-subscribing third party;

(5)	transactions by or for the benefit of senior political figures, their immediate family members and close associates;

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(6)	reluctance to answer compliance-related questions about ultimate Beneficial Ownership; or

(7)	request by the Investor for distribution of redemption proceeds to an account other than the original wiring account used by the Investor.

C.	No Redemption Proceeds to Third Party Accounts or Recipients

The Administrator handles processing redemptions from a Fund. The Administrator’s process requires that if an Investor requests that redemption proceeds be wired to an account that is not in the name of the Investor or is different from the account the Investor used to wire the subscription to the Fund, the Administrator will notify QMS. If a Fund Investor requests that redemption proceeds be sent to an account that is not in the name of the Investor, or to a recipient other than the Investor, QMS will instruct the Administrator not to send the redemption proceeds to this third-party, due to AML concerns. QMS will endeavor to work with the Investor so that redemption proceeds may be wired to an account in the name of the Investor.

D.	Appointment of AML Compliance Officer

QMS has appointed the Chief Compliance Officer as the AML Chief Compliance Officer to oversee these procedures (although much of the responsibility has been delegated to the Administrator).

E.	OFAC Investment Transactions

To comply with controls on investment transactions imposed by the United States Department of the Treasury, Office of Foreign Assets Control (“OFAC”), QMS’s CCO will review the “white list” of instruments eligible to be invested in by QMS’s clients to ensure that none of those instruments are prohibited by OFAC. Before any instrument is added to the “white list” for any account managed by QMS, QMS’s CCO will ensure that such instrument is not prohibited by OFAC. QMS’s CCO will periodically review guidance issued by OFAC to ensure ongoing compliance.

XXI.	BUSINESS CONTINUITY AND DISASTER RECOVERY PROCEDURES

QMS has prepared a Business Continuity Plan in preparation for an event that would partially or completely restrict access to QMS’s main business office at 240 Leigh Farm Road, Suite #450, Durham, NC 27707 due to a natural disaster, terrorist activity or other event. Such Plan can be located in Appendix Q.

Testing of Disaster Recovery

QMS will periodically test, at least annually, its Business Continuity Plan.

XXII.	PROXY VOTING

QMS understands and appreciates the importance of proxy voting.

QMS has adopted a firm policy of not voting any proxies. QMS is of the view that any issues related to proxy voting of portfolio issues are irrelevant to the investment strategy employed by QMS (on behalf of Advisory Clients). As such, QMS is of the view that reallocating resources from the research and portfolio management process to addressing issues related to such proxies is not in the best interests of Advisory Clients (as it is also irrelevant to QMS’s trading strategies).

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Notwithstanding the general procedures outlined above, QMS will adhere to the procedures listed below.

(1)	Proxy Voting Procedures

(a)	All proxies sent to Advisory Clients that are actually received by QMS (to vote on behalf of the Advisory Clients) will be provided to the Chief Compliance Officer (or his designee).

(b)	A record of each proxy received by QMS (on behalf of its Advisory Clients) will be kept in QMS’s files either electronically or otherwise.

(2)	Disclosure of Procedures

Employees should note that a brief summary of these proxy voting procedures will be included in QMS’s Form ADV Part 2 and will be updated whenever these policies and procedures are updated. Advisory Clients will also be provided with contact information as to how they can obtain information about: (a) the details of QMS’s proxy voting procedures (i.e., a copy of these procedures).

(3)	Record-keeping Requirements

The Chief Compliance Officer, or his designee, will be responsible for maintaining files relating to QMS’s proxy voting procedures. Records will be maintained and preserved for five years from the end of the fiscal year during which the last entry was made on a record, with records for the first two years kept in the offices of QMS. Records of the following will be included in the files:

(a)	Copies of these proxy voting policies and procedures, and any amendments thereto;

(b)

A copy of each proxy statement that QMS actually receives, provided, however that QMS may rely on obtaining a copy of proxy statements from the SEC’s EDGAR system for those proxy statements that are so available;

(c)	To the extent a proxy is voted, a record of each vote that QMS casts;

(d)	To the extent a proxy is voted, any documents prepared by the adviser that were material to making a decision how to vote, or that memorialized the basis for the decision; and

(e)

A copy of each written request for information on how QMS voted proxies of an Advisory Client and a copy of any written response to any request for information on how QMS voted proxies on behalf of an Advisory Client.

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XXIII.	VALUATION PROCEDURES

The performance of Advisory Client accounts is calculated by third-party administrators for reporting and billing purposes. QMS calculates Advisory Client account performance for internal purposes and to oversee the calculations performed by its third-party administrators. Following are the guidelines used by QMS in valuing instruments in accounts:

The market value of a commodity future shall be the most recent available closing quotation on the exchange on which the future is traded. Investments in currencies will be valued at the last reported mid-market price in the currency. Currency forwards are valued using these currency market prices as inputs. QMS uses a third-party service to collect prices of futures and currencies. Currently the third-party service that QMS uses is Bloomberg.

Valuation Committee

QMS has established a Valuation Committee. The voting members of the Valuation Committee are currently the Chief Compliance Officer, the Chief Risk Officer, and the Finance Director. The Valuation Committee shall not meet on a set schedule, but instead shall meet and act as necessary. The Valuation Committee shall be responsible, as necessary, for reviewing valuation questions that arise under the Valuation Procedures and providing general valuation guidance. In carrying out its responsibilities, the Valuation Committee may receive information from employees of QMS who are not members of the Valuation Committee, including members of QMS’s front office.

XXIV.	REVIEW OF DISCRETIONARY TRADES

A partner or officer of QMS, who may not be an individual who exercises discretion in placing trades for client accounts, will regularly review the discretionary trading activity of QMS. This review may involve a review of scheduled trades for the following trading day. The partner or officer who reviews the discretionary trading activity of QMS shall make a written record on at least a quarterly basis to document that such review has been performed.

XXV.	QUANTITATIVE MODEL REVIEW, VALIDATION, AND UPDATES

A quantitative investing model is developed in the research environment (at this stage, a “Research Model”.) If approved for implementation, a model then moves into the production environment (at this stage, a “Production Model”.)

1)	Review

All quantitative investing models are reviewed prior to their implementation to ensure they perform as expected. The review comprises three main elements:

a.	Review of Code

A researcher (the “Reviewer”) other than the researcher who built a given Research Model reviews the model function to ensure the intended investment ideas are coded correctly. The Reviewer reads the code, and if necessary, works with the researcher who built the Research Model to ensure that the Reviewer understand the intended investment ideas. The Reviewer documents the approval of the Research Model and maintains documentation of this approval.

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b.	Robustness Check

Once a Research Model has been approved by the Reviewer, the Reviewer runs a program designed to test the robustness of the coding. This program highlights sections of code that may need to be revised in order to function within the infrastructure designed by QMS. Once any necessary changes are made and the Research Model has passed the robustness check, documentation showing that each Research Model has passed the robustness check is maintained by Research.

c.	Code conversion from Research Environment to Production Environment

Once a Research Model has passed the first two steps, the Research Model is programmatically duplicated and renamed as a Production Model. Since both research and production environments use the same code base, Research Models can be directly converted to Production Models with no need to rewrite code. Thus, a model tested in the research environment is identical to that used in the production environment. Before a model is implemented as a Production Model, a final check is run to ensure all historical positions generated by a Research Model match those generated by the corresponding Production Model.

2)	Validation

Once in the production environment, Production Models are validated to ensure they are performing as expected. Each trading day, the members of the Investment Committee receive an email that lists the top three long positions and top three short positions that are recommended by each factor. This allows the members of the Investment Committee to validate whether the Production Models that make up each factor are performing as expected based on the then current market and economic environment.

3)	Updating

Any updates to the Production Model code base or the portfolio optimization code base must be documented by a researcher, and then reviewed and approved by the Chief Compliance Officer, prior to implementation. Prior approval is not required if time-sensitive changes need to be made in order for the optimized portfolio to be determined on a particular trading day; however, the Chief Compliance Officer must be notified of such changes in a timely manner. Key members of research and the Chief Compliance Officer automatically receive an email if a Production Model is revised.

XXVI.	DOING BUSINESS WITH NFA MEMBERS

QMS, in order to comply with NFA Bylaw 1101, shall ensure that it only does business with individuals and entities (“Business Partner”) that, if they are required to be registered with the CFTC, are in fact registered with the CFTC. In order to comply with this requirement, the Chief Compliance Officer, or his designee, shall take the following steps prior to QMS’s entering into an investment management agreement with a client, accepting an investor into a commodity pool for which QMS serves as CPO, or entering into a trading relationship with a broker. First, the Chief Compliance Officer shall determine whether the Business Partner is required to be registered with the CFTC. The Chief Compliance Officer will do this by gathering necessary information regarding the legal structure and business activities of the Business Partner. The Chief Compliance Officer will then review applicable legal resources, as necessary, to determine any registration requirements. Such legal resources include the NFA website, the CFTC website, the CEA and the rules thereunder, and the advice of outside counsel. Second, for a Business Partner that is required to be registered, the Chief Compliance

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Officer will check the BASIC system on the NFA website to confirm whether the Business Partner is actually registered. On an annual basis, the Chief Compliance Officer will confirm this information by checking the BASIC system. The Chief Compliance Officer will document these reviews.

XXVII.	CONFLICTS OF INTEREST

General

QMS has policies and practices in place to address activities that could give rise to a conflict of interest between QMS and QMS’s clients. These potential conflicts of interest are:

1)	Managing accounts with performance-based fees and management fees at the same time;

2)	QMS employees engaging in outside business activities; and

3)	Personal trading.

QMS’s policies and practices to address these potential conflicts of interest are summarized below.

Potential Conflicts of Interest Arising from Side-by-Side Management

Managing accounts with performance-based fees and management fees at the same time presents potential conflicts of interest for QMS and its portfolio managers who manage these accounts. These conflicts include the potential for QMS or an individual portfolio manager to:

•	favor an account that pays a performance-based fee over an account that pays an asset-based or other type of fee when allocating trades and trade opportunities; and

•	take more risks for accounts paying a performance-based fee in an attempt to achieve higher returns and therefore increase the performance-based fee paid by the client.

The fact that QMS constructs portfolios and executes trades in a systematic manner significantly minimizes the risk that a performance-based fee account will be favored over a management fee-only account. In addition, QMS’s Aggregation and Allocation of Orders Policy (see Section XVIII) and associated practices reduce this risk.

The structure of QMS’s approach to portfolio construction and risk management reduces these risks further. QMS uses a team approach to portfolio construction. Any changes to portfolio construction models require the approval of the Investment Committee and the CCO. QMS’s Chief Risk Officer has ultimate responsibility for risk. Portfolio risk is considered over a broad spectrum, with security, model, factor, and strategy-level risk implemented mechanically, and within the portfolio construction process. The CRO function does not apply daily discretionary risk limits to the portfolio, but rather seeks to determine appropriateness and evolution of the risk limits in any particular dimension (e.g., those listed above).

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The above oversight and processes act to prevent any individual’s inappropriate influence over QMS’s portfolio construction process.

Outside Business Activities

QMS recognizes that employees’ engaging in business activities outside of QMS presents a potential conflict of interest with the duties QMS owes to its clients. For that reason, QMS has a policy that requires employees to receive pre-clearance of any outside business activities, whether paid or unpaid, from the CCO. Please see “Pre-Clearance/Notification of Outside Activities” in Section IV.

Personal Trading

QMS recognizes that employees’ personal trading may present a conflict of interest with the duties QMS owes to its clients. For that reason, QMS has a Code of Ethics that governs the types of instruments in which QMS employees may invest in personal accounts and the methods in place for QMS to monitor employee personal trading. Please see the Code of Ethics at Appendix I.

XXVIII.	FEE BILLING AND EXPENSE ALLOCATION

Fee Billing

The CCO and Finance Director are familiar with the structure of all of QMS’s fee arrangements. For a Fund, the Administrator of the Fund will calculate fees independently of QMS. QMS will confirm the accuracy of each such calculation. For separate accounts, the CCO and Finance Director will work with each client to determine the client’s preferred billing process. If the fees are calculated by the client or the client’s service provider, QMS will review the fee calculation and bring any issues to the client’s attention. If QMS is responsible for calculating the fee, QMS will agree with the client on the appropriate source of the net asset value of the account to be used as the basis for the calculation.

QMS will only charge performance fees/allocations to clients who are eligible to be charged performance fees/allocations. QMS’s CCO will ensure that each client who is charged a performance fee meets the relevant eligibility criteria.

Expense Allocation

QMS has implemented the following procedures to ensure that private fund and pool (“pool”) expenses are calculated correctly and allocated fairly:

•	Each new type of expense, and any changes to the way in which expenses are allocated between the pools, or between the pools and QMS, must be preapproved by the Finance Director and the CCO.

•	The Finance Director and the CCO are responsible for ensuring that expenses have been disclosed to pool investors.

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•	The Finance Director and the CCO will determine whether some or all of each expense category should be borne by QMS.

•	The Finance Director prepares all pool expenses for a month to be provided to the Administrator. The Finance Director reviews the Administrator’s expense allocations in the monthly pool NAV package.

•

Any expenses shared by more than one pool will be allocated pro-rata based on each pool’s NAV unless unusual circumstances apply that would call for a different allocation methodology as approved by the Finance Director and the CCO.

•	Expenses that are attributable to QMS and one or more pools will be allocated fairly. Such allocations will be determined by the Finance Director and the CCO on a case by case basis.

XXIX.	REVIEW OF SERVICE PROVIDERS

Unaffiliated third parties help QMS provide investment advisory services to Advisory Clients. The failure of a third-party service provider to meet its contractual obligations could damage QMS’s reputation, cause violations of the Federal Securities Laws, and/or harm QMS’s Advisory Clients.

QMS will conduct due diligence prior to retaining any third-party service providers that are involved in critical aspects of QMS’s provision of investment advisory services, or that have contact with clients or investors (defined as “Critical Service Providers”). QMS will maintain any documentation associated with this due diligence process.

The employees responsible for each Critical Service Provider review must:

•	Ensure that they understand the specific services to be provided;

•	Ensure that the Critical Service Provider’s obligations are described in detail in a written contract executed by the provider;

•

Review the Critical Service Provider’s service levels at least once each calendar year. While such reviews may be informal, the responsible employee should, at a minimum, elicit feedback from those employees who actually use the services. More detailed reviews of Critical Service Providers, including on-site visits or the review of due diligence questionnaires, may be conducted as necessary. Such reviews may address, as applicable,

•	The service provider’s satisfaction of contractual obligations;

•	The service provider’s responsiveness to QMS;

•	Whether technology used by the service provider enhances or impedes the services being provided;

QMS CAPITAL MANAGEMENT LP

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For Internal Use Only

•

The service provider’s procedures for the safeguarding of information provided in order to perform services, including whether personal information of Advisory Clients may be accessed and related cyber-security controls;

•	The service provider’s institutional resources;

•	The service provider’s internal controls;

•	The service provider’s business continuity plans;

•	Conflicts of interest between the service provider and QMS or Advisory Clients;

•	Any other applicable considerations.

If an employee believes that a Critical Service Provider is not meeting its contractual obligations, or is otherwise providing inadequate services, he or she should promptly report the issue to the CCO.

QMS CAPITAL MANAGEMENT LP

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For Internal Use Only

APPENDIX A

COMPLIANCE MANUAL

AND

CODE OF ETHICS ACKNOWLEDGEMENT

I hereby acknowledge receipt of the QMS Compliance Manual (including the Code of Ethics) and certify that I have read and understand it and agree to abide by it.

I hereby represent that all my personal securities transactions will be effected in compliance with the Compliance Manual (including the detailed requirements of the Code of Ethics). I also confirm that I have instructed all brokerage or other firms where I maintain an investment account to supply duplicate copies of my confirmations and statements to the Chief Compliance Officer. I further certify that I will provide copies of my monthly and quarterly statements to the Chief Compliance Officer upon request. Further, I understand that the Chief Compliance Officer may provide copies of all such trade confirmation and statements to an outside third party compliance consultant or outside legal counsel.

I further certify that I have read and understand the QMS Capital Management LP Insider Trading Policy and my duties and responsibilities thereunder and that I have read and understand the QMS Capital Management LP Confidentiality Agreement that I have executed in connection with my employment by (or association with) QMS Capital Management LP.

In addition to the representations contained throughout the Compliance Manual and Code of Ethics, I hereby certify that I have never been found civilly liable for nor criminally guilty of insider trading and that no legal proceedings alleging that I have violated the law on insider trading are now pending or, to my knowledge, threatened by any person or authority. I agree to immediately notify QMS Capital Management LP if such information becomes inaccurate in any way.

Date:

(Signature)

(Print Name)

COMPLIANCE RECEIPT:

Name:
Date:

A-1

QMS CAPITAL MANAGEMENT LP

Confidential

For Internal Use Only

APPENDIX B

DISCIPLINARY QUESTIONNAIRE

Instructions: Please respond to all questions and requested information. Complete written details of all events or proceedings must be provided. An executed copy of this form should be provided to the Chief Compliance Officer.

Criminal Actions

1.	Have you ever:

	a.	been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic, foreign or military court to any felony?	☐ Yes ☐ No

	b.	been charged with any felony?	☐ Yes ☐ No

2.	Based upon activities that occurred while you exercised control over it, has an organization ever:

	a.	been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic or foreign court to any felony?	☐ Yes ☐ No

	b.	been charged with any felony?	☐ Yes ☐ No

3.	Have you ever:

	a.	been convicted of or pled guilty to or nolo contendere (“no contest”) in a domestic, foreign or military court to a misdemeanor involving: investments or an investment-related business or any fraud, false statements or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion or a conspiracy to commit any of these offenses?	☐ Yes ☐ No

	b.	been charged with a misdemeanor specified in 3(a)?	☐ Yes ☐ No

4.	Based upon activities that occurred while you exercised control over it, has an organization ever:

	a.	been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic or foreign court to a misdemeanor specified in 3(a)?	☐ Yes ☐ No

	b.	been charged with a misdemeanor specified in 3(a)?	☐ Yes ☐ No

Regulatory Disciplinary Actions

5.	Has the U.S. Securities and Exchange Commission or the Commodity Futures Trading Commission ever:

	a.	found you to have made a false statement or omission?	☐ Yes ☐ No

	b.	found you to have been involved in a violation of its regulations or statutes?	☐ Yes ☐ No

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	c.	found you to have been a cause of an investment- related business having its authorization to do business denied, suspended, revoked or restricted?	☐ Yes ☐ No

	d.	entered an order against you in connection with investment-related activity?	☐ Yes ☐ No

	e.	imposed a civil money penalty on you, or ordered you to cease and desist from any activity?	☐ Yes ☐ No

6.	Has any other Federal regulatory agency or any state regulatory agency or foreign financial regulatory authority ever:

	a.	found you to have made a false statement or omission or been dishonest, unfair or unethical?	☐ Yes ☐ No

	b.	found you to have been involved in a violation of investment-related regulation(s) or statute(s)?	☐ Yes ☐ No

	c.	found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted?	☐ Yes ☐ No

	d.	entered an order against you in connection with an investment-related activity?	☐ Yes ☐ No

	e.	denied, suspended or revoked your registration or license or otherwise, by order, prevented you from associating with an investment-related business or restricted your activities?	☐ Yes ☐ No

7.	Has any self-regulatory organization or commodities exchange ever:

	a.	found you to have made a false statement or omission?	☐ Yes ☐ No

	b.	found you to have been involved in a violation of its rules (other than a violation designated as a “minor rule violation” under a plan approved by the U.S. Securities and Exchange Commission)?	☐ Yes ☐ No

	c.	found you to have been the cause of an investment- related business having its authorization to do business denied, suspended, revoked or restricted?	☐ Yes ☐ No

	d.	disciplined you by expelling or suspending you from membership, barring or suspending your association with its members, or restricting your activities?	☐ Yes ☐ No

8.	Has your authorization to act as an attorney, accountant or Yes No federal contractor ever been revoked or suspended?		☐ Yes ☐ No

9.	Have you been notified, in writing, that you are now the subject of any:

	a.	regulatory complaint or proceeding that could result in a “yes” answer to any part of 5, 6 or 7?	☐ Yes ☐ No

	b.	Investigation that could result in a “yes” answer to any part of 1, 2, 3 or 4?	☐ Yes ☐ No

QMS CAPITAL MANAGEMENT LP

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Civil Judicial Actions

10.	Has any domestic or foreign court ever:

	a.	enjoined you in connection with any investment- related activity?	☐ Yes ☐ No

	b.	found that you were involved in a violation of any investment-related statute(s) or regulation(s)?	☐ Yes ☐ No

	c.	dismissed, pursuant to a settlement agreement, an investment-related civil action brought against you by a state or foreign financial regulatory authority?	☐ Yes ☐ No

11.	Are you named in any pending investment-related civil action that could result in a “yes” answer to any part of 10?		☐ Yes ☐ No

Customer Complaints

12.	Have you ever been named as a respondent/defendant in an investment-related, consumer-initiated arbitration or civil litigation which alleged that you were involved in one or more sales practice violations and which:

	a.	is still pending; or	☐ Yes ☐ No

	b.	resulted in an arbitration award or civil judgment against you, regardless of amount; or	☐ Yes ☐ No

	c.	was settled for an amount of $10,000 or more?	☐ Yes ☐ No

13.	Have you ever been the subject of an investment-related, consumer-initiated complaint, not otherwise reported under question 12 above, which alleged that you were involved in one or more sales practice violations, and which complaint was settled for an amount of $10,000 or more?		☐ Yes ☐ No

14.	Within the past twenty-four (24) months, have you been the subject of an investment-related, consumer- initiated, written complaint, not otherwise reported under question 12 or 13 above, which:

	a.	alleged that you were involved in one or more sales practice violations and contained a claim for compensatory damages of $5,000 or more (if no damage amount is alleged, the complaint must be reported unless the firm has made a good faith determination that the damages from the alleged conduct would be less than $5,000), or;	☐ Yes ☐ No

	b.	alleged that you were involved in forgery, theft, misappropriation or conversion of funds or securities?	☐ Yes ☐ No

Terminations

15.	Have you ever voluntarily resigned, been discharged or permitted to resign after allegations were made that accused you of:

	a.	violating investment-related statutes, regulations, rules or industry standards of conduct?	☐ Yes ☐ No

	b.	fraud or the wrongful taking of property?	☐ Yes ☐ No

QMS CAPITAL MANAGEMENT LP

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	c.	failure to supervise in connection with investment-related statutes, regulations, rules or industry standards of conduct?	☐ Yes ☐ No

Financial

16.	Within the past 10 years:

	a.	have you made a compromise with creditors, filed a bankruptcy petition or been the subject of an involuntary bankruptcy petition?	☐ Yes ☐ No

	b.	based upon events that occurred while you exercised control over it, has an organization made a compromise with creditors, filed a bankruptcy petition or been the subject of an involuntary bankruptcy petition?	☐ Yes ☐ No

	c.	based upon events that occurred while you exercised control over it, has a broker or dealer been the subject of an involuntary bankruptcy petition, or had a trustee appointed, or had a direct payment procedure initiated under the Securities Investor Protection Act?	☐ Yes ☐ No

17.	Has a bonding company ever denied, paid out on or revoked a bond for you?		☐ Yes ☐ No

18.	Do you have any unsatisfied judgments or liens against you?		☐ Yes ☐ No

I certify and acknowledge that the above statements are true and correct to the best of my knowledge and agree to immediately notify QMS if such information becomes inaccurate in any way.

Name:
Date:

COMPLIANCE RECEIPT:

Name:
Date:

QMS CAPITAL MANAGEMENT LP

Confidential

For Internal Use Only

APPENDIX C

Appendix C-1

REQUEST FOR APPROVAL OF OUTSIDE ACTIVITIES

Background:

(1)	Name of Firm/Description of Proposed Outside Activity:

(2)	Will QMS’s name be used in connection with such activity (e.g., included in a biography)? ☐ Yes ☐ No

(3)	Will you have a position as an officer or director? ☐ Yes ☐ No

(4)	If “yes” to 3 above, will such organization maintain an officer’s and director’s liability policy in addition to any indemnification that you may be otherwise provided by such outside activity (provide details of any and all such coverage/indemnification):

(5)	Duties in connection with such activity:

(6)	Estimated amount of time spent on such activity (yearly basis):

(7)	Will you or any related party receive any economic benefit for your participation in such activity? ☐ Yes ☐ No

If “yes”, description of economic benefit:

The employee represents that such activity does not violate any law or regulation, will not or does not interfere with his/her responsibilities to QMS, compete with or conflict with any interest of QMS. The employee represents that he or she will bring to the attention of QMS any potential conflicts of interest that arise due to such activity.

Employee Name:
Date:

DISPOSITION OF PRE-APPROVAL REQUEST:

☐ Request Approved ☐ Request Denied

Name:
Date:

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Appendix C-2

ANNUAL OUTSIDE ACTIVITY/INSIDER DISCLOSURE STATEMENT

Outside Affiliations

1.	Other businesses in which I am engaged (i.e., take an active role). This includes (but not limited to) Community, Charitable, and Professional activities.

Name of Entity	Affiliation or Title	Compensation & Benefits	Public Company (Yes/No)

OR

☐  I do not take an active role in any other business.

2.	Entities by which I am employed or receive compensation:

Name of Entity	Affiliation or Title	Compensation & Benefits	Public Company (Yes/No)

OR

☐   I am not employed or receive compensation from any other entities.

3.	Business organizations in which I am an officer, director, partner or employee:

Name of Entity	Affiliation or Title	Compensation & Benefits	Public Company (Yes/No)

OR

☐  I am not an officer, director, partner or employee in any organization.

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4.	Describe interests in any securities, financial or kindred business:

Do you own a significant position in any publicly held company’s securities? Describe:

Insider Disclosure

5. Please indicate below whether you or any member of your immediate family (i.e., parents, mother-in-law, father-in-law, husband, wife, brother, sister, brother-in-law, sister-in-law, son, daughter, son-in-law, daughter-in-law, children who are directly or indirectly dependents) is an executive officer, director or 5% or greater stockholder of a public company or other company in the financial services industry?

Person’s Name	Relationship to Employee	Name of Entity	Affiliation or Title	Compensation & Benefits	Public Company (Yes/No)

Person’s Name	Relationship to Employee	Name of Entity	Affiliation or Title	Compensation & Benefits	Public Company (Yes/No)

OR

☐ I certify that no member of my immediate family is an executive officer, director or 5% or greater stockholder of a public company.

6. Please indicate any other business activities below which any member of your immediate family (i.e., parents, mother-in-law, father-in-law, husband, wife, brother, sister, brother-in-law, sister-in-law, son, daughter, son-in-law, daughter-in-law, children who are directly or indirectly dependents) is involved with not in the financial service industry and that should be noted.

Person’s Name	Relationship to Employee	Name of Entity	Job Description

QMS CAPITAL MANAGEMENT LP

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Person’s Name	Relationship to Employee	Name of Entity	Job Description

I certify that the activity(ies) mentioned above do not violate any law or regulation, will not or do not interfere with my responsibilities to QMS, compete with or conflict with any interest of QMS. I hereby represent that I will bring to the attention of QMS any potential conflicts of interest that arise due to such activity(ies).

I certify and acknowledge that the above statements are true and correct to the best of my knowledge.

Name:
Date:

COMPLIANCE RECEIPT:

Name:
Date:

QMS CAPITAL MANAGEMENT LP

Confidential

For Internal Use Only

APPENDIX D

CONFLICTS OF INTEREST QUESTIONNAIRE

Between

                     (DATE)

and

                     (DATE)

QMS takes its fiduciary obligations to its Advisory Clients and Investors very seriously. In this connection, QMS must periodically review the conflicts of interest relevant to its business and operations. The purpose of having each Access Person complete this questionnaire is to increase the likelihood that all such conflicts of interest are properly identified and properly addressed by QMS.

Nature of the Conflict: Personal Securities Transactions

Have you affected any transactions (buys or sells) in the same securities as Advisory Clients of QMS?*

☐ Yes ☐ No
If yes, please explain:

*   To the extent that you have already reported such holdings through your Initial or Annual Holdings Reports, please note that here. You do NOT need to reiterate the holdings information that was previously reported on your Initial or Annual Holdings Reports.

Did you obtain pre-clearance for all the personal securities transactions noted in #1 above?

☐ Yes ☐ No
If no, please explain:

QMS CAPITAL MANAGEMENT LP

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Nature of the Conflict: Business Transactions or Doing Business with Affiliates or Related Parties

Are you presently engaged in any business transactions outside of your employment with QMS?*

☐ Yes ☐ No
If yes, please explain:

* NOTE: Such business transactions could include loans to, or investment in, private business ventures.

Do you currently hold any paid positions with entities outside of your employment with QMS?

☐ Yes ☐ No
If yes, please explain:

Is your spouse, or any household family member, presently employed by any of QMS’s third party service providers?

☐ Yes ☐ No
If yes, please explain:

Is your spouse, or any household family member, presently employed by any of the companies/issuers with which QMS invests?

☐ Yes ☐ No
If yes, please explain:

Is your spouse, any close relative, or any household family member, presently a principal or registered representative of a broker-dealer?
☐ Yes ☐ No
If yes, please explain:

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Does your spouse, any close relative, or any household family member currently serve as a director or officer of a publicly traded company?

☐ Yes ☐ No
If yes, please explain:

Have you engaged in business transactions, or done business with, QMS affiliates or related parties?*

☐ Yes ☐ No

*   For purposes of this response, “Related Parties” would include (but not be limited to): companies/issuers in which QMS invests, service providers employed by QMS, and individuals or entities that have invested in the Advisory Clients of QMS (i.e., the QMS funds and separately managed accounts).

*   When responding to this question, you should consider any compensation arrangements that you have outside of QMS. To the extent that you are unsure as to whether such a non-QMS relationship needs to be disclosed, please discuss with the Chief Compliance Officer.

* NOTE: To the extent you have answered “Yes” to this question, it is likely that QMS will need to update its disclosures to Advisory Clients and Investors.

QMS CAPITAL MANAGEMENT LP

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If “Yes,” please complete the following:

Please describe the entity that you presently do business with, the nature of the transacted business, and whether fees are involved:

Name of Entity:

Nature of Activities:

Fees paid:

Name:
Date:

COMPLIANCE RECEIPT:

Name:
Date:

QMS CAPITAL MANAGEMENT LP

Confidential

For Internal Use Only

APPENDIX E

NOTIFICATION OF BENEFITS/GIFTS IN EXCESS OF $100 OR BUSINESS

ENTERTAINMENT IN EXCESS OF $250

Instructions: Employees are required to complete this form and provide a copy to the Chief Compliance Officer in the event they have received/provided any benefits or gift from/to any of QMS’s third-party business contacts in excess of $100 or business entertainment in excess of $250.

Please note: Without the consent of the Chief Compliance Officer, no Access Person may accept or give any gift or other item of more than $250 in value from any person or entity that does business with or on behalf of QMS.

1. This Notification Form Relates to (check all that apply):

☐ Gift(s)                ☐ Gratuity(ies)                ☐    Entertainment

2. Name of Employee: ____________________________________________________________________________________

3. Employee was the party that:

☐ Received the Gift/Gratuity/Entertainment                ☐    Provided the Gift/Gratuity/Entertainment

4. Third Party(ies) Involved (e.g., Name of Company, Name of Investor): __________________________________________

5. Name(s) of Attendees: ________________________________________________________________________________

6. Date Gift, Gratuity and/or Entertainment was Received/Provided: ______________________________________________

7. Provide General Description of Gift, Gratuity and/or Entertainment and Approximate Value: ________________________

I certify and acknowledge that the above statements are true and correct to the best of my knowledge.

Name:
Date:

COMPLIANCE RECEIPT/ACKNOWLEDGEMENT:

Name:
Date:

E-1

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APPENDIX F

COMPLAINT FORM

Instructions: Complete Sections I, II and III of form. Any written correspondence or documentation concerning a complaint or legal issue must be attached and provided directly to the Chief Compliance Officer.

I.	Identifying Information

Complaint Received By

Advisory Client or Investor Name

Name of Advisory Client Involved

Date Complaint Received

II.	Related Legal Issues

Have you been served with legal process or are you aware of any potential legal action, regulatory inquiry or investigation in connection with this complaint? ☐ Yes ☐ No

III.	Facts Underlying Complaint Issue

Please describe facts underlying reported complaint or legal issue:

I certify and acknowledge that the above statements are true and correct to the best of my knowledge.

Name:
Date:

IV.	Recommended Response or Course of Action to be Taken

(To be completed by Chief Compliance Officer)

Describe recommended course of action to be taken:

COMPLIANCE RECEIPT/ACKNOWLEDGEMENT:

Name:
Date:

F-1

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APPENDIX G

POLITICAL CONTRIBUTION - PRE-CLEARANCE FORM

Instructions: Complete Sections I, II and III of the form. Documentation supporting or explaining the political contribution (if any) must be attached and provided directly to the Chief Compliance Officer.

I.	Political Contribution Details

Name of Elected Official or Candidate/Political Party/ Political Action Committee

Office or Role of Elected Official/Candidate within the government entity

State, Local or Municipal Government that the Elected Official/Candidate represents

Amount of intended political contribution

Name of individual (or entity) who made the political contribution

Approximate date on which the political contribution will be made

II.	Related Issues

Have you, your spouse and any other immediate family member(s) made prior political contributions to the above-reference Elected Official/Candidate/ Political Party/ Political Action Committee?

☐ Yes ☐ No

If yes, explain:

Are you aware of any relationship (including ongoing marketing efforts) between QMS and the State, Local or Municipal government represented by the above-referenced Elected Official/Candidate/Political Party/ Political Action Committee?

☐ Yes ☐ No

If yes, explain:

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III.	Additional Detail

Please use the space provided below to describe any additional details which may be relevant to the Chief Compliance Officer’s review of the proposed political contribution:

I certify and acknowledge that the above statements are true and correct to the best of my knowledge.

Name of Employee:
Date:

IV.	Recommended Response or Course of Action to be Taken

To be completed by Chief Compliance Officer

Describe recommended course of action to be taken:

COMPLIANCE RECEIPT/ACKNOWLEDGEMENT:

Name:
Date:

G-2

QMS CAPITAL MANAGEMENT LP

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For Internal Use Only

APPENDIX H

Appendix H-1

NEW HIRE POLITICAL CONTRIBUTION DISCLOSURE FORM

Instructions: New Employees must disclose to QMS all political contributions made within 2 years prior to their hire date. Use this form to disclose any political contributions you made, over the past two years to government officials (including candidates) and any payments to state or local political parties and political action committees.

Item 1: Political Contributions

NAME OF ELECTED OFFICIAL/ CANDIDATE OR POLITICAL PARTY/PAC	OFFICE OR ROLE OF ELECTED OFFICIAL/ CANDIDATE	STATE, LOCAL OR MUNICIPAL GOVERNMENT THAT THE ELECTED OFFICIAL/ CANDIDATE REPRESENTS	AMOUNT OF POLITICAL CONTRIBUTION	NAME OF INDIVIDUAL (OR ENTITY) WHO MADE THE POLITICAL CONTRIBUTION	DATE OF POLITICAL CONTRIBUTION

H-1

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Item 2: Related Issues

Have your spouse or any other immediate family member(s) made political contributions to the ANY of the above-reference Elected Officials, Candidates, political parties or Political Action Committees?

☐ Yes ☐ No

If yes, explain:

Are you aware of any relationship (including ongoing marketing efforts) between QMS and ANY of the State, Local or Municipal governments represented by the above-referenced Elected Officials, Candidates, political parties or Political Action Committees?

☐ Yes ☐ No

If yes, explain:

Item 3: Additional Detail

Please use the space provided below to describe any additional details which may be relevant to the Chief Compliance Officer’s review of your political contribution(s) listed above:

I certify and acknowledge that the above statements are true and correct to the best of my knowledge.

Name of Employee:
Date:

COMPLIANCE RECEIPT/ACKNOWLEDGEMENT:

Name:
Date:

H-2

QMS CAPITAL MANAGEMENT LP

Confidential

For Internal Use Only

APPENDIX I

CODE OF ETHICS

A.	INTRODUCTION

High ethical standards are essential for the success of QMS and to maintain the confidence of its clients. QMS is of the view that the long-term business interests are best served by adherence to the principle that the Advisory Clients’ interests come first. QMS has a fiduciary duty to the Advisory Clients it manages, which requires individuals associated with QMS to act solely for the benefit of the Advisory Clients. Potential conflicts of interest may arise in connection with the personal trading activities of individuals associated with investment adviser firms. In recognition of QMS’s fiduciary obligations to the Advisory Clients and QMS’s desire to maintain its high ethical standards, QMS has adopted this Code of Ethics (the “Code”) pursuant to Rule 204A-1 under the Advisers Act and Rule 17j-1 under the Investment Company Act. The Code contains provisions designed to seek to: (i) prevent improper personal trading by Access Persons; (ii) prevent improper use of material, non-public information about securities recommendations made by QMS or securities holdings of the Advisory Clients; (iii) identify conflicts of interest; and (iv) provide a means to resolve any actual or potential conflict in favor of the Advisory Clients. In addition, it should be noted that the Code requires all Access Persons of QMS to comply with applicable Federal Securities Laws. If there are any questions as to what Federal Securities Laws are applicable to QMS, please see the Chief Compliance Officer. Failure to adhere to Federal Securities Laws, state securities laws and other applicable regulations could expose an Access Person to sanctions imposed by QMS, the SEC or law enforcement officials. These sanctions may include, among others, disgorgement of profits, suspension/termination of employment or criminal and civil penalties.

One goal is to allow QMS’s Access Persons to engage in personal securities transactions while protecting its Advisory Clients, QMS and its Access Persons from the conflicts that could result from a violation of the securities laws or from real or apparent conflicts of interests. While it is impossible to define all situations that might pose such a risk, this Code of Ethics is designed to address those circumstances where such risks are likely to arise.

Adherence to the Code and the related restrictions on personal investing is considered a basic condition of employment for all Access Persons of QMS. If there is any doubt as to the propriety of any activity, employees should consult with the Chief Compliance Officer, who may consult with and rely upon the advice of QMS’s outside legal counsel.

B.	APPLICABILITY OF CODE OF ETHICS

Personal Accounts of Access Persons. A Personal Account of an Access Persons is defined as an account (1) in which Reportable Securities (as defined herein) are or may be held, and (2) (a) in which an Access Person has any direct or indirect beneficial ownership, or (b) which is maintained by or for:

(a)	Access Person’s spouse (other than a legally separated or divorced spouse of the Access Person) and minor children;

(b)

Any individuals who live in the Access Person’s household and over whose purchases, sales, or other trading activities the Access Person exercises control or investment discretion (this includes any child, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, as well as adoptive and step relationships);

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(c)

Any persons to whom the Access Person provides primary financial support, and either (i) whose financial affairs the Access Person controls, or (ii) for whom the Access Person provides discretionary advisory services;

(d)	Any trust or other arrangement which names the Access Person as a beneficiary; and

(e)

Any partnership, corporation, or other entity of which the Access Person is a director, officer or general partner or in which the Access Person has a 25% or greater beneficial interest, or in which the Access Person owns a controlling interest or exercises effective control.

(2)

Access Person as Trustee. A Personal Account does not include any account for which an Access Person serves as trustee of a trust for the benefit of (i) a person to whom the Access Person does not provide primary financial support, or (ii) an independent third party.

(3)

Personal Accounts of Other Access Persons. A Personal Account of an Access Person that is managed by another Access Person is considered to be a Personal Account only of the Access Person who has a Beneficial Ownership in the Personal Account. The account is considered to be a client account with respect to the Access Person managing the Personal Account.

(4)

Solicitors/Consultants. Non-employee Solicitors or consultants are not subject to this Code unless the Solicitor/consultant, as part of his or her duties on behalf of QMS, (i) makes or participates in the making of investment recommendations for the Advisory Clients, or (ii) obtains information on recommended investments for the Advisory Clients.

(5)	Client Accounts. A client account includes any account managed by QMS which is not a Personal Account.

(6)

No Influence or Control. An account that otherwise meets the definition of Personal Account hereunder, but over which the Access Person has no direct or indirect influence or control, is not a Personal Account. However, Access Persons must provide account statements for such accounts to the Chief Compliance Officer upon request.

C.	RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

(1)

General. It is the responsibility of each Access Person to ensure that a particular transaction being considered for his or her Personal Account is not subject to a restriction contained in this Code, on QMS’s Restricted List, or otherwise prohibited by any applicable laws. Personal transactions for Access Persons may be effected only in accordance with the provisions of this Code.

(2)	Pre-Clearance of Transactions in a Personal Account. An Access Person must obtain the prior written approval of the Chief Compliance Officer before engaging in the following types of transactions:

•	direct or indirect purchase or sale of beneficial ownership in a security in an initial public offering (as required under Rule 204A-1 of the Advisers Act);

•	certain direct or indirect purchases or sales in a Personal Account of an exchange-traded fund (“ETF”), or derivatives on ETFs, as described in Section C(3) below;

•

direct or indirect acquisition or sale of beneficial ownership in a security in a limited offering (which includes any offering of securities that is exempt under the Securities Act of 1933 such as interests in hedge funds or other pooled investment vehicles, restricted securities, partnerships, trusts, private placements, etc.).

QMS CAPITAL MANAGEMENT LP

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A request for pre-clearance must be submitted, and approval must be given by the Chief Compliance Officer, in advance of the contemplated transaction. A Sample Pre-Clearance Form is attached as Form 1. The Chief Compliance Officer will generally be responsible for pre-clearing the transactions identified above including ensuring that such transactions are not on the Restricted List or Watch List (but in the case of the Watch List, only with respect to those persons who are recipients of such Watch List). In the event that the Chief Compliance Officer is not available to consider the pre-clearance request or the Chief Compliance Officer is submitting his own pre-clearance request, then a pre-clearance request should be submitted to one of the other managing principals who will consider the request and approve or deny the transaction.

All approved trades must be executed no later than end of business on the business day immediately following the date preclearance is granted, subject to waiver by the Chief Compliance Officer in his sole discretion.

(3)

Pre-Clearance and Holding Periods for ETFs. No pre-clearance requirement applies to the purchase or sale of shares of an individual ETF or a derivative on an individual ETF with a total transaction value of less than $250,000 in one day. For purchases or sales of shares of an individual ETF or a derivatives on an individual ETF with a total transaction value of $250,000 or more in one day (a “Covered ETF Transaction”), an Access Person must submit a pre-clearance request to the Chief Compliance Officer, and receive approval from the Chief Compliance Officer, two business days prior to the day of such Covered ETF Transaction. As an example, if a pre-clearance request for a Covered ETF Transaction is submitted to the Chief Compliance Officer on Monday, and approval is granted on Monday, the Covered ETF Transaction may only occur on the immediately following Wednesday (if the transaction does not occur on the immediately following Wednesday, a new pre-clearance request must be submitted in order to engage in a Covered ETF Transaction).

In addition, an Access Person may not buy or sell an ETF or a derivative on an ETF (of any transaction value) if the Access Person has engaged in the opposite Covered ETF Transaction in the sixty (60) calendar days before or after the transaction. For instance, if an Access Person sells an ETF in a Covered ETF Transaction on June 1, that Access person may not purchase the same ETF until July 30. Conversely, if the Access Person purchases $10,000 of an ETF on June 1, that Access Person may not sell the same ETF in a Covered ETF Transaction until July 30.

(4)

Use of a Restricted List: Access Persons are prohibited from purchasing or disposing of any security which is on QMS’s current “Restricted List.” The Restricted List is found on the QMS internal Wiki, and each Access Person is responsible for checking the Restricted List prior to engaging in a transaction. Generally, the restricted list will include (but is not limited to):

(a)	Instruments eligible for trading by QMS separately managed accounts and/or fund vehicles (i.e. futures);

(b)	The following equity and equity-related instruments:

(i) Equity securities traded on United States stock exchanges;

(ii) Equity securities of United States issuers that are traded on stock exchanges located outside the United States; and

QMS CAPITAL MANAGEMENT LP

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(iii) Derivative instruments (including, but not limited to, options single-name futures, and total return swaps) for which a security listed in (b)(i) or (b)(ii) above is the underlying reference instrument.

(c)	Equity securities issued by any QMS client; and

(d)	Any financial instrument about which QMS may possess material, non-public information

Once an Issuer is placed on the Restricted List, the Chief Compliance Officer shall take steps to immediately inform all Access Persons of the Issuers listed on the Restricted List. While an Issuer is on the Restricted List, each person subject to this Code shall be prohibited from trading of that Issuer’s securities in their Personal Accounts. From time to time, the Chief Compliance Officer shall review the issuers on the Restricted List to determine if they should be removed.

If an Issuer was added to the Restricted List due to B.C.(3)(d) above, then QMS will also be prohibited from trading or recommending the trading of that Issuer’s securities in the Advisory Client’s accounts.

(5)

Use of a Watch List: The Chief Compliance Officer may place certain Issuers on a “Watch List.” Companies about which a limited number of employees possess material, non-public information should generally be placed on the Watch List. The list will be disclosed by the Chief Compliance Officer only to those persons who are deemed to be necessary recipients of the list because of their roles in compliance.

While an Issuer is on the Watch List, QMS and each Access Person who has knowledge of the material non-public information shall generally be prohibited from trading or recommending the trading of that Issuer’s securities in Personal Accounts or the Advisory Client’s accounts. From time to time, the Chief Compliance Officer shall review the Issuers on the Watch List to determine if they should be removed.

(6)

Limited Exceptions: QMS reserves the right to decide, on a case-by-case basis, exceptions to any provisions under this Code. Such exceptions will be granted only in extraordinary cases and only to the extent consistent with QMS’s fiduciary obligations to its Advisory Clients. In no event will any exception be granted if the granting thereof would result in the violation of any law, rule or regulation applicable to QMS. Any exceptions made hereunder, and the reasons therefore, will be maintained in writing by QMS.

(7)

Further Information: The Chief Compliance Officer (or his designee) in his discretion reserves the right to deny any pre-clearance request. In addition, QMS reserves the right to require an Access Person to reverse, cancel or freeze, at the Access Person’s expense, any transaction or position in a security if QMS believes such transaction or position might violate this Manual or appears improper.

If any person has any question with regard to the applicability of the provisions of this Code generally or with regard to any securities transaction, he or she should consult the Chief Compliance Officer.

D.	Reporting Requirements

All Access Persons are required to submit to the Chief Compliance Officer (subject to the applicable provisions of Section E below) the following reports:

QMS CAPITAL MANAGEMENT LP

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(1)

List of Personal Accounts—Access Persons are required to provide the Chief Compliance Officer with a list of Personal Accounts when submitting their Initial Holdings Report. For each Personal Account, the Access Person must disclose the following information:

(a)	Brokerage account name (and each bank account used which is substantially the same as a brokerage account);

(b)	Account number; and

(c)	Name of each firm through which securities transactions are directed with respect to all accounts in which the Access Person may have Beneficial Ownership.

Access Persons should use the form provided in Form 2 to disclose such information.

(2)

Initial Holdings Reports—Access Persons are required to provide the Chief Compliance Officer (or his designee) with an Initial Holdings Report within 10 days of the date that such person became an Access Person (typically within 10 days of employment) that meets the following requirements:

(a)

Must disclose all of the Access Person’s current securities holdings with the following content for each Reportable Security (as defined below) including any holdings in limited offerings (i.e. private placements, private equity interests, hedge fund interests, restricted stock, etc.) in which the Access Person has any direct or indirect Beneficial Ownership:

•	title and type of reportable security;

•	ticker symbol or CUSIP number (as applicable);

•	number of shares;

•	principal amount of each reportable security.

(b)	Must disclose the name of any broker, dealer or bank with which the Access Person maintains a Personal Account.

(c)	Information contained in Initial Holding Reports must be current as of a date no more than 45 days prior to the date of submission.

(d)	The date upon which the report was submitted.

Access Persons should use the form of Initial Holdings Report contained in Form 2 to this Code of Ethics.

(3)

Annual Holdings Reports—Subject to the applicable provisions of Section E below, Access Persons must also provide Annual Holdings Reports of all current Reportable Securities holdings at least once during each 12 month period (the “Annual Holdings Certification Date”). For purposes of this Code, the Annual Holdings Certification Date is December 31 of each year. From a content perspective, such Annual Holdings Reports must comply with the requirements of Initial Holdings Reports contained in (2) above. In particular, it should be noted that Access Persons will need to provide their current holdings in any limited offerings (i.e. private placements, private equity interests, hedge fund interests, restricted stock, etc.) as part of their Annual Holdings Report. Access Persons should use the form of Annual Holdings Report contained in Form 3 to this Code.

QMS CAPITAL MANAGEMENT LP

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(4)

Quarterly Transaction Reports—Subject to the applicable provisions of Section E below, Access Persons must also provide Quarterly Transaction Reports for each transaction in a Reportable Security (as defined below) that the Access Person has any direct or indirect Beneficial Ownership. In particular, it should be noted that Access Persons will need to report any transactions in limited offerings (i.e. private placements, private equity interests, hedge fund interests, restricted stock, etc.) that occurred during the relevant quarter. Such Quarterly Transaction Reports must meet the following requirements:

(a)	Content Requirements – Quarterly Transaction Report must include the following information about each transaction involving a Reportable Security:

•	date of transaction;

•	title of Reportable Security;

•	ticker symbol or CUSIP number of Reportable Security (as applicable);

•	interest rate and maturity rate (if applicable);

•	number of shares (if applicable);

•	principal amount of Reportable Security (if applicable);

•	nature of transaction (i.e., purchase or sale);

•	price of Reportable Security at which the transaction was effected;

•	the name of broker, dealer or bank through which the transaction was effected; and

•	date upon which the Access Person submitted the report.

(b)

Timing Requirements – Subject to Section E below, Access Persons must submit a Quarterly Transaction Report (preferably via email to the Chief Compliance Officer) no later than 30 days after the end of each quarter.

In addition, if an Access Person opens a Personal Account during the quarter, the Access Person must provide the Chief Compliance Officer:

(a)	the information regarding that Personal Account set forth in Section (D)(1) above;

(b)	the date the Personal Account was established; and

(c)	the date the report is submitted to the Chief Compliance Officer.

Access Persons should use the form of Quarterly Transaction Report provided in Form 4 to this Code, subject to the applicable provisions of Section E below.

(5)

Definition of Reportable Security – For purposes of the reporting requirements, a Reportable Security includes futures, options, and any financial instrument that is known as a security and as defined in detail in Section 202(a)(18) of the Investment Company Act[1], EXCEPT that it does NOT include:

[1]

Under the Advisers Act, a “security” means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.

QMS CAPITAL MANAGEMENT LP

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(a)	Direct obligations of the Government of the United States;

(b)	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

(c)	Shares issued by money market funds;

(d)

Shares issued by registered open-end funds (i.e. mutual funds) that are registered under the Company Act; provided that such funds are NOT registered funds managed or sub-advised by QMS or registered funds whose adviser, sub-adviser or principal underwriter controls QMS, or is under common control with QMS (such funds, the “Reportable Funds”);

(e)

Shares issued by unit investment trusts that are invested exclusively in one or more registered open-end funds; provided that such funds are NOT advised by QMS or an affiliate and such fund’s advisor or principal underwriter is not controlled or under common control with QMS.

A “Reportable Security” includes shares that are issued by registered open-end funds which include, but are not limited to, (i) exchange-traded funds and (ii) the Reportable Funds.

E.	Exceptions from Reporting Requirements/Alternative to Quarterly Transaction Reports

This Section sets forth exceptions from the reporting requirements of Section D of this Code. All other requirements will continue to apply to any holding or transaction exempted from reporting pursuant to this Section E. Accordingly, the following transactions will be exempt only from the reporting requirements of Section D:

(a)

Quarterly Transaction Reports are not required to be submitted with respect to any transactions effected pursuant to an automatic investment plan, e.g., dividend reinvestment plans (although holdings need to be included on Initial and Annual Holdings Reports);

(b)

Quarterly Transaction Reports are not required if the report would duplicate information contained in broker trade confirm or account statements (whether in hard copy or electronic) that an Access Person has already provided to the Chief Compliance Officer; provided, that such broker trade confirm or account statements are provided to the Chief Compliance Officer within 30 days of the end of the applicable calendar quarter. This paragraph has no effect on an Access Person’s responsibility related to the submission of Initial and Annual Holdings Reports.

(i)	Access Persons that would like to avail themselves of this exemption should:

(1)	Ensure that the content of such broker confirms or account statements meet the content required for Quarterly Transaction Review Reports set forth in Section D above;

(2)	Inform the Chief Compliance Officer that you would like to avail yourself of this reporting option and provide the Chief Compliance Officer with the following for each of your Personal Accounts:

•	name of institution;

QMS CAPITAL MANAGEMENT LP

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•	address of institution;

•	name of contact at institution;

•	identification numbers for Personal Accounts held at institution; and

•	name of Personal Accounts held at institution.

(3)	The Access Person or the Chief Compliance Officer will then send the form of letter attached to the Code as Form 5 to the institution in question.

F.	Protection of Material Non-Public Information About Securities/ Investment Recommendations

In addition to other provisions of the Code and the Manual (including the Insider Trading Procedures herein), Access Persons should note that QMS has a duty to safeguard material, non-public information about securities/investment recommendations provided to (or made on behalf of) the Advisory Clients. As such, Access Persons generally should not share such information outside of QMS. Notwithstanding the foregoing, Access Persons and QMS may provide such information to persons or entities providing services to QMS or the Advisory Clients where such information is required to effectively provide the services in question. Examples of such persons or entities are:

•	brokers;

•	accountants or accounting support service firms;

•	custodians;

•	transfer agents;

•	bankers; and

•	lawyers.

If there are any questions about the sharing of material, non-public information about securities/investment recommendations made by QMS, please see the Chief Compliance Officer, who may consult with and rely upon the advice of QMS’s outside legal counsel as needed.

G.	Oversight of Code of Ethics

(1)

Acknowledgement/Reporting. The Chief Compliance Officer will provide a copy of the Code of Ethics and any amendments thereto to all Access Persons. All Access Persons are required to sign and acknowledge their familiarity with the provisions of this Code (and related Insider Trading Policy) by signing the form of acknowledgment attached as Appendix A on an annual basis. In addition, any situation that may involve a conflict of interest or other possible violation of this Code must be promptly reported to the Chief Compliance Officer who must report it to the senior management of QMS.

(2)

Review of Transactions. Each Access Person’s transactions in his/her Personal Accounts are reviewed on a regular basis and compared to transactions entered into by Advisory Clients. Any transactions that are believed to be a violation of this Code will be reported promptly to the Chief Compliance Officer who must report them to executive management of QMS.

In particular, The Chief Compliance Officer will look out for any purchase or sale of the securities on either the Restricted List or Watch List (but in the case of the Watch List, only with respect to those persons who are recipients of such Watch List) and will report such a violation immediately to a Managing Partner. The Managing Partner will consider whether such transaction gives rise to a conflict of interest, disadvantages investors or gives rise to any fiduciary or anti-fraud issues and will consider any appropriate remedies.

QMS CAPITAL MANAGEMENT LP

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(3)

Sanctions. Senior management of QMS, at their discretion, will consider reports made pursuant to the above requirements and upon determining that a violation of this Code has occurred, may impose such sanctions or remedial action management deems appropriate or to the extent required by law (as may be advised by outside legal counsel or other advisors). These sanctions may include, among other things, disgorgement of profits, fines, suspension or termination of employment with QMS, or criminal or civil penalties.

(4)	Policy Review. At least annually, the Chief Compliance Officer shall review the adequacy of the Code and the effectiveness of its implementation, and, if necessary, make any necessary amendments.

H.	Confidentiality

All reports of securities transactions and any other information filed pursuant to this Code will be treated as confidential to the extent permitted by law.

I.	Non-Retaliation Policy

QMS is committed to the promotion and maintenance of a work environment where employees can raise concerns about misconduct without fear of retaliation or reprisal. To that end, QMS will not allow disciplinary action to be taken against an employee for disclosing evidence of wrongdoing to the Chief Compliance Officer or other executive officer or for refusing to engage in conduct that he or she reasonably believes is unlawful or unethical. QMS encourages anyone who encounters evidence of an actual or potential violation of any law, rule or regulation or other wrongdoing or who is asked to engage in conduct that may be unlawful or unethical to notify the Chief Compliance Officer or another executive officer promptly. Each Access Person must contact the Chief Compliance Officer if he or she becomes aware of a violation of this Code.

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FORM 1: PRE-CLEARANCE FORM FOR TRANSACTIONS IN PERSONAL ACCOUNTS OF ACCESS PERSONS

Complete the following form as applicable, and provide an executed copy to the Chief Compliance Officer.

Employee Submitting the Request:

Name of Investment/Issuer/Company:

Ticker Symbol (if applicable):

Type of Security:	Cmn _____ Pfd _____ Debt (indicate issue) ____ Derivative (indicate type) ____ Private/Restricted_____ ETF_____ Commodity______ Muni Bond ___ Currency _____ Other _____

Type of Transaction:	☐ Buy ☐ Sale ☐ Other: ________________________
Please provide any information that you believe may be relevant to a conflict of interest analysis in regards to this pre-clearance request (if any):

Trade Date:

Quantity of Shares:

Price per Share:

Total Price:

Broker:

By signing this form, I represent that all information is accurate and my trading in this investment is not based on any material non-public information. I understand that approved trades must be executed no later than end of business on the business day immediately following the date of the Chief Compliance Officer’s signature, subject to waiver by the Chief Compliance Officer in his sole discretion.

Employee Signature:

Date:

Disposition of Pre-Clearance Request

☐ Request Approved    ☐ Request Denied

Signature:
Chief Compliance Officer
Date:

Form 1-1

QMS CAPITAL MANAGEMENT LP

Confidential

For Internal Use Only

FORM 2: INITIAL HOLDINGS REPORT FOR ACCESS PERSONS

Name of Access Person:

Date of Submission of Report:

In connection with my new status as an Access Person at QMS, the following sets forth (i) all of my Personal Accounts (as defined in the Code of Ethics) and (ii) all of my holdings in Reportable Securities (as defined in the Code of Ethics) that are held in my Personal Accounts.

DISCLOSURE OF PERSONAL ACCOUNTS

The following sets forth all of my Personal Accounts.

Record Owner(s) of Account:	Name of Brokerage House or Other Institution:	Account Number:

Attach additional pages to this form if necessary.

OR

☐    I do not maintain any Personal Accounts.

(continued on next page)

Form 2-1

QMS CAPITAL MANAGEMENT LP

Confidential

For Internal Use Only

DISCLOSURE OF REPORTABLE SECURITIES

The following sets forth all of my holdings in Reportable Securities which includes my holdings in limited offerings (i.e. private placements, private equity interests, hedge fund interests, restricted stock, etc.).

Title and Type of Security	Exchange Ticker Symbol or CUSIP Number (As Applicable)	Number of Shares (for Equity Securities, e.g., Stocks)	Principal Amount (for Debt Securities, e.g., Bonds)	Broker/Dealer Or Bank Where Securities Are Held

Attach additional pages to this form if necessary

OR

☐	No holdings in reportable securities (as defined in QMS’s Code of Ethics)

OR

☐	Attached to this Initial Holdings Report are most-recent statements for each Personal Account that holds Reportable Securities.

The undersigned Access Person certifies that all information contained in this report is true and correct as of                 , 20     (which must be a date within 45 days that this report is submitted to the Chief Compliance Officer).

Name of Access Person

Signature of Access Person

Date

Signature
Chief Compliance Officer
Date:

Form 2-2

QMS CAPITAL MANAGEMENT LP

Confidential

For Internal Use Only

FORM 3: ANNUAL HOLDINGS REPORT FOR ACCESS PERSONS

Name of Access Person:

Date of Submission Report:

The following sets forth all of my holdings in Reportable Securities (as defined in QMS’s Code of Ethics) that are held in my Personal Accounts (as defined in QMS’s Code of Ethics) as of December 31, 20     (the “Annual Holdings Certification Date”).

DISCLOSURE OF PERSONAL ACCOUNTS

The following sets forth all of my Personal Accounts.

Record Owner(s) of Account:	Name of Brokerage House or Other Institution:	Account Number:

Attach additional pages to this form if necessary.

OR

☐    I do not maintain any Personal Accounts.

(continued on next page)

Form 3-1

QMS CAPITAL MANAGEMENT LP

Confidential

For Internal Use Only

DISCLOSURE OF REPORTABLE SECURITIES

The following sets forth all of my holdings in Reportable Securities which includes my holdings in limited offerings (i.e. private placements, private equity interests, hedge fund interests, restricted stock, etc.).

Title and Type of Security	Exchange Ticker Symbol or CUSIP Number (As Applicable)	Number of Shares (for Equity Securities)	Principal Amount (for Debt Securities, e.g., Bonds)	Broker/Dealer Or Bank Where Securities Are Held

Attach additional pages to this form if necessary

OR

☐	No holdings in Reportable Securities

OR

☐	Attached to this Annual Holdings Report are most-recent statements for each Personal Account that holds Reportable Securities.

The undersigned Access Person certifies that all information contained in this report is true and correct as of                     , 20         (which must be a date within 45 days of the Annual Holdings Certification Date (December 31).

Name of Access Person

Signature of Access Person

Date

Signature
Chief Compliance Officer
Date

Form 3-2

QMS CAPITAL MANAGEMENT LP

Confidential

For Internal Use Only

FORM 4: QUARTERLY TRANSACTION REPORT FOR ACCESS PERSONS

Name of Access Person:

Date of Submission of Report:

The following sets forth all of the transaction in reportable securities (as defined in QMS’s Code of Ethics and which includes my transactions in limited offerings i.e. private placements, private equity interests, hedge fund interests, restricted stock, etc.) made in my Personal Accounts (as defined in QMS’s Code of Ethics) for the quarter beginning on                         , 20         and ending on                 , 20        .

Date of Transaction	Nature of Transaction (i.e., purchase, sale or other type of acquisition or disposition)	Title and Type of Security	Price of Security at which Transaction was Effected	Exchange Ticker Symbol or CUSIP Number (As Applicable)	Number of Shares (for Equity Securities)	Principal Amount, Interest Rate and Maturity Date (for Debt Securities, e.g., Bonds)	Broker/ Dealer or Bank Through Which Transaction was Effected

OR

                                 No transactions in reportable securities (as defined in QMS’s Code of Ethics)

The undersigned Access Person certifies that all information contained in this report is true and correct as of (check appropriate):

December 31, 20__
March 31, 20__
June 30, 20__
September 30, 20__

Name of Access Person

Signature

Date

Signature
Chief Compliance Officer
Date:

Form 4-1

QMS CAPITAL MANAGEMENT LP

Confidential

For Internal Use Only

FORM 5: REQUEST FOR COPIES OF TRADE CONFIRMATIONS & ACCOUNT STATEMENTS

[INSERT NAME OF BROKER]

[INSERT ADDRESS]

Re: [NAME OF EMPLOYEE]/Account No(s). [###]

Dear [CONTACT NAME]:

As the Chief Compliance Officer for QMS Capital Management LP, I am aware that [NAME OF BROKER] executes and clears transactions for the purchase or sale of securities for the account of [NAME OF EMPLOYEE] (the “Employee”).

In accordance with our compliance procedures, I hereby request that duplicate copies of all trade confirmation statements and monthly account statements with respect to the above-referenced account(s) held by our Employee be sent to my attention at the following address:

QMS Capital Management LP

240 Leigh Farm Road

Suite 450

Durham, NC 27707

Please feel free to call me at 919-493-3211 should you have any questions.

Best regards,

Name: William E. Schwartz
Title: Chief Compliance Officer

I hereby authorize [NAME OF BROKER] or its representatives to send duplicate copies of all trade confirmation statements and monthly account statements with respect to my account(s) held with [NAME OF BROKER] to my employer, QMS Capital Management LP, at the above-listed address.

Signature of Employee:

Name:

Form 5-1

QMS CAPITAL MANAGEMENT LP

Confidential

For Internal Use Only

APPENDIX J

INSIDER TRADING PROCEDURES

I.	Policy Statement on Insider Trading

QMS forbids any employee from trading, either personally or on behalf of others, including the Advisory Clients, on material non-public information or communicating material non-public information to others in violation of the law. This conduct is frequently referred to as “insider trading.” QMS’s policy applies to every employee and extends to activities within and outside their duties at QMS’s principal office. Every employee must read and retain this policy statement.

The term “insider trading” is not defined in the federal securities laws, but generally is used to refer (including Exchange Act Rule 10b-5) to the use of material non-public information to trade in securities (whether or not one is an “insider”) or to communications of material non-public information to others.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

(a)	trading by an insider, while in possession of material non-public information;

(b)

trading by a non-insider, while in possession of material non-public information, where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated; or

(c)	communicating material non-public information to others.

II.	Elements of Insider Trading

The elements of insider trading and the penalties for such unlawful conduct are discussed below. If, after reviewing this policy statement, any employee has any questions they should consult the Chief Compliance Officer.

(1)	Who is an Insider?

The concept of “insider” is broad. It includes officers, directors and employees of a company. In addition, a person can be a “temporary insider” if he or she enters into a special confidential relationship in the conduct of a company’s affairs and as a result is given access to information solely for the company’s purposes. A temporary insider can include, among others, a company’s attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, QMS may become a temporary insider of a company it advises or for which it performs other services. According to the Supreme Court, the company must expect the outsider to keep the disclosed non-public information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

(2)	What is Material Information?

Trading on insider information is not a basis for liability unless the information is material. “Material information” generally is defined as (i) information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, (ii) information that, if publicly disclosed, is reasonably certain to have a substantial effect on the price of a company’s securities, or (iii) information that could cause insiders to change their trading patterns.

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Information that employees should consider material includes, but is not limited to:

•	dividend changes or changes in dividend policies;

•	the likelihood of a tender offer

•	earnings estimates (or results);

•	changes in previously released earnings estimates;

•	significant merger or acquisition proposals or agreements;

•	major litigation;

•	liquidity problems;

•	significant new products, services or contracts; and

•	extraordinary management developments.

Material information does not have to relate to a company’s business. For example, in Carpenter v. U.S., 18 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.

(3)	What is Non-Public Information?

Information is non-public until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, the Wall Street Journal or other publications of general circulation would be considered public. In addition, if information is being disseminated to traders generally by brokers or institutional analysts, such information would be considered public unless there is a reasonable basis to believe that such information came from a corporate insider or is otherwise confidential.

(4)	Basis for Liability

(a)	Fiduciary Duty Theory

The Supreme Court found that there is no general duty to disclose before trading on material non-public information, but that such a duty arises only where there is a fiduciary relationship. That is, there must be a relationship between the parties to the transaction such that one party has a right to expect that the other party will disclose any material non-public information or refrain from trading. Chiarella v. U.S., 445 U.S. 22 (1980).

In Dirks v. SEC, 463 U.S. 646 (1983), the Supreme Court stated alternate theories under which non-insiders can acquire the fiduciary duties of insiders: they can enter into a confidential relationship with the company through which they gain information (e.g., attorneys, accountants); or they can acquire a fiduciary duty to the company’s shareholders as “tippees” if they are aware or should have been aware that they have been given confidential information by an insider who has violated his or her fiduciary duty to the company’s shareholders.

However, in the “tippee” situation, a breach of duty occurs only if the insider personally benefits, directly or indirectly, from the disclosure. The benefit does not have to be pecuniary, but can be a gift, a reputational benefit that will translate into future earnings, or even evidence of a relationship that suggests a quid pro quo.

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(b)	Misappropriation Theory

Another basis for insider trading liability is the “misappropriation” theory, where liability is established when trading occurs on material non-public information that was stolen or misappropriated from any other person. In U.S. v. Carpenter, supra the Court found that a columnist defrauded the Wall Street Journal when he stole information from the Journal and used it for trading in the securities markets. It should be noted that the misappropriation theory could be used to reach a variety of individuals not previously thought to be encompassed under the fiduciary duty theory.

III.	Penalties for Insider Trading

Any violation of this policy statement can be expected to result in serious sanctions by QMS, including dismissal of the persons involved.

Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

(a)	civil injunctions;

(b)	treble damages;

(c)	disgorgement of profits;

(d)	jail sentences;

(e)	fines for the person who committed the violation of up to three times the profit gain or loss avoided, whether or not the person actually benefited; and

(f)	fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

IV.	Procedures to Implement QMS’s Policy Against Insider Trading

The following procedures have been established to aid employees in avoiding insider trading, and to aid QMS in preventing, detecting and imposing sanctions against insider trading. Every employee must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. If you have any questions about these procedures, you should consult the Chief Compliance Officer immediately.

(1)	Identifying Insider Information

(a)	Before engaging in personal trading and trading for Advisory Clients in the securities of a company about which you may have potential inside information, the following questions should be asked:

(i)

Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed? Is this information which could cause investors to change their trading habits?

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(ii)

Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in Reuters, the Wall Street Journal or other publications of general circulation?

(iii)

If, after consideration of (i) and (ii) above, there is a possibility that the information could be material and non-public, or if there are questions as to whether the information is material and non-public, the following steps should be taken:

(1)	The matter should be reported immediately to the Chief Compliance Officer.

(2)	The securities should not be purchased personally or on behalf of an Advisory Client.

(3)	The information should not be communicated inside or outside QMS, other than to the Chief Compliance Officer.

(4)

After the Chief Compliance Officer has reviewed the issue or consulted with counsel (as appropriate), the prohibitions against trading and communication will be continued, or trading and communication of the information will be permitted.

(2)	Monitoring of Personal Securities Trading

As noted above in QMS’s Code of Ethics, all Access Persons are subject to strict reporting and pre-clearance requirements with respect to personal securities transactions.

(3)	Maintenance of Restricted/Watch Lists

As deemed necessary by the Chief Compliance Officer, the Chief Compliance Officer will maintain a Restricted List and Watch List to monitor employee and trading in securities in which the Advisor or any of its affiliates or Clients have interests or are considering an interest. Please refer to Section C.3 and C.4 of Appendix I for further information on these lists.

(4)	Restricting Access to Material Non-Public Information

If an employee is in possession of information that he or she has identified as material and non-public such information may not be communicated to anyone, including persons within QMS, except as provided in the Insider Trading Policies and Procedures. QMS is establishing this policy to help avoid conflicts, appearances of impropriety, and the misuse of confidential, proprietary information. In addition, care should be taken so that such information is secure. For example, files containing material non-public information should be sealed; access to computer files containing material non-public information should be restricted.

(5)	Derivatives

Trading in security-based swaps while in possession of material non-public information carries insider trading liability to the same extent as if the traded instrument was a security itself. All equity derivatives are considered security-based swaps. Although the law with respect to credit derivatives is less certain, QMS takes the position that such derivatives (including CDS on loans) are subject to the same rules.

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Accordingly, QMS has adopted the following procedures to govern its trading in this market:

(a)	to the extent QMS has material non-public information regarding the reference entity of a particular derivative, the reference entity shall be placed on the Restricted/Watch List;

(b)

even if a reference entity is on the Restricted/Watch List, if the reference entity in question has no publicly-issued debt or equity, QMS may enter into, novate or terminate a derivative with respect to such reference entity;

(c)	if the reference entity in question does have publicly-issued debt or equity, QMS shall not enter into, novate, or terminate a derivative with respect to such reference entity.

To the extent a particular reference entity is on the Restricted/Watch List, the determination as to whether such reference entity has publicly-issued debt or equity shall be made by the Chief Compliance Officer.

(6)	Contacts with Corporate Officers

When an employee speaks with an officer of any public company corporation (in person, on the phone or by email) regarding matters with respect to that company, he or she shall contact the Chief Compliance Officer if he or she is unsure about whether material non-public information regarding the issuer has been obtained. In the event that someone feels they have received such “Non-Public, Insider Information,” they should NOT trade in the issuer (either personally or on behalf of others, including the QMS Advisory Clients).

(7)	Resolving Issues Concerning Insider Trading

If after consideration of the items set forth in the Insider Trading Policies and Procedures, doubt remains as to whether information is material or non-public, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, it must be discussed with the Chief Compliance Officer before trading or communicating the information to anyone.

(8)	Employee Training/Education

Each employee shall be provided with a copy of these procedures and certify annually (by executing the Compliance Manual and Code of Ethics Acknowledgment in Appendix A) that he or she has read the procedures and understands his or her duties and responsibilities regarding the use and/or dissemination of insider information.

As deemed necessary by the Chief Compliance Officer, all employees shall attend seminars or meetings providing education and training with respect to QMS’s insider trading policies and procedures and insider trading in general. As necessary, QMS shall provide employees with written materials discussing these procedures and insider trading in general.

The Chief Compliance Officer shall maintain copies of each employee’s signed acknowledgment, any training materials distributed to employees and a record of each training session.

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APPENDIX K

MARKET RUMORS POLICIES AND PROCEDURES

QMS has designed written policies and procedures to reasonably seek to prevent market manipulation by the spreading of false market rumors, broadly defined as rumors about a security that are of a sensational character which might reasonably be expected to affect market conditions of the security on the relevant exchange or listing market. QMS’s policies with respect to market rumors are set forth below.

I.	Policy Statement on Market Rumors

QMS forbids any employee from circulating in any manner market rumors of a sensational character which might reasonably be expected to affect market conditions on the relevant exchange or trading market. In particular but without limitation to the foregoing, employees are prohibited from knowingly and intentionally manipulating the prices of securities through the manufacturing, spreading or communication of false or misleading rumors to others and subsequently trading (including short selling), either personally or on behalf of others, including the Advisory Clients, on such false rumors in violation of the law. QMS’s policy applies to every employee and extends to activities within and outside their duties at QMS’s principal office. Every employee must read and retain this policy statement.

II.	Procedures to Implement QMS’s Policy Against False Market Rumors

The following controls and procedures have been established to reasonably assist employees in preventing the spread of false information intended to affect securities prices, as well as other potentially manipulative conduct. Every employee must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. If you have any questions about these procedures, you should consult the Chief Compliance Officer.

(a)

Anti-Fraud Restriction – Employees are absolutely prohibited from intentionally manufacturing, circulating or disseminating in any manner to fellow employees or outside third-parties false market rumors, i.e. rumors of a sensational character which might reasonably be expected to affect market conditions on the relevant exchange or listing market. This restriction includes:

(i)	information that may be accurate but for the omission of material facts or the inclusion of statements which, in light of the circumstances they are made, are misleading; and

(ii)	information the employee knows or had reasonable ground to believe is false and misleading.

(b)

In the event an employee believes or has reason to believe he/she has received or has been privy to a false market rumor (i.e., any rumor or unsubstantiated information which might have been originated or circulated for the purpose of influencing prices in securities) or if, after consideration of the above, there are still questions as to whether information received is, in fact, a false market rumor, the following steps should be taken:

(i)	The matter should be reported immediately to the Chief Compliance Officer.

(ii)

The Chief Compliance Officer will review the issue and will determine what, if any, further action should be taken. In so doing, the Chief Compliance Officer, in his or her reasonable discretion, may consult with the other QMS personnel, as well as with QMS’s legal counsel.

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(iii)

The information should not be communicated or forwarded to anyone inside or outside QMS, other than to the Chief Compliance Officer. Care should be taken so that such information is secure and not forwarded or distributed to outside third parties. For example, files containing the false market rumor should be sealed; access to emails or instant messages containing false market rumors should be restricted.

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APPENDIX L

COMMON SOFT DOLLAR ITEMS

Below is a sample list of eligible and ineligible “research” items which were highlighted in a 2006 SEC Release on Soft Dollars:

Examples of Research Eligible Under the Section 28(e) Safeharbor	Examples of Research Not Protected by the Section 28(e) Safeharbor

•  Traditional research reports analyzing the performance of a particular company or stock.

•  Discussions with research analysts

•  Meetings with corporate executives to obtain oral reports on performance of company

•  Seminars or conferences specifically geared towards “research”

•  Software that provides analysis of securities portfolios

•  Corporate governance research (including corporate governance analytics)

•  Corporate governing rating services

•  Market Research (including pre-trade and post-Trade Analytics (e.g., trade analytics transmitted through OMS)

•  Advice on order execution, execution strategies, market color and availability of buyers and sellers.

•  Market Data (including stock quotes, last sale prices, and trading volumes)

•  Certain Proxy Services and products (including reports and analysis on issuers, securities and advisability of investing in securities)

•  Mass marketed publications

•  Telephone Lines

•  Office Furniture

•  Manager’s operational overhead expenses

•  Travel, Entertainment, Meals associated with attending seminars, and travel and travel related expenses associated with trips to meet research providers or executives

•  Business Supplies

•  Salaries (including those of the research staff)

•  Rent

•  Accounting fees and software

•  Website design

•  E-mail software

•  Internet Service

•  Legal Expenses

•  Personnel Management

•  Marketing

•  Utilities

•  Membership dues (including initial and maintenance fees paid on behalf of the money manager or employees to any organization or representative or lobbying group or firm)

•  Professional licensing fees

•  Software that assists in administrative functions (such as back-office functions, operating systems, word processing, equipment maintenance and repair services)

•  Computer hardware and terminals

•  Computer accessories (including telecommunications lines, transatlantic cables and computer cables)

•  Proxy Voting Assistance

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Below is a sample list of eligible and ineligible brokerage products/services which were highlighted in a 2006 SEC Release on Soft Dollars:

Examples of Brokerage Services Eligible Under the Section 28(e) Safeharbor	Examples of Brokerage Services Not Protected by the Section 28(e) Safeharbor

•  Clearance, Settlement, Custody services

•  Post-trade matching of trade information

•  Other exchanges of messages among broker-dealers, custodians and institutions related to the trade

•  Electronic communication of allocation instructions between institutions and broker-dealers

•  Routing settlement instructions to custodian banks and broker-dealers’ clearing agents

•  Short-term custody related to effecting particular transactions in relation to clearance and settlement of the trade.

•  Comparison services required by the SEC or SRO rules.

•  Communication services related to the execution, clearing and settlement of securities transactions

•  Connectivity services between the money manager and the broker-dealer and other relevant parties such as custodians

•  Dedicated lines between the broker-dealer and the money manager’s order management system

•  Lines between the broker-dealer and order management systems operated by a third-party vendor

•  Dedicated lines providing direct dial-up service between the money manager and the trading desk at the broker-dealer

•  Message services used to transmit orders to broker-dealers for execution

•  Trading software used to route order to market centers

•  Software that provides algorithmic trading strategies

•  Software used to transmit orders to direct market access systems.

•  Manager overhead

•  Hardware, such as telephones or computer terminals, including those used in connection with OMS and trading software

•  Software for recordkeeping or administrative purposes, such as managing portfolios

•  Quantitative software used to test “what if” scenarios related to adjusting portfolios, asset allocation or for portfolio modeling (whether or not provided by OMS)

•  Compliance (e.g., software which will assist it in performing compliance tests that analyze information over time in order to identify unusual patters)

•  Software that analyzes quality of brokerage executions (for the purposes of evaluating the manager’s fulfillment of its duty of best execution)

•  Analysis of portfolio turnover rate (to determine whether managers are overtrading securities)

•  Analysis of comparative performance of similarly managed accounts (to detect favoritism, misallocation of investment opportunities or other breaches of fiduciary responsibilities)

•  Creating trading parameters for compliance with regulatory requirements, prospectus disclosure or investment objectives

•  Stress-testing of a portfolio (under a variety of market conditions or to monitor style drift)

•  Trade financing

•  Stock lending fees

•  Capital Introduction and margin services

•  Error correction trades or related services in connection with errors made by managers

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APPENDIX M

TRADE ERROR FORM

Name of Trader/Employee Who Discovered Error:

Advisory Client(s) Affected:

Date of Error:

Contract/Error Description:

P&L Impact (If Any):

Resolution:

Entity that Paid Fees for Error:

Chief Compliance Officer
Date

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APPENDIX N

ADVISORY CLIENTS OF QMS

Funds

QMS Diversified Global Macro Master Fund Ltd.

QMS Diversified Global Macro U.S. Fund LP

QMS Diversified Global Macro Offshore Fund Ltd.

Managed Accounts:

QMS also has managed accounts with various confidentiality clauses. As such, please see the Chief Compliance Officer for any specific questions on these.

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APPENDIX O

FATF Jurisdictions as of April 2011

Argentina

Australia

Brazil

Canada

China

European Commission

•  Austria

•  Belgium

•  Bulgaria

•  Cyprus

•  Czech Republic

•  Denmark

•  Estonia

•  Finland

•  France

•  Germany

•  Greece

•  Hungary

•  Ireland

•  Italy

•  Latvia

•  Lithuania

•  Luxembourg

•  Kingdom of the Netherlands

•  The Netherlands

•  Aruba

•  Netherland Antilles

•  Malta

•  Poland

•  Portugal

•  Romania

•  Slovakia

•  Slovenia

•  Spain

•  Sweden

•  United Kingdom

Gulf Co-operation Council

•  Bahrain

•  Kuwait

•  Oman

•  Qatar

•  Saudi Arabia

•  United Arab Emirates

Hong Kong, China

Iceland

India

Japan

Mexico

New Zealand

Norway

Republic of Korea

Russian Federation

Singapore

South Africa

Switzerland

Turkey

United States

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APPENDIX P

ACCESS PERSONS OF QMS

Employees of QMS

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APPENDIX Q

BUSINESS CONTINUITY PLAN

OVERVIEW

This Business Continuity Plan (“the “Plan”) sets forth the disaster recovery and business continuity process for QMS Capital Management LP. The development and adoption of such a plan allows QMS to recover normal business operations quickly from unanticipated emergencies. In QMS’s capacity of advising and consulting on investment portfolios, the critical daily business operations outlines include both portfolio management activities and client-facing communications.

FACILITIES

QMS operates from a primary business location in Durham, North Carolina at 240 Leigh Farm Road. Authorized employees are able to connect into QMS’s systems from any remote location using secure remote access utilizing two factor authentication. Employees generally utilize this functionality on a frequent basis while not in the office. The production IT systems and servers are hosted in a datacenter located at 99 TW Alexander Drive, RTP, North Carolina.

The primary business location in Durham has UPS systems for emergency power backup and a dedicated backup generator. The backup generator uses diesel fuel and can operate continuously over 2 days at full capacity utilization. The datacenter features dual-grid redundant utility power with dual backup generators and UPS systems. The datacenter is categorized as a Tier III datacenter.

QMS actively manages disaster recovery servers in the “cloud” located at a remote location. All compute functionality and operational data is available on these servers, to which employees can connect from their residences and continue to work as usual. The disaster recovery location is in the premises of Amazon Web Services in Northern Virginia and features failover emergency generator power, access to telecommunication systems and 24-hour on-site security. QMS can fully operate its investment process using servers located at this disaster recovery location.

DATA REDUNDANCY/BACKUP

All IT software infrastructure (including databases, file systems, and critical infrastructure) is backed up within the datacenter and then sent offsite to an encrypted repository at the primary business location. In addition, the disaster recovery site contains an encrypted hot-standby copy of all critical data.

QMS stores all essential and required records (“Corporate Data”) electronically. All Corporate Data is backed up using Veeam Backup and Recovery software. Database backups are performed every 15 minutes, and the rest of the infrastructure is backed up nightly. The backup is stored at the datacenter and immediately copied to an encrypted repository at the primary business location. In addition, all corporate data is mirrored in real-time to QMS’s Virtual Private Cloud at Amazon Web Services.

Systems backup: Data required to rebuild computer systems after a local disaster are maintained at the datacenter, the primary business location, and mirrored to QMS’s Virtual Private Cloud at the premises of Amazon Web Services.

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Email

All e-mail and instant messaging sent to or from QMS personnel is archived and backed up by Microsoft Office 365 at the premises of Microsoft Azure Cloud Services. In addition, a local backup of Office 365 mailboxes is taken nightly and stored in the datacenter.

All client contact information is also backed up on the Salesforce CRM remote cloud server, which is immediately accessible and fully functional through any internet-connected or wireless phone connected PC device.

Internet Connectivity

QMS maintains redundant internet connectivity at both its Durham office and the datacenter. The datacenter is connected to the Durham office via a direct 1Gbps point to point line as well as an internet VPN. The primary datacenter internet connection is a BGP redundant diverse-path 100/100 Mbps fiber link. A tertiary link is maintained through a separate provider. The Durham office primary connection is a 200/100 Mbps fiber link, and the secondary connection is a 75/3 Mbps cable modem. In addition, redundant private point-to-point links are maintained between the datacenter and the Portware infrastructure.

In the case of total loss of network connectivity at the Durham office, backup options include (i) QMS laptops equipped with Verizon Wireless LTE internet access and (ii) remote cable/DSL access from the personal residences of each of QMS’s employees.

QMS has trading relationships with more than one broker. In case one of the broker systems become unavailable, QMS can route orders to a different broker and continue to operate as usual. For each broker and Portware, QMS has redundant network connectivity – two redundant connections from the datacenter and one from the cloud site. Additionally, each broker provides a failover order router that can be reached if the broker’s main order router is unavailable through any of these network connections.

If QMS’s computer systems in its Durham office or the datacenter are not available, QMS can easily direct data providers to send data to the Amazon Cloud.

COMMUNICATION PLAN

This Plan has been distributed to all employees via email as part of QMS’s Compliance Manual. QMS’s Compliance Manual is also available to all employees on QMS’s internal Wiki. Any updates to the Plan will be distributed to all employees via email, and will be maintained as part of the Compliance Manual on the internal Wiki. In addition, all employees have been given hard copies of the Plan, and instructed to keep them at home. Hard copies of any updated versions of the Plan will also be given to all employees.

The Business Continuity Plan has been discussed with all Principals of the firm. QMS’s CTO and CCO will periodically meet with key employees to discuss the essential components of the Business Continuity Plan.

In the event of a disaster or interruption of normal business operations, employees can communicate via cell phone or remote login to QMS servers. QMS will also communicate with brokers, Portware data providers, and clients, as necessary. Personnel responsible for Trade Execution will communicate with brokers and Portware, and Personnel responsible for Portfolio Optimization/Risk Management will communicate with data providers. Investor Relations personnel will communicate with clients.

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QMS issues all employees a cell phone for business use. QMS has distributed a call tree to all employees for emergency communication in the event computer networks are not available.

THIRD-PARTY BUSINESS INTERRUPTIONS

As noted above, QMS executes trades with multiple brokers. Therefore, in the event of a business interruption at one executing broker, QMS would be able to trade with another of its executing brokers. For accounts that have one FX counterparty, in the event that there were a technological interruption at the counterparty, QMS would execute trades via phone.

In the event that an FCM or FX prime broker were to experience a business interruption, QMS would work with its clients to determine appropriate actions.

QMS’s business may be impacted by a business interruption at a bank if the bank held cash necessary to post margin for trading. QMS would communicate with clients and FCMs in the event of such an interruption.

QMS uses multiple data providers and thus would be able to continue operating in the event of a business interruption at a data provider.

INCIDENT RESPONSE

Below is a list of specific incidents and the plan of action when such incidents occur.

•	Network outage (Datacenter to HQ)

Contingency plan: In a scenario where there is a network outage on the direct point to point line between the datacenter and the HQ, traffic will automatically route over a VPN linking the two locations over the internet.

•	Network outage (VPNs)

Contingency Plan: In a scenario where the VPN links to the broker network or Portware are lost from Datacenter, either due to failure of TNS router or direct IPSec VPN links, traffic will be routed via HQ or DR site (AWS). Test to be conducted annually.

•	Datacenter inaccessible

Contingency Plan: In the case that the datacenter becomes inaccessible, primary computing will be switched over to the DR site (AWS). The test is currently conducted annually.

•	Database Server unavailable

Contingency Plan: In a scenario where the datacenter Database server becomes unavailable either due to hardware failure or localized network issues, the standby database server at the disaster recovery site will be made the primary. The test is currently conducted annually.

•	File Server unavailable

Contingency Plan: In a scenario where the file server at the datacenter becomes unavailable due to hardware failure or localized network issues, the standby file server at the disaster recovery site will be made the primary. The test is currently conducted annually.

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BACKUP OF KEY PERSONNEL

QMS ensures significant personnel overlap in time-critical duties as to maintain business continuity in the event the primary employee for each function in unavailable (planned or unplanned). Designated backups periodically perform the Trade Execution and Portfolio Optimization functions, for training purposes.

Portfolio Optimization / Risk Management:

Primary: Daryl Caldwell

Secondary: Robert Darwin

Tertiary: Michael Brandt

Trade Execution:

Primary: Richard O’Brien

Secondary: Sameer Unni

Tertiary: Scott Morgan

Investor Relations:

Primary: Sarah Thayer

Secondary: Pete Nolan

Tertiary: Ian Enverga

Testing

Disaster Recovery testing is performed at least annually. The tests simulate a complete failure of the primary computing environment. All phases of a production cycle (data acquisition, portfolio construction/optimization, trading, trade allocation, and confirmation) are performed in the DR site and do not rely on resources in the datacenter. A written summary of the results of each test is maintained. QMS does not participate in any industry-wide disaster recovery testing.

Review of Business Continuity Plan

QMS’s CTO and CCO will review this Business Continuity Plan at least annually and document that such review has been performed.

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APPENDIX R

WHAT DOES QMS DO WITH YOUR PERSONAL INFORMATION?

Financial companies choose how they share your personal information. Federal law gives our clients the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.

We do not disclose nonpublic personal information about our clients or former clients to third parties other than as described below.

Personal information we collect. We collect personal information about you in connection with our providing advisory services to you. This information includes your social security number (as applicable) and may include other information such as your:

•	Assets;

•	Investment experience;

•	Transaction history;

•	Income; and

•	Wire transfer instructions.

How we collect this information. We collect this information from you through various means. For example, we may collect this information when you give us your contact information, enter into an investment advisory contract with us, buy securities (i.e., interests in a fund) from us, tell us where to send money, or make a wire transfer. We also may collect your personal information from other sources, such as our affiliates9 or other non-affiliated companies.

How we use this information. All financial companies need to share customers’ personal information to run their everyday business and we use the personal information we collect from you for our everyday business purposes. These purposes may include for example:

•	To provide advisory services to you.

•	To open an account for you.

•	To process a transaction for your account.

•	To market products and services to you.

•	To respond to court orders and legal investigations.

[9]

Our affiliates are companies related to us by common ownership or control and can include both financial and nonfinancial companies. Non-affiliates are companies not related to us by common ownership or control and can include both financial and nonfinancial companies.

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Disclosure to others. We may provide your personal information to our affiliates and to firms that assist us in servicing your account and have a need for such information, such as a broker or fund administrator. We may also disclose such information to service providers and financial institutions with whom we have joint marketing arrangements (i.e., a formal agreement between nonaffiliated financial companies that together market financial products or services to you, such as placement agents). We require third-party service providers and financial institutions with which we have joint marketing arrangements to protect the confidentiality of your information and to use the information only for the purposes for which we disclose the information to them. These sharing practices are consistent with Federal privacy and related laws, and in general, you may not limit our use of your personal information for these purposes under such laws. We note that the Federal privacy laws only give you the right to limit the certain types of information sharing that we do not engage in (e.g., sharing with our affiliates certain information relating to your transaction history or creditworthiness for their use in marketing to you, or sharing any personal information with nonaffiliates for them to market to you).

How we protect your personal information. To protect your personal information from unauthorized access and use, we use security measures that comply with Federal law. These measures include computer safeguards and secured files and buildings.

Who is providing this Privacy Notice. This Privacy Notice relates to the following entities:

•	QMS Capital Management LP

•	QMS Capital Advisors LLC

•	QMS Capital GP LLC

•	QMS Capital Onshore GP LP

•	QMS Diversified Global Macro U.S. Fund LP

•	QMS Diversified Global Macro Offshore Fund Ltd.

•	QMS Diversified Global Macro Master Fund Ltd.

Who to contact with questions. If you have any questions about this Privacy Notice, please call the Investment Manager at (919) 493-3211.

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APPENDIX S

QMS CAPITAL MANAGEMENT LP

CONFIDENTIALITY AGREEMENT

In consideration of, and as a condition of your employment with QMS Capital Management LP (“QMS”), you agree as follows:

1. During your employment with QMS and after its termination you shall not copy, disclose, utilize or exploit any Confidential Information (as defined below), except in connection with the performance of your duties and obligations, without the prior written consent of QMS (which may be granted or withheld in its absolute discretion), and except to the extent that such Confidential Information is requested to be disclosed pursuant to any law, regulation or order of any court or regulatory commission, department or agency. In the event of any such request, you shall immediately notify QMS of such fact, and shall thereafter cooperate with QMS (at its expense) in any lawful response to such legal process as QMS may request, in which event you may disclose Confidential Information to the extent, and at the time, you are legally required to do so pursuant to any applicable legal process. Notwithstanding the foregoing, you may disclose this Confidentiality Agreement, the Restrictive Covenant Agreement, the Arbitration Agreement and the offer letter of employment to your immediate family, legal and financial advisors.

2. You further agree to deliver promptly to QMS upon termination of your employment, or at any other time at QMS’s request, all documents and computer media in any form (and all copies thereof) containing Confidential Information.

3. “Confidential Information” means all confidential information, proprietary information, trade secrets or other information (whether oral or written), documents or materials that (i) are not publicly available and (ii) prior to termination of your employment, (x) have been or are provided to you by QMS, one of its affiliates or a client of either of the foregoing or (y) you otherwise develop or have access to. Confidential Information may include, without limitation, information relating to costs, profits, databases, personnel, operational methods, financial models, potential transactions, pending negotiations, computer programs, algorithms, pending patent applications, systems, contractual negotiations, terms of agreements, client lists, financial results, business developments or internal controls and security procedures. The foregoing is not an exhaustive list and Confidential Information also may include, without limitation, any other information, documents or materials that may be identified as confidential or proprietary, or which would otherwise appear to a reasonable person, in the context in which the information, documents or materials are received, provided or learned, to have such status. For the avoidance of doubt, this Confidentiality Agreement, the Restrictive Covenant Agreement, the Arbitration Agreement and the offer letter of employment shall be considered Confidential Information.

4. Any work that you do in the course of your employment with QMS of a creative, technical or professional nature will be “works made for hire” as defined under the United States copyright law or will be assigned to QMS. All of this work belongs to QMS, and you have no rights in it. You hereby assign to QMS all rights that you may acquire regarding such works. Nothing in this paragraph applies to an invention developed entirely on your own time and for which no equipment, supplies, facility or trade secret information of QMS was used, unless such invention relates to any aspect of QMS’s business, QMS’s demonstrably anticipated research or development or the results of any work you perform for QMS.

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5. During the 12 month period following the end of your employment with QMS, you will notify any subsequent employer of your obligations under this Agreement prior to commencing employment.

6. Each affiliate of QMS is a third party beneficiary of this Agreement and may enforce QMS’s rights under this Agreement. If any provision contained herein is determined by a legal authority to be unenforceable in any respect, then the effect of such provision will be limited and restricted so as to permit the restriction to be enforceable or, if that is not possible, such provision will be removed from this Agreement. In either case, this Agreement should be interpreted to achieve the full intent expressed, and the other provisions will remain in full force in effect as written.

7. You acknowledge that money damages for the breach or threatened breach of your obligations under this Agreement may be inadequate to compensate for resulting losses. QMS may seek injunctive relief or specific performance for such a breach or threatened breach without first being obligated to post any bond or to show actual damages. In addition, QMS may obtain other remedies available at law, in equity or under this Agreement.

8. You agree that the scope and duration of the restrictions in this Agreement are reasonable and necessary to protect the legitimate business interests of QMS, and that your obligations in this Agreement relating to the period following the end of your employment will apply regardless of the reason your employment ends.

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APPENDIX T

Employee Name: ____________________________________________________

To:	Chief Compliance Officer
Re:	Annual Compliance Attestation for the year ending on [Insert Date] (the “Past Year”)

Political Contributions

1.

The Political Contribution Policy (noted in Section IV.L) prohibits employees from making any political contribution without obtaining pre-clearance from the Chief Compliance Officer or engaging in any political activity for the purpose of directly or indirectly influencing or inducing the obtaining or retaining of the investment advisory services by a government entity. Furthermore, the Political Contribution Policy prohibits employees from soliciting or coordinating any other person or political action committee (“PAC”) to make any political contribution or payment to a government official (whether state or local), candidate for government office (whether state or local), political party or PAC without obtaining pre-clearance by the Chief Compliance Officer

I certify that I have read, I understand and I have complied with the Political Contribution Policy during the Past Year.                      (please initial).

2.	Choose either (a) or (b):

(a) During the Past Year, I have not made (or directed to be made) any contributions to government officials (whether state or local), candidates for government office (whether state or local), political parties or PACs.                      (please initial if applicable);

(b) During the Past Year, I have made (or directed to be made) the following contributions to government officials (whether state or local), candidates for government office (whether state or local), political parties or PACs and I have pre-cleared all such contributions and activities in accordance with the Political Contribution Policy:

Date of Contribution/ Activity	Date of Pre- Clearance	Candidate/Party	Election	Amount

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Insider Trading

Employees have received QMS’s Compliance Manual and Code which outlines policies and procedures with respect to insider trading. It is imperative that employees follow QMS’s policies and procedures in this area. Employees are encouraged to ask general questions on the subject matter and are reminded of the following:

•	They must comply with the QMS’s Insider Trading Policy;

•	They must continue to inform the Chief Compliance Officer immediately about any fact patterns, large or small, that may arise with regard to potential material, non-public information;

•

They are generally prohibited from disclosing or discussing confidential information concerning portfolio positions and investment plans to personnel at other firms other than as required in connection with obligations and responsibilities as an employee; and

•	They are prohibited from trading on material non-public information that they may have received.

I agree that I understand and that I have complied with the above as may be applicable during the Past Year. Additionally, I have not received any material non-public information that I have not disclosed to the Chief Compliance Officer nor used any material, non-public information for my own benefit.                      (please initial).

Miscellaneous

1.

During the Past Year, I have not used any personal email accounts (such as those provided by Hotmail, Google, AOL or Yahoo), or any other form of non-Firm provided email, instant messaging or text messaging, to conduct company business of any kind or to create communications that would otherwise be required to maintain pursuant to the Investment Advisers Act of 1940, as described in the Compliance Manual and Code except in the event of a business disruption whereby my business email address was copied in accordance with the QMS’s policies.

2.

During the Past Year, I have not given or received any gifts, favors, entertainment, special accommodations, or other things of material value (collectively, “Gifts”) in violation of the Gift Policy and I have not failed to report any Gifts required to be reported pursuant to such policy.

3.

During the Past Year, I have not used any personal social networks (such as those provided by Facebook, Twitter, MySpace, LinkedIn or YouTube), or any other form of non-Firm provided social network, to conduct company business of any kind or to create communications that would otherwise be required to maintain pursuant to the Compliance Manual and Code except in the event of a business disruption whereby my business email address was copied in accordance with QMS’s policies.

4.

During the Past Year, I have complied with QMS’s personal trading policies including pre-clearance and/or the reporting of all non-brokerage transactions, such as investments in privately-placed securities and private investment funds (including hedge funds) that are not provided through personal brokerage statements and confirmations.

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5.	During the Past Year, I have complied with QMS’s policy on the Foreign Corrupt Practices Act and have pre-cleared any gifts or entertainment related to government officials.

6.	During the Past Year, I have complied with QMS’s policies regarding Outside Affiliations and Business Activities.

7.

During the Past Year, I have not been involved in any unethical or conflict of interest situation nor was I aware of any material unethical or conflict of interest situation on the part of any employee that has not been reported to senior management.

In the space provided below, please explain any exceptions related to questions 1-7 above:

By signing below, you confirm that the information and responses you have provided above are complete and accurate in all material respects to the best of your knowledge. Further, by signing below, you acknowledge the following:

I have been given, have access to, have read and understand the Compliance Manual and Code and have complied with such policies and procedures over the past year. I recognize that I am subject to the Compliance Manual and Code and agree to comply with all provisions of the Compliance Manual and Code applicable to me.

Signed:	Date:

Report reviewed by:	Date:

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APPENDIX U

Email Review Policy

Copies of all messages sent or received using QMS email or QMS’s Skype communicator (collectively “QMS Email”) are stored and accessible by the Compliance Department.

For each month, the CCO or another member of the Compliance Department designated by the CCO will conduct a review of a sample set of sent and received QMS Email during each week of that month. Additional QMS Email may be reviewed by the CCO or his designee in conjunction with other policy reviews, such as the Marketing Policy review, or as it is deemed appropriate. Emails will not be pre-reviewed, but will be post-reviewed. Each review will be generally documented, including a summary of any violations or significant issues discovered during the review along with a summary of their resolution.

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APPENDIX V

Allocation Methodology

Trade Allocation

QMS follows non-preferential allocation methodologies such that no account receives consistently favorable or unfavorable treatment. QMS also provides these allocation details in a timely manner to both executing brokers and clearing brokers. QMS principals have invested along with third-party investors in a pooled vehicle managed by QMS. This pooled vehicle is included with customer accounts in bunched orders that are allocated post-execution.

QMS Position Allocation

QMS determines the optimal allocation of positions to each account prior to a bunched order being placed. The optimal allocation of positions to an account will often include fractional contracts. However, accounts are not permitted to hold fractional contracts. In order to allocate the extra, or “residual”, contracts in a fair and equitable manner, QMS allocates residual contracts one at a time, in each instance allocating the extra contract to the account that will experience the minimum absolute percent change when comparing the new allocation to the ideal fractional position the account would hold if it were permitted to hold fractional contracts.

QMS Price Allocation

Unless the methodology described in this paragraph is unavailable (for reasons such as, but not limited to, technological outages, updates to programming language, exchange deadlines, or other operational problems), QMS’s fill allocation methodology utilizes a mixed-integer optimization, the solution to which is an equitable way to allocate a grouped order amongst accounts. At different times during the day that generally correspond to deadlines for submitting allocation instructions to futures exchanges in a global region in which QMS trades (each, a “Region”), QMS calculates the average price for bunched futures orders it placed that day in that Region. QMS’s optimizer then allocates the actual fill prices among its accounts included in the bunched orders with the goal of approximating the average fill prices for all futures QMS executed on exchanges in the applicable Region that day. On a quarterly basis, QMS conducts a review of all accounts to ensure that bunched orders have been allocated to clients in a non-preferential manner and produces reports demonstrating how much better or worse an account has performed versus its performance if it had received allocations at the average price of orders in which the account has participated.

When QMS’s mixed-integer optimization is not available, QMS will allocate using a method consistent with the NFA’s guidance on the core principles and responsibilities applicable to a CTA in allocating such bunched trades.

QMS Partial Fill Allocation

Orders given to the QMS execution algorithm will allocate exactly as specified by the portfolio optimization’s allocation quantities when the order is completed in its entirety. While the trading algorithm executes the vast majority of orders to completion, occasional circumstances such as exchange outages or unusually low liquidity may result in an order that does not complete. In these instances, accounts get allocated pro-rata to their target allocations with any residual contracts from rounding allocated in increments of one to the larger participants of that order.

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APPENDIX W

ACCEPTABLE USE POLICY

Overview

This Acceptable Use Policy is in place to assist in protecting from illegal or damaging actions by individuals, either knowingly or unknowingly.

Internet/Intranet/Extranet-related systems, including but not limited to computer equipment, software, operating systems, storage media, network accounts providing electronic mail, Internet browsing, and FTP, are the property of QMS Capital Management, LP “QMS”. These systems are to be used primarily for business purposes.

This policy outlines the acceptable use of computer equipment at QMS. These rules are in place to protect the employee and QMS. Inappropriate use exposes QMS to risks including virus attacks, compromise of network systems and services, and legal issues.

It is the responsibility of all employees, contractors, consultants, temporary, and other workers at QMS and its subsidiaries (collectively known as “Staff”), to know these policies and guidelines, and to conduct their activities accordingly.

Scope

This policy applies to the use of information, electronic and computing devices, and network resources to conduct QMS business or interact with internal or external networks and business systems, whether owned or leased by QMS, the employee, or a third party. All Staff are responsible for exercising good judgment regarding appropriate use of information, electronic devices, and network resources in accordance with QMS policies, standards, local laws, and regulations.

General Use

•

QMS proprietary information stored on electronic, computing, and storage devices, whether owned or leased by QMS, the employee or a third party, remains the sole property of QMS. Staff must ensure, through legal or technical means, that proprietary information is protected.

•

Staff have a responsibility to promptly report the theft, loss or unauthorized disclosure of QMS proprietary information or equipment, including but not limited to mobile devices, laptops, and storage devices.

•	Staff may access, use or share QMS proprietary information only to the extent it is authorized and necessary to fulfill assigned job duties.

•	Use of the internet must not disrupt the operation of the company nor interfere with staff productivity.

•	Staff are responsible for the content of all text, audio, or images that they place or send over the internet.

•	Staff are responsible for exercising good judgment regarding the reasonableness of personal use.

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•	Staff should have no right to expect privacy when using QMS systems or devices. QMS may monitor equipment, systems and network traffic at any time.

•	All software installation shall be performed under the direction at or pursuant to procedures established by QMS Capital Management LP.

•	QMS reserves the right to monitor its systems to:

•	Ensure that they are being used for proper business purposes

•	Ensure that policies are being followed

•	Access information in an employee’s system when that employee is not available

•	QMS reserves the right to audit networks and systems on a periodic basis to ensure compliance with this policy.

Unacceptable Use

Under no circumstances are Staff authorized to engage in any activity that is illegal under local, state, federal or international law while utilizing QMS-owned resources.

The following activities are strictly prohibited, with no exceptions:

•

Violations of the rights of any person or company protected by copyright, trade secret, patent or other intellectual property, or similar laws or regulations, including, but not limited to, the installation or distribution of “pirated” or other software products that are not appropriately licensed for use by QMS.

•	Using another individual’s account or identity without explicit authorization.

•	Attempting to test, circumvent, or defeat security or auditing systems without prior authorization

•

Unauthorized copying of copyrighted material including, but not limited to, digitization and distribution of photographs from magazines, books or other copyrighted sources, copyrighted music, and the installation of any copyrighted software for which QMS or the end user does not have an active license is strictly prohibited.

•	Use of QMS resources for personal gain or advancement of individual views.

•	Solicitation of non-company business, or any use of QMS systems for personal gain.

•	Accessing data, a server or an account for any purpose other than conducting QMS business, even if you have authorized access

•	Transmitting communications under an assumed name, or attempting to obscure the origin of any communications.

•	Transmitting abusive, profane, or offensive language through QMS systems.

•

Exporting software, technical information, encryption software or technology, in violation of international or regional export control laws. The appropriate management team should be consulted prior to export of any material that is in question.

•	Introduction of malicious programs into the network or server (e.g., viruses, worms, Trojan horses, e-mail bombs, etc.).

•	Revealing your account credentials to others or allowing use of your account by others.

•	Using a QMS computing asset to actively engage in procuring or transmitting material that is in violation of sexual harassment or hostile workplace laws in the user’s local jurisdiction.

•	Making fraudulent offers of products, items, or services originating from any QMS account.

•

Effecting security breaches or disruptions of network communication. Security breaches include, but are not limited to, accessing data of which the employee is not an intended recipient or logging into a server or account that the employee is not expressly authorized to access, unless these duties are within the scope of regular duties. For purposes of this section, “disruption” includes, but is not limited to, network sniffing, pinged floods, packet spoofing, denial of service, and forged routing information for malicious purposes.

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•	Circumventing user authentication or security of any host, network or account.

•	Introducing honeypots, honeynets, or similar technology on the QMS network.

Email and Electronic Communications

QMS provides email primarily for business purposes. Employees are to disclose information or messages from QMS Capital Management LP’s e-mail system only to authorized persons. E-mail information is limited to those with a need to know the specific content thereof. The following activities are strictly prohibited.

•	Sending unsolicited email messages, including the sending of “junk mail” or other advertising material to individuals who did not specifically request such material (email spam).

•	Any form of harassment via email, telephone or paging, whether through language, frequency, or size of messages.

•	Unauthorized use, or forging, of email header information.

•	Solicitation of email for any other email address, other than that of the poster’s account, with the intent to harass or to collect replies.

•	Creating or forwarding “chain letters”, “Ponzi” or other “pyramid” schemes of any type.

•

Use of unsolicited email originating from within QMS’s networks of other Internet/Intranet/Extranet service providers on behalf of, or to advertise, any service hosted by QMS or connected via QMS’s network.

•	Unauthorized transmissions of QMS Capital Management LP files or other intellectual property

QMS has only approved Microsoft Skype for Business, Microsoft Teams, and Office 365 e-mail as communications platforms acceptable for business use. No other forms of e-mail, instant messaging, SMS, iMessage, PIN-to-PIN or other similar forms of electronic communication may be used for any substantive communications related to QMS’s business. It is acceptable to make initial contact with an individual through LinkedIn or another social network as long as substantive communications related to QMS’s business with such individual only happen through QMS e-mail.

Employees should be mindful of the fact that all e-mails and IMs sent and received through QMS systems will be subject to periodic review by the Chief Compliance Officer. QMS’s Email Review Policy is set forth in the Appendix U of the Compliance Manual.

QMS allows incidental personal use of its e-mail system subject to the following conditions and restrictions.

•	Personal use must be infrequent and must not:

•	Involve any prohibited activity

•	Interfere with the productivity of the employee or his or her co-workers

•	Consume system resources or storage capacity on an ongoing basis

•	Involve large file transfers or otherwise deplete system resources available for business purposes

•	Using e-mail to participate in any newsgroup, mailing list, bulletin board, or other type of discussion form that is not job-related is not incidental personal use and is strictly prohibited.

•	All correspondence that pertains to the business of QMS must be sent through the e-mail account provided to the employee by QMS

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•	Employees should not have any expectations of privacy with respect to any e-mail sent or received through QMS systems

QMS allows its employees to access their personal e-mail on a limited basis to discuss non-work-related issues through computers furnished to employees by QMS. Such use must be reasonable and must not interfere with an employee’s performance.

Blogging and Social Media

Employees are responsible for the content they publish on any website blog, wikis or any other form of user-generated media. If a QMS employee utilizes a personal weblog or website, QMS would strongly prefer that such site be kept private and not accessible to the public. If it is accessible to the public, QMS insists that the QMS employee monitor the relevant weblog or website on a daily basis to ensure that any information posted by third party sources be deemed appropriate and not in violation of the guidelines as set forth below. In addition, if a post were deemed to be an advertisement, there could be serious consequences for QMS.

In addition, employees should show proper consideration for others’ privacy and for topics that may be considered objectionable or inflammatory, such as politics and religion. Employees should use caution with posts that could be construed as ethnic slurs, personal insults, obscenity, or other unprofessional dialogue. Employees must be aware that, even when acting in a personal capacity, their conduct may be associated with QMS and inappropriate conduct could be damaging to QMS’s reputation and business. As such, employees are expected to communicate in a professional and appropriate manner at all times.

Prohibited Use

QMS employees are ABSOLUTELY NOT permitted to disclose any information that is confidential or proprietary to QMS, clients of QMS or to any third party that has disclosed information to QMS. In particular, it should be noted that no confidential or proprietary information (i.e. fund strategies, performance information etc.) should be disclosed in any posts made by an employee including when participating in a networking site’s discussion group. If an employee has any questions as to what constitutes confidential information, please bring them to the attention of the Chief Compliance Officer. In addition, employees are prohibited from referencing QMS’s clients, investors, vendors, or other employees in their posts.

Prohibited Use of QMS’s Name

Personal Websites and Networking Sites: Employees do NOT have permission to use QMS’s name or trademark on any weblog or website they maintain for personal recreational and networking reasons. Examples of such sites include (but are not limited to) Facebook, Instagram, Reddit, etc.

Professional Networking Sites: Employees are allowed to reference QMS’s name and their formal job title on Professional Networking sites. Examples of such sites include LinkedIn and Xing. However, employees may not disclose any other information regarding their job function or QMS’s business without the prior written consent of the Chief Compliance Officer. In addition, if an employee identifies himself/herself as an employee of QMS, such employee should ensure that the profile and related content is consistent with how QMS would want the employee to be presented to colleagues and clients.

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Monitoring. QMS may conduct regular searches of personal weblogs and websites to ensure compliance with this policy and its guidelines.

Exceptions

Any exception to this Acceptable Use Policy must be approved by the CCO.

Non-Compliance

Any Staff found to have violated this policy may be subject to disciplinary action, up to and including termination of employment or contract.